MAXCOM TELECOMUNICACIONES, S.A.B. DE C.V.,

THE GUARANTORS NAMED HEREIN,

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee and Collateral agent

AND

Deutsche Bank Luxembourg S.A.,

as Luxembourg sub-paying agent and transfer agent

INDENTURE

Dated as of OCTOBER 7, 2013

STEP-UP SENIOR NOTES DUE 2020

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.03; 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.06
(b)	13.04
(c)	13.04
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06 7.07
(c)	7.06; 12.02
(d)	7.06
314(a)	4.03; 12.01; 13.06
(b)	N.A.
(c)(1)	13.05
(c)(2)	13.05
(c)(3)	N.A.
(d)	N.A.
(e)	13.06
(f)	N.A.
315(a)	7.01
(b)	7.05; 12.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	2.10
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.13
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.05
318(a)	13.02
(b)	N.A.
(c)	13.02

N.A. means not applicable.

* This Cross Reference Table is not part of the Indenture.

i

ii

iii

iv

v

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF NOTATION OF GUARANTEE
Exhibit C	FORM OF SUPPLEMENTAL INDENTURE
Exhibit D	FORM OF INTERCOMPANY SUBORDINATION AND CREDIT AGREEMENT
Exhibit E	FORM OF INTERCOMPANY TRUST AGREEMENT
Exhibit F	FORM OF MORTGAGE AGREEMENT

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INDENTURE dated as of October 7, 2013 among Maxcom Telecomunicaciones, S.A.B. de C.V., a sociedad anónima bursátil organized under the laws of Mexico, the Guarantors (as defined herein), Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee, transfer agent, paying agent and registrar (the “Trustee”) and Collateral Agent, and Deutsche Bank Luxembourg S.A., as Luxembourg sub-paying agent and transfer agent.

Each of the parties hereto agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the Step-Up Senior Notes due 2020 (the “Notes”):

Article I

Definitions and Incorporation by Reference

1.01.        Definitions.

“Acquired Debt” means, with respect to any specified Person:

(a)                Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(b)               Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Amounts” has the meaning set forth in Section 4.19 hereof.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 2.02 hereof, as part of the same series as the Initial Notes. The Notes and the Additional Notes, if any, shall be treated as a single class for all purposes of this Indenture, including, without limitation Article IX hereof.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Affiliate Transaction” has the meaning set forth in Section 4.11 hereof.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent and shall include Deutsche Bank Luxembourg S.A., as Luxembourg sub-paying agent and transfer agent.

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“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(a)                1.0% of the principal amount of the Note; or

(b)               the excess of:

(i)                             the present value at such Redemption Date of (i) the redemption price of the Note on June 15, 2017 (such redemption price being set forth in the table appearing in Section 3.07(c)), plus (ii) all required interest payments due on the Note through June 15, 2017 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

(ii)                           the principal amount of the Note.

“Asset Sale” means:

(a)                the sale, lease, conveyance or other disposition (including a Sale and Leaseback Transaction) of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Sections 4.15 and 5.01 of this Indenture and not by Section 4.10; and

(b)               the issuance of Equity Interests in any of the Company’s Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets having a Fair Market Value at the time of such transaction of less than U.S.$5,000,000;

(2) a transfer of assets by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly-Owned Restricted Subsidiary;

(3) an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

(4) the sale or lease of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

(5) for purposes of Sections 3.09 and 4.10, the sale or other disposition of cash or Cash Equivalents;

(6) for purposes of Sections 3.09 and 4.10, a Restricted Payment that does not violate Section 4.07 of this Indenture or a Permitted Investment;

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(7) the sale or discount of accounts receivable, but only in connection with the compromise or collection thereof, or the disposition of assets in connection with a foreclosure or transfer in lieu of a foreclosure or other exercise of remedial action;

(8) any exchange of like property similar to (but not limited to) those allowable under Section 1031 of the Internal Revenue Code; or

(9) grants of licenses to use the Company’s or any Restricted Subsidiary’s trade secrets, know-how and other technology or intellectual property in the ordinary course of business to the extent that such license does not prohibit the licensor from using the patent, trade secret, know-how or technology.

“Asset Sale Offer” has the meaning set forth in Section 3.09 hereof.

“Attributable Debt” means, in respect of a Sale and Leaseback Transaction, the present value of the total obligations of the lessee for rental payments during the remaining term of the lease in the Sale and Leaseback Transaction. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with IFRS; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation”.

“Authentication Order” has the meaning set forth in Section 2.02 hereof.

“Authorized Agent” has the meaning set forth in Section 13.10 hereof.

“Bankruptcy Law” means Title 11, U.S. Code, the “Ley de Concursos Mercantiles” of Mexico or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “beneficially own” and “beneficially owned” have a corresponding meaning.

“Board of Directors” means:

(a)                with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(b)               with respect to a partnership, the board of directors of the general partner of the partnership;

(c)                with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

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(d)               with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day other than a Saturday or Sunday, or a day on which commercial banking institutions in The City of New York or Mexico City or place of payment are authorized or required by law, regulation or executive order to remain closed.

“Calculation Date” has the meaning set forth in the definition of the term “Leverage Ratio”.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with IFRS, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(a)                in the case of a corporation, corporate stock;

(b)               in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c)                in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(d)               any other interest or participation (however designated) that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(a)                United States dollars and Mexican pesos;

(b)               securities issued or directly and fully guaranteed or insured by the United States or Mexican government or any agency or instrumentality of the United States or Mexican government (provided that the full faith and credit of the United States or Mexico is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

(c)                demand deposits, time deposits, certificates of deposit or Eurodollar deposits with a maturity of 365 days or less from the date of acquisition of any financial institution which at the date of acquisition has outstanding indebtedness rated at least “A-” by S&P or at least A3 by Moody’s (or the equivalent of such rating by such rating organization, or, if no rating of S&P or Moody’s then exists because neither of the foregoing then rates obligations of the type described in this clause, the equivalent of such rating by any other United States nationally recognized securities rating agency);

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(d)               repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above;

(e)                commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within six months after the date of acquisition;

(f)                Mexican Peso deposits, with maturities of not more than 12 months from the date of acquisition, in any bank or financial institution incorporated under the laws of Mexico with total assets exceeding the equivalent of U.S.$350,000,000; provided that the aggregate principal amount of any such deposits in banks described in this clause shall not exceed the equivalent of U.S.$20,000,000 at any time outstanding;

(g)               repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by Mexico and backed by the full faith and credit of Mexico maturing within one year from the date of acquisition, in each case entered into with any of the Mexican banks specified in the preceding clause (f); and

(h)               money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (g) of this definition.

“Change of Control” means the occurrence of any of the following:

(a)                the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any Person, if any “person” (as that term is used in Section 13(d) of the Exchange Act) other than the Permitted Holders is the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of such Person, measured by voting power rather than number of shares;

(b)               the adoption of a plan relating to the liquidation or dissolution of the Company;

(c)                the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined above) other than the Permitted Holders becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares; or

(d)               the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

“Change of Control Offer” has the meaning set forth in Section 4.15 hereof.

“Change of Control Payment” has the meaning set forth in Section 4.15 hereof.

“Change of Control Payment Date” has the meaning set forth in Section 4.15 hereof.

“Change of Tax Law” has the meaning set forth in Section 3.10(b) hereof.

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“Clearstream” means Clearstream Banking, S.A., and its successors.

“Collateral” has the meaning set forth in Section 10.01 hereof.

“Collateral Agent” means Deutsche Bank Trust Company Americas, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Collateral Asset Sale” means any Asset Sale (provided, however, that any exchange of assets under clause (8) of the definition of Asset Sales shall only be for new assets that immediately thereof constitute Collateral and have been pledged and perfected on a first-priority basis on the date of exchange) of any Collateral, or a series of related Asset Sales by the Company or any of its Subsidiaries involving the Collateral, other than (i) the sale for Fair Market Value of machinery, equipment, furniture or implements or other similar property that may be defective or may have become worn out or obsolete or no longer used or useful in the operations of the Company or (ii) sales of inventory in the ordinary course of business. A Collateral Asset Sale will not include an Event of Loss.

“Collateral Documents” means the collateral documents to be executed in connection with the issuance of the Notes and the execution of this Indenture, including: (i) mortgages on certain assets and properties owned by the Company and its Restricted Subsidiaries, in the form attached as Exhibit F hereto; (ii) the Intercompany Trust Agreement; (iii) the Intercompany Subordination and Credit Agreement (including provisions for the subordination of, and a third party beneficiary right (estipulación a favor de tercero) in connection with, all Intercompany Indebtedness); and (iv) any other documents or ancillary agreements required to implement the Collateral Documents listed in the foregoing clauses (i), (ii) and (iii), in each case, to be entered into from time to time by the Company and its Restricted Subsidiaries and the Collateral Agent for the benefit of the Holders from time to time.

“Collateral Permitted Liens” means any of the following:

(a)                statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by IFRS has been made in respect thereof;

(b)               Liens for taxes, assessments or governmental charges or levies on the property of the Company or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision that shall be required in conformity with IFRS shall have been made therefor;

(c)                Liens Incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

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(d)               Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(e)                Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or a Restricted Subsidiary, including rights of offset and set-off;

(f)                Liens existing on the Issue Date created before December 20, 2006;

(g)               zoning restrictions, licenses, easements, servitudes, rights of way, title defects, covenants running with the land and other similar charges or encumbrances or restrictions not interfering in any material respect with the ordinary operation of any Collateral or materially and adversely affecting the value of the Collateral; and

(h)               Liens created pursuant to the Collateral Documents securing the Notes or any Note Guarantees.

“Company” means Maxcom Telecomunicaciones, S.A.B. de C.V., and any and all successors thereto.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication:

(a)                interest expense attributable to Capital Lease Obligations or to leases constituting a part of Sale and Leaseback Transactions;

(b)               amortization of debt discount;

(c)                amortization of debt issuance costs;

(d)               capitalized interest;

(e)                non-cash interest expense;

(f)                commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(g)               net payments pursuant to Hedging Obligations but excluding realized and unrealized foreign exchange gains and losses with respect to Hedging Obligations and unrealized gains and losses associated with interest rate Hedging Obligations in each case in accordance with IFRS; and

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(h)               the product of (i) dividends paid or accrued in respect to Disqualified Stock of the Company or in respect of preferred stock of any Restricted Subsidiary, in either case held by Persons other than the Company or a Restricted Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the Company), times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined tax rate of such Person, expressed as decimal, in each case, on a consolidated basis and in accordance with IFRS.

“Consolidated Net Income” means, for any period, the aggregate amount of net income (or loss) of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with IFRS.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(a)                was a member of such Board of Directors on the date of this Indenture or became a member of the Board of Directors upon the consummation of the transactions contemplated by the Recapitalization Agreement; or

(b)               was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Corporate Trust Office of the Trustee” means the designated office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at the address of the Trustee specified in Section 13.03 hereof, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the designated corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Covenant Defeasance” has the meaning set forth in Section 8.03 hereof.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.07 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

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“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Company.

“Directive” has the meaning set forth in Section 4.19 hereof.

“Disclosure Statement” means the Disclosure Statement for the Joint Plan of Reorganization of Maxcom Telecomunicaciones, S.A.B. de C.V. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code, dated July 3, 2013.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, (1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (2) is redeemable at the option of the holder of the Capital Stock, in whole or in part, or (3) is convertible or exchangeable for Indebtedness or Disqualified Stock; in each case on or prior to the first anniversary of the Stated Maturity of the Notes. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if (A) the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes and described under Sections 3.09, 4.10, 4.15 and 5.01 hereof; (B) any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto and (C) the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“DTC” has the meaning set forth in Section 2.03 hereof.

“EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period, plus:

(a)                Consolidated Interest Expense, to the extent deducted in calculating Consolidated Net Income, plus

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(b)               to the extent deducted in calculating Consolidated Net Income and as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with IFRS:

                                      (i)                           income taxes, other than income taxes or income tax adjustments (whether positive or negative) attributable to Asset Sales or extraordinary and non-recurring gains or losses;

                                    (ii)                           depreciation, amortization (including amortization of intangibles and amortization of pre-operating expenses capitalized in accordance with IFRS but excluding amortization of prepaid cash expenses that were paid in a prior period) and all other non-cash items reducing Consolidated Net Income (not including non-cash charges in a period which reflect cash expenses paid or to be paid in another period), less all non-cash items increasing Consolidated Net Income; and

                                  (iii)                           all non-cash compensation expense arising out of the issuance of Equity Interests issued to directors, officers or employees of the Company or any of its Restricted Subsidiaries;

provided that, with respect to any Restricted Subsidiary, such items will be added only to the extent and in the same proportion that the relevant Restricted Subsidiary’s net income was included in calculating Consolidated Net Income.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system, and its successors.

“Event of Default” has the meaning set forth in Section 6.01 hereof.

“Event of Loss” means (i) the loss of, destruction of, or damage to any Collateral, (ii) the condemnation, seizure, confiscation, requisition of the use or taking by exercise of the power of eminent domain or otherwise of any Collateral or (iii) any consensual settlement in lieu of any event listed in clause (ii), in each case whether in a single event or a series of related events, that results in Net Proceeds from all sources in excess of U.S.$5,000,000.

“Excess Additional Amounts” has the meaning set forth in Section 3.10 hereof.

“Excess Proceeds” has the meaning set forth in Section 4.10 hereof.

“Excess Capital Contribution” means any capital contributions received by the Company in excess of the Purchasers’ Capital Contribution.

“Excess Capital Contribution Amount” has the meaning set forth in Section 4.24 hereof.

“Excess Capital Contribution Offer” has the meaning set forth in Section 4.24 hereof.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Subsidiary” means Fundación Maxcom, A.C.

“Existing Indebtedness” means Indebtedness of the Company and its Subsidiaries in existence on the date of this Indenture, until such amounts are repaid.

“Existing Indenture” means the indenture dated as of December 20, 2006, by and among the Company, the various guarantors parties thereto from time to time and Deutsche Bank Trust Company Americas, as trustee, as amended, supplemented and otherwise modified, pursuant to which the Company issued the 11.0% Senior Notes due 2014.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company (unless otherwise provided in this Indenture).

“Global Note Legend” means the legend set forth in Section 2.07(b)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Note” means, individually and collectively, each of the Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend, issued in accordance with Article II hereof.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof), and the payment for which the United States pledges its full faith and credit.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means each of:

(a)                Maxcom Servicios Administrativos, S.A. de C.V.;

(b)               Outsourcing Operadora de Personal, S.A. de C.V.;

(c)                TECBTC Estrategias de Promoción, S.A. de C.V.;

(d)               Corporativo en Telecomunicaciones, S.A. de C.V.;

(e)                Maxcom SF, S.A. de C.V.;

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(f)                Maxcom TV, S.A. de C.V.;

(g)               Maxcom USA, Inc.;

(h)               Telereunión, S.A. de C.V.;

(i)                 Telscape de Mexico, S.A. de C.V.;

(j)                 Sierra Comunicaciones Globales, S.A. de C.V.;

(k)               Servicios MSF, S.A. de C.V.;

(l)                 Sierra USA Communications, Inc.;

(m)             Asesores Telcoop, S.A. de C.V.;

(n)               Celmax Móvil, S.A. de C.V.;

(o)               any other Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of this Indenture; and

(p)               and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(a)                interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(b)               other agreements or arrangements designed to manage interest rates or interest rate risk; and

(c)                other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Holder” means a Person in whose name a Note is registered.

“IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board.

“incur” has the meaning set forth in Section 4.09 hereof.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(a)                in respect of borrowed money;

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(b)               evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(c)                in respect of banker’s acceptances;

(d)               representing Capital Lease Obligations;

(e)                Attributable Debt under Sale and Leaseback Transactions under which such a Person is a lessee;

(f)                representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed;

(g)               representing any Hedging Obligations; or

(h)               all Indebtedness of a Receivables Subsidiary and the net unrecovered purchase price of any receivables in connection with a Permitted Securitization,

if and to the extent any of the preceding items (other than letters of credit, Hedging Obligations and obligations in connection with a Permitted Securitization referred to in clause (8)) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with IFRS. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the Notes issued on the Issue Date and any Notes issued in replacement thereof.

“Intercompany Indebtedness” means any present or future Indebtedness of the Company owing to any of its present or future Subsidiaries, and Indebtedness of any of its present or future Subsidiaries owing to the Company or any of its present or future Subsidiaries.

“Intercompany Lender” means any obligor that is a lender in respect of any Intercompany Indebtedness under the Intercompany Subordination and Credit Agreement.

“Intercompany Subordination and Credit Agreement” means the subordination and revolving credit agreement, by and among the Company and each of the Intercompany Lenders, dated as of the Issue Date, in the form attached as Exhibit D hereto.

“Intercompany Subordination and Credit Agreement Supplement” means a supplement to the Intercompany Subordination and Credit Agreement, joinder agreement, or any other similar document to allow for the incorporation of an additional party to the Intercompany Subordination and Credit Agreement.

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“Intercompany Trust Agreement” means the contrato de fideicomiso irrevocable de administración con derechos de reversión, by and among the Company, each of the Intercompany Lenders, as grantors (fideicomitentes) and beneficiaries (fideicomisarios en segundo lugar), the Mexican trustee, as trustee, and the Collateral Agent, as collateral agent and for the benefit of the Holders of the Notes as beneficiaries in the first place (fideicomisarios en primer lugar), dated as of the Issue Date, in the form attached as Exhibit E hereto.

“Intercompany Trust Agreement Supplement” means a supplement to the Intercompany Trust Agreement, substantially in the form attached as Exhibit D to the Intercompany Trust Agreement.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with IFRS. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.07(b). Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” means October 7, 2013.

“Issuer” means Maxcom Telecomunicaciones, S.A.B. de C.V., and any and all successors thereto.

“Legal Defeasance” has the meaning set forth in Section 8.02 hereof.

“Leverage Ratio” means as of a specific date (the “Calculation Date”), the ratio of (i) the aggregate principal amount of the Company’s outstanding Indebtedness and the Indebtedness of the Restricted Subsidiaries plus the amount of all obligations in respect of the repayment of Disqualified Stock and the liquidation preference of preferred stock of Restricted Subsidiaries, in each case determined as of the Calculation Date and calculated in accordance with IFRS, to (ii) the Company’s aggregate EBITDA for the period consisting of the last two full fiscal quarters for which financial statements are publicly available (the “Reference Period”) multiplied by two.

For purposes of calculating the Leverage Ratio:

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(a)                acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the Company or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the two-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with IFRS) as if they had occurred on the first day of the Reference Period;

(b)               the EBITDA attributable to discontinued operations, as determined in accordance with IFRS, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(c)                any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such Reference Period;

(d)               any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such Reference Period; and

(e)                if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Luxembourg Listing Agent” means Deutsche Bank Luxembourg, S.A. and its successors.

“Luxembourg Sub-Paying Agent” means Deutsche Bank Luxembourg, S.A. and its successors.

“Mexico” means the United Mexican States (Estados Unidos Mexicanos) and any branch of power thereof and any ministry, department, authority or statutory corporation or other entity (including a trust), owned or controlled directly or indirectly by the United Mexican States or any of the foregoing.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale, the amount of distributions required to be made under applicable law or the by-laws of a Restricted Subsidiary in effect on the date of this Indenture to minority interest holders on account of such Asset Sale, the amount of any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with IFRS and any cash escrows in connection with purchase price adjustments, reserves or indemnities (until released).

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“New Subsidiary” has the meaning set forth in Section 4.16 hereof.

“Non-Recourse Debt” means Indebtedness:

(a)                as to which neither the Company nor any of its Restricted Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (ii) is directly or indirectly liable as a guarantor or otherwise, or (iii) constitutes the lender;

(b)               no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(c)                as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

“Note Guarantee” means the Guarantee by each Guarantor of the Company’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offer Amount” has the meaning set forth in Section 3.09 hereof.

“Offer Period” has the meaning set forth in Section 3.09 hereof.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

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“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 13.06 hereof and is delivered to the Trustee and/or the Collateral Agent.

“Opinion of Counsel” means an opinion from legal counsel that is in form and substance reasonably acceptable to the Trustee, that meets the requirements of Section 13.06 hereof. Such counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

“Ordinary Course Intercompany Indebtedness” means Intercompany Indebtedness issued by the Company or its Subsidiaries to the Company or a Subsidiary of the Company in the ordinary course of business consistent with past practice, including, without limitation, trade payables and Intercompany Indebtedness issued for treasury management purposes of the Company or such Subsidiary.

“Original Notes” means the 11.0% Senior Notes due 2014 issued pursuant to the Existing Indenture.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Paying Agent” has the meaning set forth in Section 2.03 hereof.

“Payment Default” has the meaning set forth in Section 6.01(e)(i) hereof.

“Permitted Business” means the development, ownership and/or operation of one or more telephone, telecommunications, information or data transmission systems or networks and/or the provision of telephony, telecommunications and/or information services and any related, ancillary or complementary business, including, without limitation, local and long distance telephony, telecommunications and other information and transmission services such as the Internet, broadband or cable television.

“Permitted Holders” means Ricardo Guillermo Amtmann, Javier Molinar Horcasitas, Enrique Castillo Sánchez Mejorada, Henry Davis Carstens, Alberto Martin Soberón and the other beneficiaries of Trust Number 1387 for which Banco Invex S.A., Institución de Banca Múltiple, Invex Grupo Financiero is acting as trustee, and any Affiliates or immediate family thereof.

“Permitted Debt” has the meaning set forth in Section 4.09(b) hereof.

“Permitted Investments” means:

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(a)                (i) any Investment in the Company or in a Wholly-Owned Restricted Subsidiary of the Company that is a Guarantor; (ii) any Investment in any other Restricted Subsidiary of the Company that is a Guarantor, provided that such Investment is evidenced by an intercompany note; (iii) any Investment in the Equity Interest of a Restricted Subsidiary of the Company that is a Guarantor (by way of acquisition of Equity Interests or capital contribution), in an amount not to exceed U.S.$5,000,000 in the aggregate for all Investments made pursuant to this clause (a)(iii); or (iv) any Investment in a Restricted Subsidiary other than a Wholly-Owned Restricted Subsidiary, consisting solely of the capitalization of amounts due to the Company in exchange for Equity Interests of such Restricted Subsidiary by such Restricted Subsidiary in an amount not to exceed U.S.$5,000,000 in the aggregate for all Investments made pursuant to this clause (a)(iv);

(b)               any Investment in Cash Equivalents;

(c)                any Investment by the Company or any Restricted Subsidiary in a Person in a Related Business if, as a result of such Investment, such Person immediately becomes a Wholly-Owned Restricted Subsidiary that is a Guarantor of such Person or is immediately merged consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly-Owned Restricted Subsidiary that is a Guarantor;

(d)               any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;

(e)                any Investments received in compromise or resolution of (i) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (ii) litigation, arbitration or other disputes with Persons who are not Affiliates;

(f)                Investments represented by Hedging Obligations permitted to be incurred under Section 4.09 hereof;

(g)               loans or advances to employees made in the ordinary course of business of the Company or any Restricted Subsidiary of the Company in an aggregate principal amount not to exceed U.S.$500,000 at any one time outstanding;

(h)               repurchases of the Notes;

(i)                 Investments in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person under a Permitted Securitization; that are necessary or advisable to effectuate such Permitted Securitization; provided that any Investment in a Receivables Subsidiary is in the form of a Purchase Money Note, contribution of additional receivables and related assets or any Equity Interests;

(j)                 Investments to the extent made in exchange for the issuance of Capital Stock (other than Disqualified Stock) of the Company;

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(k)               any Investment made within 60 days after the date of the commitment to make the Investment, that when such commitment was made, would have complied with the terms of this Indenture; provided that such Investment shall be deemed to have made under the provision under which it was intended to have been made; and

(l)                 other Investments made since the date of this Indenture that do not exceed, at any one time outstanding, U.S.$10,000,000.

“Permitted Liens” means:

(a)                Liens in favor of the Company or the Guarantors;

(b)               Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary;

(c)                Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

(d)               Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(e)                Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.09(b)(iii) hereof covering only the assets acquired with or financed by such Indebtedness;

(f)                Liens (i) existing on the issue date of the Original Notes and (ii) any other Liens existing on the Issue Date provided such Liens (a) are incurred not in violation of the Existing Indenture and (b) will not have a material adverse effect on the rights of Holders of the Notes with respect to the Collateral or otherwise;

(g)               Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with IFRS has been made therefor;

(h)               Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(i)                 survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property incidental to the conduct of the business of such Person or to the ownership of its properties that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

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(j)                 Liens on Receivables and related assets granted in connection with a Permitted Securitization, including Liens on Receivables transferred to a Receivables Subsidiary under a Permitted Securitization;

(k)               Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture, provided, however, that:

(i) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(ii) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(l)                 Liens in the ordinary course to secure Hedging Obligations with respect to the Notes permitted by Section 4.09(b)(vii) hereof; and

(m)             Collateral Permitted Liens.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than Intercompany Indebtedness) (the “Refinanced Indebtedness”); provided that:

(a)                the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Refinanced Indebtedness (plus all accrued interest on the Refinanced Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(b)               such Permitted Refinancing Indebtedness has, at the time the Permitted Refinancing Indebtedness is incurred, a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Refinanced Indebtedness;

(c)                if the Refinanced Indebtedness is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Refinanced Indebtedness; and

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(d)               such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Refinanced Indebtedness.

“Permitted Securitization” means any sale, transfer or other disposition by the Company or any of its Restricted Subsidiaries of Receivables and related collateral, credit support and similar rights and any other assets that are customarily transferred in a securitization of receivables, pursuant to one or more securitization programs, to a Receivables Subsidiary or a Person who is not an Affiliate of the Company; provided that (i) the consideration to be received by the Company and its Restricted Subsidiaries other than a Receivables Subsidiary for any such disposition consists of cash, a promissory note or a customary contingent right to receive cash in the nature of a “hold-back” or similar contingent right, (ii) no Default shall have occurred and be continuing or would result therefrom, and (iii) the aggregate outstanding balance of the Indebtedness in respect of all such programs at any point in time is not in excess of U.S.$30,000,000 (or U.S.$50,000,000 so long as a first, priority security interest for the benefit of the Holders on the Collateral is in full force and effect).

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Plan” means the Joint Plan of Reorganization of Maxcom Telecomunicaciones, S.A.B. de C.V. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code, dated July 3, 2013 (as amended, supplemented, and modified from time to time).

“Purchase Date” has the meaning set forth in Section 3.09 hereof.

“Purchase Money Note” means a promissory note evidencing a line of credit, or evidencing other Indebtedness owed to the Company or any Restricted Subsidiary in connection with a Permitted Securitization, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated accounts receivable.

“Purchasers” means, collectively, Ventura Capital Privado, S.A. de C.V., Trust Number 1387 (acting through Banco Invex S.A., Institución de Banca Múltiple, Invex Grupo Financiero), Javier Molinar Horcasitas, and Enrique Castillo Sanchéz Mejorada.

“Purchasers’ Capital Contribution” means the capital contribution of U.S.$45,000,000 to the Company to be made by the Purchasers in exchange for newly issued shares of the Company’s Series A common stock on the terms set forth in the Recapitalization Agreement.

“Recapitalization Agreement” means that certain recapitalization agreement, dated as of July 3, 2013, among the Company and the Purchasers providing for, among other things, the terms and conditions of the equity tender offer and the Purchasers’ Capital Contribution.

“Receivable” shall mean a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for good or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an “account,” “chattel paper,” “payment intangible” or “instrument” under the Uniform Commercial Code and any supporting obligations.

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“Receivables Subsidiary” shall mean any Wholly Owned Restricted Subsidiary of the Company (or another Person in which the Company or any Restricted Subsidiary makes an Investment and to which the Company or one or more of its Restricted Subsidiaries transfer Receivables and related assets) which engages in no activities other than in connection with the financing of Receivables and which is designated by the Board of Directors of the applicable Restricted Subsidiary (as provided below) as a Receivables Subsidiary and which meets the following conditions:

(a)                no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

(i) is guaranteed by the Company or any Restricted Subsidiary (that is not a Receivables Subsidiary);

(ii) is recourse to or obligates the Company or any Restricted Subsidiary (that is not a Receivables Subsidiary); or

(iii) subjects any property or assets of the Company or any Restricted Subsidiary (that is not a Receivables Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof;

(b)               with which neither the Company nor any Restricted Subsidiary (that is not a Receivables Subsidiary) has any material contract, agreement, arrangement or understanding (other than Standard Securitization Undertakings); and

(c)                to which neither the Company nor any Restricted Subsidiary (that is not a Receivables Subsidiary) has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the applicable Restricted Subsidiary shall be evidenced by a certified copy of the resolution of the Board of Directors of such Restricted Subsidiary giving effect to such designation and an officers’ certificate certifying, to the best of such officers’ knowledge and belief, that such designation complies with the foregoing conditions.

“Redemption Date”, when used with respect to any Note to be redeemed, means the date which is a Business Day fixed for such redemption by the Company pursuant to this Indenture.

“Reference Period” has the meaning set forth in the definition of the term “Leverage Ratio”.

“Registrar” has the meaning set forth in Section 2.03 hereof.

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“Relevant Date” means whichever is the later of (i) the date on which such payment referred to in Section 4.19 hereof first becomes due and (ii) if the full amount payable has not been received by the Trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Holders of the Notes in accordance with this Indenture.

“Replacement Collateral” means, at any relevant date in connection with a Collateral Asset Sale or Event of Loss, assets to be used in the business of the Company or its Subsidiaries, which on such date (i) constitute assets under “Telephone Network Systems and Equipment” on the Company’s consolidated balance sheet, (ii) are to be acquired by the Company at a purchase price that does not exceed the Fair Market Value of such Replacement Collateral, (iii) will be upon purchase free and clear of all Liens other than Collateral Permitted Liens (other than any Lien described under clause (6) of the definition thereof), and (iv) are subject to Collateral Documents to which the owner of the Replacement Collateral is a party.

“Responsible Officer,” when used with respect to the Trustee or the Collateral Agent, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) including any vice president, assistant vice president, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payments” has the meaning set forth in Section 4.07 hereof.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Group.

“Sale and Leaseback Transaction” means, with respect to any Person, an arrangement whereby such Person enters into a lease of property previously transferred by such Person to the lessor.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary which are reasonably customary in securitization of accounts receivable transactions.

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“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(a)                any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(b)               any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Taxes” has the meaning set forth in Section 4.19 hereof.

“Tax Jurisdiction” means (1) Mexico or any political subdivision thereof or any agency or authority therein or thereof having the power to tax, (2) any jurisdiction in which the Company or any Guarantor (including any successor entity) is then incorporated, engaged in business or resident for tax purposes or any political subdivision thereof or therein having the power to tax or (3) any jurisdiction from or through which payment is made by or on behalf of the Company or any Guarantor (including, without limitation, the jurisdiction of any paying agent).

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Total Assets” means the total consolidated assets of the Company and its Restricted Subsidiaries (excluding the value of any Investments in Persons other than Restricted Subsidiaries), as shown on the most recent balance sheet of the Company delivered to the Trustee pursuant to Section 4.03 hereof.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to June 15, 2017; provided, however, that if the period from the redemption date to June 15, 2017, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

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“Trustee” has the meaning assigned to it in the preamble to this Indenture, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, provided that such designation maybe only made if such Subsidiary:

(a)                has no Indebtedness other than Non-Recourse Debt;

(b)               except as permitted by Section 4.11 hereof, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(c)                is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

(d)               has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries;

(e)                does not own any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any Person other than Unrestricted Subsidiaries of the Subsidiary to be so designated;

(f)                (i) the Subsidiary to be so designated has total assets of U.S.$1,000 or less or (ii) if such Subsidiary has assets greater than U.S.$1,000, such designation would be permitted under the covenant described under Section 4.07 hereof; and

(g)               immediately after giving effect to such designation no Default shall have occurred and be continuing.

“USA PATRIOT ACT” has the meaning set forth in Section 13.17 hereof.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(a)                the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

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(b)               the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Restricted Subsidiary” of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) will at the time be owned by such Person or by one or more Wholly-Owned Restricted Subsidiaries of such Person.

1.02.        Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Note Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

1.03.        Rules of Construction. Unless the context otherwise requires:

(a)                a term has the meaning assigned to it;

(b)               an accounting term not otherwise defined has the meaning assigned to it in accordance with IFRS;

(c)                “or” is not exclusive;

(d)               words in the singular include the plural, and in the plural include the singular;

(e)                “will” shall be interpreted to express a command;

(f)                provisions apply to successive events and transactions; and

(g)               references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

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Article II

The Notes

2.01.        Form and Dating.

(a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be issued in minimum denominations of U.S.$             and integral multiples of U.S.$         in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the written direction of the Trustee, in accordance with written instructions given by the Holder thereof as required by Section 2.07 hereof.

2.02.        Execution and Authentication. At least one Officer must sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid. A Note will not be valid until authenticated by the manual signature of a Responsible Officer of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall, upon receipt of a written order of the Company signed by at least one Officer (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.08 hereof.

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The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

2.03.        Registrar and Paying Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their registration of transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes. Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

2.04.        Luxembourg Listing Agent, Sub-Paying Agent and Transfer Agent. The Company has appointed Deutsche Bank Luxembourg S.A. as Luxembourg listing agent, Luxembourg sub-paying agent and Luxembourg transfer agent. The Company shall maintain such agencies so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of the exchange so require.

2.05.        Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest or Additional Amounts on the Notes, and shall notify the Trustee in writing of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

2.06.        Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA § 312(a).

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2.07.        Transfer and Exchange.

(a)                Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes may be exchanged by the Company for Definitive Notes if:

(i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;

(ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Definitive Notes representing the Notes; or

(iii) there has occurred and is continuing an Event of Default with respect to the Notes.

Upon the occurrence of any of the preceding events in subparagraphs (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee in writing. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.07 or Sections 2.08 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.07(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07(b) or (c) hereof.

(b)               Transfer and Exchange of Beneficial Interests in the Global Notes. Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Global Note. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b).

(c)                Transfer or Exchange of Beneficial Interests in Global Notes for Definitive Notes. If any holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.07(b) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the written instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through written instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

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(d)               Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes. A Holder of a Definitive Note may exchange such Definitive Note for a beneficial interest in a Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a written request for such an exchange or transfer, the Trustee shall cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount at maturity of one of the Global Notes. If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to this Section 2.07(d) at a time when a Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)                Transfer and Exchange of Definitive Notes for Definitive Notes. A Holder of Definitive Notes may transfer such Definitive Notes to a Person who takes delivery thereof in the form of a Definitive Note. Upon written request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.07(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.

(f)                Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i) Section 1145 Exemption Legend. Each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS NOTE HAVE BEEN ISSUED PURSUANT TO SECTION 1145 OF THE U.S. BANKRUPTCY CODE, AS AMENDED (THE “BANKRUPTCY CODE”) THAT PROVIDES AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE STATUTES.”

(ii) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

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“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”

(g)               Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

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(h)               General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(ii) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.06, 3.09, 4.10, 4.15, 4.24 and Section 9.04 hereof).

(iii) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(iv) Neither the Registrar nor the Company shall be required:

(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(v) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

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(vi) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(vii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile.

(viii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among participants of the Depositary or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.08.        Replacement Notes. If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company or the Trustee may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

2.09.        Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.09 as not outstanding. Except as set forth in Section 2.10 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall be deemed to be not outstanding for purposes of Section 3.07(a) hereof.

If a Note is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

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If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

2.10.        Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.

2.11.        Temporary Notes. Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate final-form Definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

2.12.        Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, redemption, repurchase, replacement or cancellation in accordance with its internal procedures (subject to the record retention requirement of the Exchange Act). Upon the Company’s written request, certification of the cancellation of all canceled Notes will be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

2.13.        Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed or, if sent through DTC, send in accordance with DTC’s applicable procedures, to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

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2.14.      CUSIP Numbers. The Company in issuing the Notes may use one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of repurchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a repurchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such repurchase shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

2.15.        Ranking; Security for and Parity of Notes. All Notes issued and outstanding hereunder rank on a parity with each other Note, and each Note shall be secured equally and ratably by this Indenture and the Collateral Documents with each other Note, without preference, priority or distinction of any one thereof over any other by reason of difference in time of issuance or otherwise, and each Note shall be entitled to the same benefits and security in this Indenture and the Collateral Documents as each other Note. The Company shall be responsible for the continued maintenance, priority and perfection of such security interest as set forth in the Collateral Documents.

2.16.        Additional Notes. The Company may, from time to time, subject to compliance with any other applicable provisions of this Indenture, without the consent of the Holders, create and issue pursuant to this Indenture Additional Notes having terms and conditions identical to those of the other Notes other than with respect to the date of issuance, issue price and the date from which interest will accrue. The Notes and the Additional Notes, if any, shall be treated as a single class for all purposes of this Indenture, including, without limitation, Article IX hereof. However, if Additional Notes that are treated as part of a single class under this Indenture with the Notes are not fungible with the Notes for U.S. federal income tax purposes such Additional Notes will be assigned a CUSIP, ISIN and common code different from those assigned to the Notes.

Article III

Redemption and Prepayment

3.01.        Notices to Trustee. If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 45 days (or such shorter period as agreed by the Trustee) but not more than 60 days before a Redemption Date, an Officers’ Certificate setting forth:

(a) the clause of this Indenture pursuant to which the redemption shall occur;

(b) the Redemption Date;

(c) the principal amount of Notes to be redeemed; and

(d) the redemption price.

3.02.        Selection of Notes to Be Redeemed or Purchased. If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select Notes for redemption or purchase in compliance with the requirements of the principal securities exchange, if any, on which the Notes are listed, or if the Notes are not listed on a securities exchange, by lot or by such other method as the Trustee shall deem to be fair and appropriate and in accordance with DTC procedures.

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In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in minimum amounts of U.S.$150,000 and whole multiples of U.S.$1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of U.S.$1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

3.03.        Notice of Redemption. Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed, by first-class mail or, if sent through DTC, send in accordance with DTC’s applicable procedures, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles VIII or XII hereof.

The notice will identify the Notes to be redeemed and will state:

(a) the Redemption Date;

(b) the redemption price;

(c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(d) the name and address of the Paying Agent;

(e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

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(g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 15 days (or such shorter period as agreed by the Trustee) prior to the date such notice of redemption is to be sent, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

3.04.        Effect of Notice of Redemption. Once notice of redemption is sent in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price. A notice of redemption may not be conditional.

3.05.        Deposit of Redemption or Purchase Price. On or before the Business Day prior to the redemption or purchase date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest on, all Notes to be redeemed or purchased.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date and no additional interest will be paid to Holders whose Notes are redeemed. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

3.06.        Notes Redeemed or Purchased in Part. Upon surrender of a Note that is redeemed or purchased in part, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

3.07.        Optional Redemption. (a) At any time prior to June 15, 2017, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture at a redemption price of 106% of the principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, to the Redemption Date, using cash in an amount up to the amount of the net cash proceeds of a sale of common Equity Interests (other than Disqualified Stock) of the Company; provided that:

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(i) at least 65% of the aggregate principal amount of Notes originally issued under this Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(ii) the redemption occurs within 90 days of the date of the closing of such sale of Equity Interests.

(b) At any time prior to June 15, 2017, the Company may also redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ written notice, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Amounts, if any, to the Redemption Date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

(c) On or after June 15, 2017, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ written notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Amounts, if any, on the Notes redeemed, to the applicable Redemption Date, if redeemed during the periods indicated below, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
From June 15, 2017 through June 14, 2018	103.00%
From June 15, 2018 through June 14, 2019	101.50%
From June 15, 2019 and thereafter	100.00%

(d) Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable Redemption Date.

(e) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof; provided that, in the case of a redemption pursuant to Section 3.07 for the purposes of any notice required by Section 3.01 or 3.02, the redemption price may be stated to be “the redemption price determined in accordance with Section 3.07(b)” or “the redemption price determined in accordance with Section 3.07(c),” as the case may be.

3.08.        Mandatory Redemption. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes. The Company may at any time and from time to time purchase Notes in the open market or otherwise.

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3.09.        Offer to Purchase by Application of Excess Proceeds. In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an offer to all Holders to purchase Notes (an “Asset Sale Offer”), it will follow the procedures specified below.

The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company shall apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other pari passu Indebtedness (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and such other pari passu Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

Upon the commencement of an Asset Sale Offer, the Company shall send, by first-class mail, a notice to each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which shall govern the terms of the Asset Sale Offer, will state:

(a) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

(b) the Offer Amount, the purchase price and the Purchase Date;

(c) that any Note not tendered or accepted for payment will continue to accrue interest;

(d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest on after the Purchase Date;

(e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of U.S.$1,000 only; provided that any unpurchased balance is in a minimum denomination of U.S.$150,000 or an integral multiple of U.S.$1,000 in excess of U.S.$150,000;

(f) that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three Business Days before the Purchase Date;

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(g) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the close of business on the second Business Day preceding the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(h) that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Company shall select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in minimum denominations of U.S.$150,000, and integral multiples of U.S.$1,000 in excess thereof, will be purchased); and

(i) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

3.10.        Redemption for Changes in Withholding Tax. The Company may at its option at any time, upon giving not less than 30 nor more than 60 days’ notice to Holders, redeem all (but not less than all) of the Notes then outstanding, at 100% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, to such Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in the event the Company has become, or would become, obligated to pay, on the next date on which any amount would be payable with respect to such Notes, any Additional Amounts in excess of the Additional Amounts the Company would be obligated to pay if payments made on the Notes were subject to withholding or deduction of Mexican taxes at a rate in excess of 4.9 percent (“Excess Additional Amounts”) as a result of:

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(a) any change in, or amendment to, the laws (including any regulations promulgated thereunder) of the relevant Tax Jurisdiction; or

(b) any change in the official application, administration or interpretation of such laws or regulations in the relevant Tax Jurisdiction (each of (a) and (b) a “Change of Tax Law”),

if (1) the Change of Tax Law is announced on or after the Issue Date (or, if later, the date a jurisdiction becomes a relevant Tax Jurisdiction), (2) if there has been a further issuance, such obligation to pay Excess Additional Amounts would have arisen absent a further issuance of the Notes pursuant to this Indenture, and (3) such obligation to pay Excess Additional Amounts cannot be avoided by the Company taking reasonable measures available to it (including, without limitation, changing the jurisdiction from or through which payments are made).

Notwithstanding the foregoing, no such notice of redemption may be given earlier than 60 days prior to the earliest date on which the Company (or any relevant Guarantor, as applicable) would be obligated to pay such Excess Additional Amounts.

Prior to the giving of any notice of redemption of the Notes pursuant to the foregoing, the Company shall deliver to the Trustee (1) an Officers’ Certificate stating that the conditions precedent to the right of the Company to so redeem have occurred and that the obligation to pay Excess Additional Amounts cannot be avoided by the Company by taking reasonable measures available to it, and (2) a written opinion of independent legal counsel of recognized standing in the relevant Tax Jurisdiction addressed to the Trustee to the effect that the Company has become obligated to pay Excess Additional Amounts as a result of a Change of Tax Law.

The foregoing provisions will apply mutatis mutandis to any successor Person to the Company after such successor Person becomes a party to this Indenture.

For so long as the Notes are listed and admitted for trading on the Euro MTF of the Luxembourg Stock Exchange, and to the extent the rules of the Luxembourg Stock Exchange so require, the Company shall provide a copy of any such notice to the Luxembourg Stock Exchange. Notices of redemption will be given in accordance with the provisions set forth under Section 3.03.

Article IV

Covenants

4.01.        Payment of Notes. The Company shall pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m. New York City Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

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The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and interest at the rate equal to 2% per annum in excess of the then applicable interest rate on the Notes to the extent lawful.

4.02.        Maintenance of Office or Agency. The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as the initial office or agency of the Company in accordance with Section 2.03 hereof.

4.03.        Reports. (a) So long as any Notes are outstanding:

(i) the Company shall provide the Trustee and the Holders of the Notes with annual financial statements audited by an internationally recognized firm of independent public accountants within 120 days after the end of the Company’s fiscal year, and unaudited quarterly financial statements (including a balance sheet, income statement and cash flow statement for the fiscal quarter or quarters then ended and the corresponding fiscal quarter or quarters from the prior year) within 60 days of the end of each of the first three fiscal quarters of each fiscal year. Such annual and quarterly financial statements will be prepared in accordance with IFRS and be accompanied by a management discussion and analysis of the results of operation and liquidity and capital resources of the Company and its Subsidiaries for the periods presented in reasonable detail. English translations will be provided of any of the foregoing documents prepared in another language;

(ii) to the extent not included in clause (i) above, the Company shall provide the Trustee and the Holders of the Notes copies (including English translations or summaries of documents prepared in another language) of all public filings made with any securities exchange or securities regulatory agency or authority within fifteen days of such filing (including, if publicly available in English on the website of the Company, any filings made by the Company to the extent they contain material financial information of or related to the Company); and

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(iii) in the event that the Company is not subject to Section 13 or 15(d) of the Exchange Act or exempt from reporting pursuant to Rule 12g3-2(b) of the Exchange Act, the Company shall make available, upon request, to any Holder of the Notes and any prospective purchaser of the Notes the information required pursuant to Rule 144A(d)(4) under the Securities Act;

provided that any financial statements or other information required to be furnished to the Trustee and Holders of the Notes by the Company under (i) through (iii) above shall be deemed furnished if and when the Company posts such reports on the Company’s website on the Internet at www.maxcom.com.mx; provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been posted and provided, further that the Company shall promptly notify the Trustee in writing whenever it shall have so posted such materials.

(b) The Company shall make the information and reports referred to in this Section 4.03 available to securities analysts and prospective investors upon request. For so long as the Notes are listed on the Euro MTF, the alternative market of the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, the above information will also be made available in Luxembourg through the offices of Deutsche Bank Luxembourg S.A., the Luxembourg listing agent.

(c) If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by paragraph (a) of this Section 4.03 shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

(d) Delivery of the reports, information and documents pursuant to this Section 4.03 to the Trustee is for informational purposes only and the Trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates.

4.04.        Compliance Certificate. (a) The Company shall deliver to the Trustee: (1) within 120 days after the end of each fiscal year an Officers’ Certificate stating that the Company has fulfilled its obligations under this Indenture or, if there has been a Default or Event of Default, specifying the Default or Event of Default and its nature and status; and (2) as soon as possible and in any event within 15 Business Days after the Company becomes aware or should reasonably become aware of the occurrence of a Default or an Event of Default, an Officers’ Certificate setting forth the details of the Default or Event of Default, and the action which the Company proposes to take with respect thereto.

(b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants or the applicable policies of the Company’s accountants, the year-end financial statements delivered pursuant to Section 4.03 hereof shall be accompanied by a written statement of the Company’s independent public accountants (who shall be a firm of established international reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article IV or Article V hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

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(c) So long as any of the Notes are outstanding, the Company shall deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

4.05.        Taxes. The Company shall pay or discharge, and will cause each of its Restricted Subsidiaries to pay or discharge, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

4.06.        Stay, Extension and Usury Laws. The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

4.07.        Restricted Payments. (a) The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

(i) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or a Restricted Subsidiary of the Company);

(ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests (a) of the Company or any direct or indirect parent of the Company or (b) of any Restricted Subsidiary held by an Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Equity Interests (other than into Equity Interests of the Company that are not Disqualified Stock);

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(iii) make any payment on or with respect to, or purchase, redeem, defease, prepay, decrease or otherwise acquire or retire for value any Indebtedness of the Company or any Restricted Subsidiary that is subordinated in right of payment to the Notes or the applicable Guarantee, except a payment of interest or principal at the Stated Maturity thereof; or

(iv) make any Restricted Investment,

(all such payments and other actions set forth in these clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(A) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(B) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable two-quarter period, have been permitted to incur at least U.S.$1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in Section 4.09(a) hereof;

(C) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the date of this Indenture (excluding Restricted Payments permitted by clauses (ii), (iii) and (vi) of paragraph (b) of this Section 4.07), is less than the sum, without duplication, of:

(1) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter immediately preceding the date of this Indenture to the end of the Company’s most recently ended fiscal quarter for which financial statements are publicly available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, minus 100% of the amount of such deficit); plus

(2) 100% of the aggregate net cash proceeds received by the Company since the date of this Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold or issued to a Subsidiary of the Company or Equity Interests of the Company sold or issued pursuant to irrevocable commitments made prior to the date of this Indenture); plus

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(3) to the extent that one or more Restricted Investments that were made after the date of this Indenture is pursuant to this first paragraph are sold for cash or otherwise liquidated or repaid for cash or otherwise results in a return on such Investments in cash, through dividends, interest, distributions or otherwise, the lesser of (i) the cash return of capital with respect to all such Restricted Investments (less the cost of disposition, if any) and (ii) the initial amount of all such Restricted Investments, in each case taken as a whole; plus

(4) to the extent that any Unrestricted Subsidiary of the Company designated as such after the date of this Indenture is redesignated as a Restricted Subsidiary after the date of this Indenture, the lesser of (i) the Fair Market Value of the Company’s Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the date of this Indenture, provided, however, that the foregoing sum shall not exceed, in the case of any such Unrestricted Subsidiary, the amount of Restricted Investments previously made (and treated as a Restricted Payment under this clause (C)) by the Company or any Restricted Subsidiary in such Person.

(b) The provisions of Section 4.07(a) hereof shall not prohibit:

(i) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;

(ii) so long as no Default has occurred and is continuing or would be caused thereby, the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (iv)(C)(2) of Section 4.07(a) hereof;

(iii) so long as no Default has occurred and is continuing or would be caused thereby, the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Guarantor with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(iv) (A) to the extent required by law, or by the by laws of any Restricted Subsidiary in effect on the date of this Indenture, or (B) so long as no Default has occurred and is continuing or would be caused thereby and, in the case of this clause (B), provided that no intercompany notes are outstanding pursuant to clause (a) of the definition of “Permitted Investments,” the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

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(v) so long as no Default has occurred and is continuing or would be caused thereby, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary of the Company issued on or after the date of this Indenture in accordance with the Leverage Ratio test described in Section 4.09(a) hereof;

(vi) the repurchase of Capital Stock deemed to occur upon the exercise of options or warrants if such Capital Stock represents all or a portion of the exercise price thereof or payments in lieu of the issuance of fractional shares of Capital Stock; and

(vii) other Restricted Payments in an amount not to exceed U.S.$12,500,000 since the date of this Indenture.

The amount of all Restricted Payments (other than cash and Indebtedness) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this Section 4.07 will be determined by the Board of Directors of the Company whose resolution with respect thereto shall be delivered to the Trustee. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of international standing if the Fair Market Value exceeds U.S.$6,000,000.

4.08.        Dividend and Other Payment Restrictions Affecting Subsidiaries. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

(i) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

(ii) make loans or advances to the Company or any of its Restricted Subsidiaries;

(iii) pay any Indebtedness owed to the Company or any Restricted Subsidiary; or

(iv) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

(b) The restrictions in Section 4.08(a) hereof shall not apply to encumbrances or restrictions existing under or by reason of:

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(i) agreements governing Existing Indebtedness as in effect on the date of this Indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of this Indenture;

(ii) this Indenture, the Notes and the Note Guarantees;

(iii) applicable law, rule, regulation or order or the applicable by-laws of the Company or any of its Restricted Subsidiaries as in effect on the date of this Indenture;

(iv) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(v) customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

(vi) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (iv) of Section 4.08(a) hereof;

(vii) any agreement for the sale or other disposition of all or substantially all the stock or assets of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

(viii) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(ix) Liens permitted to be incurred under the provisions of Section 4.12 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

(x) customary provisions relating to assets or properties in which the Company has Investments in joint ventures, provided that the Company was allowed to make such Investment pursuant to the other terms of this Indenture; and

(xi) customary provisions existing in the documentation governing any Permitted Securitization.

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4.09.        Incurrence of Indebtedness and Issuance of Preferred Stock. (a) The Company shall not and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Leverage Ratio, as of the Calculation Date, would have been no greater than (i) 4.25 to 1 in the case of any incurrence or issuance on or before December 31, 2013, (ii) 4.00 to 1 in the case of any incurrence or issuance on or after January 1, 2014 and on or before December 31, 2014, and (iii) 3.50 to 1 in the case of any incurrence or issuance on or after January 1, 2015, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, as of the Calculation Date.

(b) The provisions of Section 4.09(a) hereof shall not prohibit, so long as no Default or Event of Default has occurred and is continuing, the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(i) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

(ii) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the related Note Guarantees to be issued in accordance with the terms and conditions of the Plan;

(iii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price (whether in an asset acquisition or acquisition of Equity Interests) or cost of design, construction, installation or improvement of property, plant or equipment used in the Permitted Business of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (iii), not to exceed U.S.$15,000,000 at any time outstanding;

(iv) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than Intercompany Indebtedness) that was permitted by this Indenture to be incurred under the first paragraph of this covenant or clauses (i), (ii) or (iii) of this Section 4.09(b);

(v) the incurrence by the Company or any of its Wholly-Owned Restricted Subsidiaries of Intercompany Indebtedness between or among the Company and any of its Wholly-Owned Restricted Subsidiaries; provided, however, that:

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(A) if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and

(B) (1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly-Owned Restricted Subsidiary of the Company and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly-Owned Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, not permitted by this clause (v); and

(C) such Indebtedness is otherwise incurred in accordance with Section 4.23 hereof.

(vi) the issuance by any of the Company’s Wholly-Owned Restricted Subsidiaries to the Company or to any of its Wholly-Owned Restricted Subsidiaries that is a Guarantor of shares of preferred stock; provided, however, that:

(A) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Wholly-Owned Restricted Subsidiary of the Company that is a Guarantor;

(B) any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Wholly-Owned Restricted Subsidiary of the Company that is a Guarantor, and

(C) will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (vi);

(vii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations for the purpose of managing the Company’s (or any Restricted Subsidiary’s) exposure to fluctuations in interest rates with respect to Indebtedness permitted to be Incurred by the Company pursuant to this Indenture or protecting the Company (or its Restricted Subsidiaries) against currency fluctuations in the ordinary course of business and not for speculative purposes;

(viii) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Section 4.09; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

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(ix) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business in respect of workers’ compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims;

(x) the incurrence by the Company or any Restricted Subsidiary of Indebtedness consisting of performance and other similar bonds and reimbursement obligations Incurred by the Company or any Restricted Subsidiary securing the performance of contractual, franchise, concession or license obligations of the Company or a Restricted Subsidiary;

(xi) Attributable Debt with Respect to a Sale and Leaseback Transaction to the extent such Sale and Leaseback Transaction complies with the provisions under Section 4.20;

(xii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

(xiii) Indebtedness of the Company, to the extent the net proceeds thereof in their entirety are (i) used solely to purchase Notes tendered in a Change of Control Offer or (ii) concurrently deposited to defease the Notes as described under Article XII hereof;

(xiv) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take or pay obligations in supply agreements, in each case in the ordinary course of business; and

(xv) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (xv), but excluding the indebtedness permitted by clauses (i) through (xiv), not to exceed U.S.$20,000,000.

The Company shall not incur, and shall not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms.

For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xv) above or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Company shall be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, the reclassification of accounts payable as Indebtedness and the payment of dividends on Disqualified Stock or preferred stock of Restricted Subsidiaries in the form of additional shares of the same class of Disqualified Stock or preferred stock of Restricted Subsidiaries will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred stock of Restricted Subsidiaries for purposes of this Section 4.09; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Consolidated Interest Expense of the Company as accrued. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

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The amount of any Indebtedness outstanding as of any date will be:

(A) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(B) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(C) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(1) the Fair Market Value of such assets at the date of determination; and

(2) the amount of the Indebtedness of the other Person.

For purposes of determining compliance with any U.S. dollar denominated restriction on the incurrence of Indebtedness, the U.S. dollar equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate determined as the average daily observed currency exchange rates reported by the Federal Reserve Bank of New York for the trailing 30 calendar day period, including the date of incurrence, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such refinancing indebtedness is denominated calculated based on the relevant currency exchange rates as calculated in the first sentence of this paragraph.

4.10.        Asset Sales.

(a) Non-Collateral Asset Sales. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

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(i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of as determined in good faith by the Company’s Board of Directors (including as to the value of all non-cash consideration); and

(ii) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash and is received at the time of such dispositions. For purposes of this provision, each of the following shall be deemed to be cash:

(A) Cash Equivalents;

(B) any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary assumption agreement in which the transferee releases the Company or such Restricted Subsidiary from further liability;

(C) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 30 days following the closing of such Asset Sale, to the extent of the cash received in that conversion; and

(D) any Designated Non-cash Consideration received by the Company or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration previously received pursuant to this clause (D), not to exceed 1.0% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds:

(1) to permanently repay any Indebtedness, other than subordinated Indebtedness or any Indebtedness of a Subsidiary that is not a Guarantor and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(2) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Company; or

(3) to purchase long-term property or assets or make a capital expenditure used or useful in a Permitted Business.

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Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(b) Collateral Asset Sales. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate a Collateral Asset Sale unless:

(i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of the Collateral Asset Sale at least equal to the Fair Market Value of such Collateral;

(ii) with respect to each such Collateral Asset Sale, the Company delivers an Officers’ Certificate to the Collateral Agent and the Trustee dated no more than 15 days prior to the date of consummation of the relevant Collateral Asset Sale, certifying that such sale complies with clause (a) above;

(iii) at least 75% of the consideration received for the Collateral sold by the Company or its Restricted Subsidiaries, as the case may be, shall be in the form of cash or Cash Equivalents received at the time of such Collateral Asset Sale; provided that any other consideration received for such Collateral shall constitute Collateral pursuant to appropriate Collateral Documents to which the owner thereof is a party; and

(iv) the Net Proceeds therefrom shall be paid directly by the purchaser thereof to the Collateral Agent, as additional Collateral.

In the case of any Collateral Asset Sale, the Company, within 360 days from the date of consummation of a Collateral Asset Sale, may apply all of the Net Proceeds therefrom to purchase or otherwise invest in Replacement Collateral. Any such Net Proceeds not so applied will be applied to make an Asset Sale Offer in accordance with the terms described under Section 3.09 hereof and this Section 4.10. In the case of a Collateral Asset Sale that represents all or substantially all of the Collateral, all of the Net Proceeds therefrom will be immediately applied to make an Asset Sale Offer in accordance with Section 3.09 hereof and this Section 4.10.

(c) Event of Loss. If the Company or a Restricted Subsidiary suffers an Event of Loss, the Net Proceeds therefrom will be paid directly by the party providing such Net Proceeds to the Collateral Agent, pursuant to the applicable Collateral Document, as additional Collateral. As any portion or all of the Net Proceeds from any such Event of Loss are received by the Collateral Agent, the Company may apply all of such amount or amounts, as received, together with all interest earned thereon, individually or in combination, (1) to purchase or otherwise invest in Replacement Collateral and (2) to restore the relevant Collateral. In the event that the Company elects to restore the relevant Collateral pursuant to the foregoing clause (2), within 180 days of receipt of such Net Proceeds from an Event of Loss, the Company shall:

(i) give the Trustee irrevocable written notice of such election, and

(ii) enter into a binding commitment to restore such Collateral, a copy of which will be supplied to the Trustee, and will have 360 days from the date of such binding commitment to complete such restoration, which will be carried out with due diligence. The Company shall take such action, at its sole expense, as may be required to ensure that the Collateral Agent has, from the date of such purchase or investment, a first ranking Lien on such Replacement Collateral.

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Any such Net Proceeds that the Company does not elect to apply within such 180 day period or does not actually apply within such 360 day period will be applied to make an Asset Sale Offer in accordance with Section 3.09 hereof and this Section 4.10.

(d) Replacement Collateral. In the event that the Company decides pursuant to the foregoing provisions to apply any portion of the Net Proceeds from a Collateral Asset Sale or an Event of Loss to purchase or otherwise invest in Replacement Collateral:

(i) the Company shall deliver an Officers’ Certificate to the Collateral Agent and the Trustee dated no more than 30 days prior to the date of consummation of the relevant investment in Replacement Collateral, certifying that the purchase price for the amount of the investment in Replacement Collateral does not exceed the Fair Market Value of such Replacement Collateral;

(ii) the Company shall deliver an Officers’ Certificate to the Collateral Agent and the Trustee certifying compliance with the provisions of this Indenture and requesting the release of such certified purchase price to the Company (or the applicable Restricted Subsidiary), free of the Lien of the Collateral Documents; and

(iii) the Company shall take such actions, at its sole expense, as may be required to permit the Collateral Agent, pursuant to the applicable Collateral Document, to release such Net Proceeds, together with any interest thereon, from the Lien of the applicable Collateral Document and to ensure that the Collateral Agent has, from the date of such purchase or investment, a first-priority Lien on such Replacement Collateral pursuant to appropriate Collateral Documents.

Notwithstanding anything to the contrary in the foregoing, pending application of such consideration to acquire Replacement Collateral or restore the relevant Collateral in an Event of Loss, any consideration received in connection with a Collateral Asset Sale, an Event of Loss or an investment in Replacement Collateral shall be paid directly by the purchaser thereof to the Collateral Agent or otherwise constitute Collateral subject to a first-priority lien in form and substance satisfactory to the Collateral Agent.

(e) Asset Sales Offer. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of Section 4.10(a) hereof will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds U.S.$5,000,000, within five days thereof, the Company shall make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets in accordance with Section 3.09 hereof to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds at the offer price specified in the next sentence. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and the Company shall select such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

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The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 3.09 hereof or this Section 4.10, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.09 hereof or this Section 4.10 by virtue of such compliance.

4.11.        Transactions with Affiliates. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend or permit to exist any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each an “Affiliate Transaction”), unless:

(i) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(ii)

(A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of U.S.$2,500,000, (1) the terms of the Affiliate Transaction are set forth in writing; (2) a majority of the disinterested members of the Board of Directors of the Company have determined in good faith that such Affiliate Transaction complies with this covenant and have approved such Affiliate Transaction; and (3) the Company delivers to the Trustee a resolution of the Board of Directors of the Company set forth in an Officers’ Certificate evidencing the fulfillment of the condition set out in clause (ii)(A)(2); and

(B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of U.S.$6,000,000, in addition to the conditions set out in clause (ii)(A), the Company delivers to the Trustee a written opinion to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries issued by an investment banking firm of national standing.

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(b) The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of Section 4.11(a) hereof:

(i) any reasonable and customary employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries and approved by the Board of Directors;

(ii) transactions exclusively between or among the Company and/or any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries;

(iii) payment of reasonable directors’ fees to directors of the Company and its Restricted Subsidiaries who are not otherwise Affiliates of the Company as determined in good faith by the Company’s Board of Directors;

(iv) any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company;

(v) Restricted Payments that do not violate Section 4.07 hereof;

(vi) loans or advances to employees in the ordinary course of business and in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed U.S.$500,000 in the aggregate at any time outstanding;

(vii) transactions with a Person that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person and no Affiliate of the Company (other than a Restricted Subsidiary thereof) owns any Equity Interests in, or controls, such Person except through their ownership of the Company; and

(viii) customary and reasonable transactions in connection with a Permitted Securitization, including Standard Securitization Undertakings.

4.12.        Liens. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset or property of any character now owned or hereafter acquired by the Company or any of its Restricted Subsidiaries or any proceeds, income or profits therefrom, or assign or convey any right to receive income therefrom, except Permitted Liens.

4.13.        Business Activities. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage, directly or indirectly, in any business other than Permitted Businesses.

4.14.        Corporate Existence. Subject to Article V hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

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(a) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

(b) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

4.15.        Offer to Repurchase Upon Change of Control. (a) Upon the occurrence of a Change of Control, the Company shall make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to U.S.$150,000 or integral multiples of U.S.$1,000 above U.S.$150,000) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Amounts, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within 10 days following the date on which a Change of Control occurs, the Company shall mail, by first-class mail, a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute the Change of Control and stating:

(i) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment;

(ii) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(iii) that any Note not tendered will continue to accrue interest;

(iv) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(v) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

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(vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to a minimum of U.S.$150,000 in principal amount or an integral multiple of U.S.$1,000 above U.S.$150,000.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 4.15 hereof, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue of such compliance.

(b) On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The Paying Agent will promptly mail or, if sent through DTC, send in accordance with DTC’s applicable procedures (but in any event not later than five Business Days after the Change of Control Payment Date), to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(c) Notwithstanding anything to the contrary in this Section 4.15, the Company shall not be required to make a Change of Control Offer upon a Change of Control (i) if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 hereof and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (ii) if a notice of redemption is given pursuant to Section 3.07 hereof and the redemption described therein is effected in accordance therewith.

4.16.        Additional Note Guarantees; Additional Security. (a) If the Company or any of its Restricted Subsidiaries acquires or creates any direct or indirect Subsidiary after the date of this Indenture (a “New Subsidiary”), then the Company or such Restricted Subsidiary shall, within ten Business Days after such formation or acquisition, cause such New Subsidiary to:

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(a)                become a Guarantor and deliver to the Trustee a duly executed supplemental indenture and an Opinion of Counsel, each of which shall be in form and substance satisfactory to the Trustee, pursuant to which such New Subsidiary will unconditionally and irrevocably guarantee the Company’s obligations under the Notes, provided that any New Subsidiary that is designated as an Unrestricted Subsidiary need not become a Guarantor until five Business Days after as it ceases to be an Unrestricted Subsidiary; it being understood that such New Subsidiary shall take all required corporate actions and obtain all necessary authorizations to effect the valid execution and delivery of such supplemental indenture and any related documents; and

(b)               duly execute and deliver to the Trustee and the Collateral Agent an Intercompany Subordination and Credit Agreement Supplement and an Intercompany Trust Agreement Supplement; it being understood that such New Subsidiary shall take all required corporate actions and obtain all necessary authorizations to effect the valid execution and delivery of such Intercompany Subordination and Credit Agreement Supplement and Intercompany Trust Agreement Supplement.

4.17.        Designation of Restricted and Unrestricted Subsidiaries. The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07 hereof or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company shall be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if: (1) such Indebtedness is permitted under Section 4.09 hereof, and if such Indebtedness is being permitted pursuant to Section 4.09(a), the Leverage Ratio set forth in Section 4.09(a) being calculated on a pro forma basis as if such designation had occurred at the beginning of the two-quarter Reference Period; and (2) no Default or Event of Default would be in existence following such designation.

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4.18.        Listing. The Company shall use its best efforts to obtain and maintain listing of the Notes on the official list of the Luxembourg Stock Exchange and to maintain the Notes admitted to trading on the Euro MTF, the alternative market of the Luxembourg Stock Exchange; provided, however, that if the Company is unable to list the Notes on the Euro MTF, or if the Company is unable maintain its listing on the Euro MTF, it will use its best efforts prior to the delisting of the Notes to list and maintain a listing of the Notes on another internationally recognized stock exchange. In the event that a Restricted Subsidiary provides a Guarantee or is released from its obligations under a Guarantee at a time when the Notes are listed on the Euro MTF, the Company shall, to the extent required by the rules of the Luxembourg Stock Exchange, publish notice of the granting or release of such Restricted Subsidiary Guarantee in the d’Wort, send a copy of such notice to the Luxembourg Stock Exchange and, in the case of the granting of a new Restricted Subsidiary Guarantee, deposit a copy of the Restricted Subsidiary Guarantee with the Luxembourg Stock Exchange and the Luxembourg Sub-Paying Agent.

4.19.        Withholding Taxes. All payments under or in respect of the Notes or any Note Guarantee shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, levies, imposts, assessments or governmental charges (including penalties, interest and additions related thereto) (collectively, “Taxes”) of whatever nature imposed, levied, collected, withheld or assessed unless such withholding or deduction is required by law. In the event of any such withholding or deduction imposed or levied by a Tax Jurisdiction is required to be made from any payments under or with respect to the Notes or any Note Guarantee, the Company or the relevant Guarantor, as applicable, shall pay to Holders of the Notes such additional amounts (“Additional Amounts”) as will result in the net payment to such Holder (including Additional Amounts) of the amount that would otherwise have been receivable by such Holder in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable with respect to:

(a) any Taxes that would not have been so withheld or deducted but for the Holder or Beneficial Owner of the Notes having a present or former connection to the relevant Tax Jurisdiction (including having a permanent establishment for tax purposes in such Tax Jurisdiction, being a citizen or resident or national of, incorporated in or carrying on a business, in the relevant Tax Jurisdiction in which such Taxes are imposed) other than the mere receipt of payments in respect of the Notes or any Note Guarantee, the mere holding or ownership of such Note or beneficial interest in the Note or the exercise of any rights under the Notes or this Indenture;

(b) where presentation is required for payment on a Note, any Taxes that would not have been so withheld or deducted if the Note had been presented for payment within 30 days after the Relevant Date, except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on any day during such 30 day period and there were no additional withholdings or deductions as a result of such late presentment;

(c) any Taxes that would not have been so withheld or deducted but for the failure by the Holder or the Beneficial Owner of the Note or any payment in respect of such Note, after written request made to that Holder or Beneficial Owner at least 60 days before any such withholding or deduction would be payable, by the Company or the relevant Guarantor, the Trustee or the Paying Agent, as applicable, to comply with any certification, identification, information, documentation or other similar reporting requirement concerning its nationality, residence, identity or connection with the relevant Tax Jurisdiction, which is required or imposed by a statute, regulation or administrative practice of the relevant Tax Jurisdiction as a precondition to exemption from all or part of such Taxes;

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(d) any estate, inheritance, gift, sales, transfer, personal property or similar Taxes imposed with respect to any Note;

(e) any Taxes payable other than by withholding or deduction;

(f) any withholding or deduction imposed on a payment to an individual that is required to be made pursuant to the European Union Directive on the taxation of savings income (the “Directive”) implementing the conclusions of the European Council of Economic and Finance Ministers (ECOFIN) meeting on June 3, 2003, or any law implementing or complying with, or introduced in order to conform to, such Directive;

(g) any Taxes imposed in connection with a Note presented for payment (where presentation is required) by or on behalf of a Holder or Beneficial Owner thereof who would have been able to avoid such tax by presenting the relevant Note to another paying agent; or

(h) any combination of (a) through (g) above.

Notwithstanding the foregoing, the limitations on the Company’s (or any relevant Guarantor’s, as applicable) obligation to pay Additional Amounts set forth in clauses (c) and (h) above shall not apply if (i) the provision of information, documentation or other evidence described in such clauses (c) and (h) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Holder or Beneficial Owner of a Note (taking into account any relevant differences between U.S. and Mexican law rules, regulations or administrative practice) than comparable information or other reporting requirements imposed under U.S. tax law, regulation and administrative practice as of the Issue Date (such as IRS Forms W-8, W-8BEN and W-9) or (ii) Article 195, Section II of the Mexican Income Tax Law, or a substantially similar successor of such provision is in effect, unless the provision of the information, documentation or other evidence described in clauses (c) and (h) is expressly required by statute, regulation, or official administrative practice of general application in order to apply Article 195, Section II of the Mexican Income Tax Law (or a substantially similar successor of such rule), the Company cannot obtain such information, documentation or other evidence on its own through reasonable diligence and the Company otherwise would meet the requirements for application of Article 195, Section II of the Mexican Income Tax Law. In addition, such clauses (c) and (h) shall not be construed to require a non-Mexican pension or retirement fund or a non-Mexican financial institution or another Holder to register with the Ministry of Finance and Public Credit (Servicio de Administración Tributaria) for the purpose of establishing eligibility for an exemption from or reduction of Mexican withholding tax or to require that a Holder or Beneficial Owner certify or provide information concerning whether it is or is not a tax-exempt pension or retirement fund.

If the Directive imposes taxes upon Notes, the Company shall use commercially reasonable efforts to maintain a paying agent with a specified office in a member state of the European Union that will not be obligated to withhold or deduct tax pursuant to the Directive or any law implementing or complying with, or introduced in order to conform to, the Directive.

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References to principal, interest or any other amount payable on or in respect of any Note shall be deemed also to refer to any Additional Amounts which may be payable as set forth in this Indenture or in the Notes to the extent that Additional Amounts are, were or would be payable in respect thereof.

At least ten Business Days prior to the first interest payment date (and at least ten Business Days prior to each succeeding interest payment date if there has been any change with respect to the matters set forth in the below mentioned Officers’ Certificate), the Company or the relevant Guarantor, as applicable, will furnish to the Trustee and the Paying Agent an Officers’ Certificate instructing the Trustee and the Paying Agent whether payments of principal of or interest on the Notes due on such interest payment date shall be made without deduction or withholding for or on account of any Taxes by the Tax Jurisdictions (other than the jurisdiction where the Trustee is located or organized). If any such deduction or withholding shall be required, at least 20 days prior to such interest payment date (unless the obligation to pay Additional Amounts arises after the 20th day prior to the payment date, in which case the Company or the relevant Guarantor shall notify the Trustee and the Paying Agent promptly thereafter), the Company, or the relevant Guarantor, as applicable, will furnish the Trustee and the Paying Agent with an Officers’ Certificate that specifies the amount, if any, required to be withheld on such payment to Holders of the Notes. If the Company or any Guarantor is obligated to pay Additional Amounts with respect to such payment, the Officers’ Certificate must also set forth any other information reasonably necessary to enable the Paying Agent to pay Additional Amounts to the Holders on the relevant payment date. For these purposes, any Officers’ Certificate required by this Indenture to be provided to the Trustee and the Paying Agent shall be deemed to be duly provided if telecopied to the Trustee and the Paying Agent.

The Company or the relevant Guarantor, as applicable, will make all withholdings and deductions required by law and will remit the full amount deducted or withheld to the relevant tax authority in accordance with applicable law. The Company or the relevant Guarantor, as applicable, will obtain official receipts from each tax authority evidencing the payment of any Taxes so deducted or withheld, or, if such receipts are not obtainable, such other documentation reasonably acceptable to the Trustee. The Company, or the relevant Guarantor, as applicable, shall furnish to the Trustee the official receipts (or a certified copy of the official receipts or other such documentation, as applicable) evidencing payment of Taxes. The Company or the relevant Guarantor, as applicable, will attach to each certified copy or other such documentation, as applicable, a certificate stating (x) that the amount of such Tax evidenced by the certified copy was paid in connection with payments under or with respect to the Notes then outstanding upon which such Taxes were due and (y) the amount of such withholding tax paid per U.S.$1,000 of principal amount of the Notes. Copies of such receipts or other such documentation, as applicable, shall be made available to Holders of the Notes upon written request.

The Company and the relevant Guarantor, as applicable, shall promptly pay when due, and indemnify the Holder for, any present or future stamp, issue, registration, court and/or documentary taxes, and/or any other excise taxes, similar charges or similar levies imposed by the Tax Jurisdictions on the execution, delivery, registration or enforcement of any of the Notes, this Indenture, any Guarantee or any other document or instrument referred to herein or therein.

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The Company and any relevant Guarantor, as applicable, will indemnify and hold harmless each Holder of Notes and, upon written request of any Holder of Notes, reimburse each such Holder, for the amount of:

(1) any Taxes (other than Taxes excluded under clauses (a) through (h)) levied or imposed and paid by such Holder as a result of payments made on or with respect to the Notes; provided that reasonable supporting documentation is provided; and

(2) any Taxes (other than Taxes excluded under clauses (a) through (h)) levied or imposed with respect to any reimbursement under the foregoing clause (1), so that the net amount received by such Holder after such reimbursement will not be less than the net amount the Holder would have received if Taxes (other than Taxes excluded under clauses (a) through (h)) on such reimbursement had not been imposed.

Any payments made pursuant to the preceding sentence will be treated as Additional Amounts for all relevant purposes.

4.20.        Sale and Leaseback Transactions. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any Sale and Leaseback Transaction with respect to any property or assets unless:

(a) the Company or the Restricted Subsidiary, as applicable, would be entitled to:

(i) incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to Section 4.09; and

(ii) create a Lien on such property or assets securing such Attributable Debt pursuant to Section 4.12.

in which case, the corresponding Indebtedness and Lien will be deemed incurred pursuant to those provisions, and

(b) the Company complies with Section 4.10 hereof in respect of such transaction.

4.21.        Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. The Company:

(a) shall not, and shall not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any Person (other than the Company or a Wholly-Owned Restricted Subsidiary); and

(b) shall not permit any Restricted Subsidiary to issue any of its Capital Stock (other than, if necessary, shares of its Capital Stock constituting directors’ or other legally required qualifying shares) to any Person (other than to the Company or a Wholly-Owned Restricted Subsidiary), unless:

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(i) immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary;

(ii) immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under Section 4.07 if made on the date of such issuance, sale or other disposition; or

(iii) immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would continue to constitute a Restricted Subsidiary and the Company or such Restricted Subsidiary applies the Net Proceeds of any such sale in accordance with Section 4.10 hereof.

4.22.        No Impairment of Security Interests. Neither the Company nor any of its Restricted Subsidiaries will be permitted to take any action, or knowingly or negligently omit to take any action, which action or omission might or would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Collateral Agent, the Trustee and the Holders of the Notes, including the failure to obtain any required approval or any material defect in the creation, perfection or first-priority status of any Lien granted pursuant to the Collateral Documents. The Company shall cause the Restricted Subsidiaries to comply with their respective obligations under the Collateral Documents. The Company shall not amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, the Collateral Documents in any way that would be adverse to the Holders of the Notes in any material respect, except as described under Article X hereof or as permitted under Article IX hereof.

4.23.        Limitation on Intercompany Indebtedness.

(i)                 The Company shall, and shall cause its Subsidiaries, to cause all existing and future Intercompany Indebtedness (other than Ordinary Course Intercompany Indebtedness) to be subordinated to the Notes pursuant to the terms of the Intercompany Subordination and Credit Agreement and the Intercompany Trust Agreement, the terms of which, among other things, will provide that (i) no cash payments will be permitted to be made in respect of such Intercompany Indebtedness while any of the Notes remain outstanding and (ii) all such Intercompany Indebtedness will be subordinated to the Notes in liquidation and in right of payment.

(ii)               All existing and future Ordinary Course Intercompany Indebtedness will be incurred or deemed incurred pursuant to, and in accordance with the terms of, the Intercompany Subordination and Credit Agreement, the terms of which, among other things, will provide that (i) the Company and/or its Subsidiaries will be permitted to incur additional Ordinary Course Intercompany Indebtedness and make and collect payments in respect of such Ordinary Course Intercompany Indebtedness so long as such Ordinary Course Intercompany Indebtedness is incurred, and such payments are made or collected, in the ordinary course of business consistent with past practice and (ii) all such Ordinary Course Intercompany Indebtedness will be subordinated to the Notes in liquidation and in right of payment (subject to the preceding clause (i)).

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(iii)             During the pendency of any proceeding filed by or against the Company or any of its Subsidiaries seeking relief as debtor, or seeking to adjudicate the Company or any of its Subsidiaries as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of the Company or any of its Subsidiaries or its debts under any law relating to bankruptcy, insolvency, reorganization, concurso mercantil, quiebra, or relief of debtors, or seeking appointment of a receiver, trustee, assignee, custodian, liquidator or visitador, conciliador or síndico or any other similar official for the Company or any of its Subsidiaries or for any substantial part of their property, the Company shall, and shall cause each of its Subsidiaries to, vote any claims that the Company or any Subsidiary of the Company might have based on Intercompany Indebtedness in the same manner as the majority of the unaffiliated third-party creditors of the Company and its Subsidiaries pursuant to the terms of the Intercompany Subordination and Credit Agreement and the Intercompany Trust Agreement.

(iv)             Neither the Company nor any of its Subsidiaries will (i) enter into or maintain any Intercompany Indebtedness other than Intercompany Indebtedness under the Intercompany Subordination and Credit Agreement in accordance with the terms of this Section 4.23, or (ii) amend or waive any part of the documentation with respect to Intercompany Indebtedness in any way that would result in (x) a violation of this Indenture or the Collateral Documents or (y) a change of any kind in the provisions of such documentation relating to the subordination of the Intercompany Indebtedness.

(v)               Upon the occurrence and during the continuation of an Event of Default, the Company shall not make any payment to any Subsidiary pursuant to the terms of any Intercompany Indebtedness and shall not take any action that could cause or result in such payment being made.

4.24.        Excess Capital Contribution Offer. (a) The Company shall use 50% of any Excess Capital Contribution greater than U.S.$5,000,000 (the “Excess Capital Contribution Amount”) to make an offer to each Holder of Notes to repurchase such Holder’s Notes at the offer price specified in the next sentence (an “Excess Capital Contribution Offer”). The offer price in any Excess Capital Contribution Offer will be equal to 85% of the principal amount of the Notes plus accrued and unpaid interest and Additional Amounts, if any, on the Notes repurchased to the date of purchase, and shall be payable by the Company in cash. If the aggregate principal amount of Notes tendered into such Excess Capital Contribution Offer, taking into account the offer price of 85% of the principal amount of the Notes, exceeds the Excess Capital Contribution Amount, the Company shall select the Notes to be purchased in accordance with the selection procedures set forth in Section 3.02 hereof. Any portion of the Excess Capital Contribution that remains after consummation of an Excess Capital Contribution Offer may be used by the Company for any purpose not otherwise prohibited by this Indenture.

(b)               Within 10 days following the date on which the Company has received all Excess Capital Contributions to be made in connection with the Purchaser’s Capital Contribution (and the total Excess Capital Contributions exceed U.S.$5,000,000), the Company shall mail, by first-class mail or, if sent through DTC, send in accordance with DTC’s applicable procedures, a written notice to each Holder, with a copy to the Trustee, stating the Excess Capital Contribution Amount and offering to repurchase Notes on the Excess Capital Contribution payment date specified in such notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by this Indenture and described in such notice.

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(c)                The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Excess Capital Contribution Offer. To the extent that the provisions of any securities laws or regulations conflict with the Excess Capital Contribution Offer provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.24 by virtue of such compliance.

Article V

Successors

5.01.        Merger, Consolidation, or Sale of Assets. The Company shall not, directly or indirectly: (1) consolidate, merge or reorganize with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(a) either:

(i) the Company is the surviving corporation; or

(ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of Mexico, a member of the European Union or the United States, any state of the United States or the District of Columbia;

(b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made expressly assumes all the obligations of the Company under the Notes and this Indenture pursuant to agreements satisfactory to the Trustee;

(c) immediately after such transaction, no Default or Event of Default exists;

(d) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable two-quarter period, (i) be permitted to incur at least U.S.$1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in Section 4.09(a) hereof or (ii) have a Leverage Ratio no greater than the Leverage Ratio of the Company immediately prior to giving effect to such transaction;

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(e) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel in the relevant jurisdictions, each stating, in the form and substance satisfactory to the Trustee, that such consolidation, merger or transfer and the agreements referred to in clause (b) of this Section 5.01 comply with this Indenture (provided that such Opinions of Counsel may assume, among other things, the satisfaction of all financial ratios in connection with such transaction).

In addition, the Company shall not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

5.02.        Successor Corporation Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” or the “Issuer” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company and Issuer herein and shall be bound by all the terms and conditions of this Indenture, the Collateral Documents and all related agreements; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, in which case the predecessor Company shall be discharged from all of its obligations under this Indenture and the Notes.

Article VI

Defaults and Remedies

6.01.        Events of Default. Each of the following is an “Event of Default”:

(a) default for 30 days in the payment when due of interest or any Additional Amounts on the Notes;

(b) default in the payment when due (whether at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

(c) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Section 4.15, Section 4.24 or Section 5.01 hereof;

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(d) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other covenants or agreements in this Indenture;

(e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default:

(i) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(ii) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates U.S.$10,000,000 or more;

(f) failure by the Company or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of U.S.$10,000,000, which judgments are not paid, discharged or stayed for a period of 60 days;

(g) except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any authorized Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee, or any Collateral Document is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect;

(h) the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(i) commences a voluntary case,

(ii) consents to the entry of an order for relief against it in an involuntary case,

(iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

(iv) makes a general assignment for the benefit of its creditors, or

(v)	generally is not paying its debts as they become due; and

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(i) (x) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(ii) appoints a custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; or

(iii) orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; and

(y)  such order or decree remains unstayed and in effect for 60 consecutive days.

6.02.        Acceleration. In the case of an Event of Default specified in clause (h) or (i) of Section 6.01 hereof, with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, rescind an acceleration and its consequences, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except non-payment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived and the Company has paid or deposited, or caused to be paid or deposited, with the Trustee a sum sufficient to pay all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

6.03.        Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

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6.04.        Waiver of Defaults. Subject to Section 6.02, Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

6.05.        Control by Majority. Holders of a majority in aggregate principal amount of the then outstanding Notes may, in writing, direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may, in good faith as determined by a Responsible Officer of the Trustee, refuse to follow any direction that conflicts with applicable law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

6.06.        Limitation on Suits. A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

(a) such Holder gives to the Trustee written notice that an Event of Default is continuing;

(b) Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c) such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee does not comply with such written request within 60 days after receipt of such request and the offer of security or indemnity; and

(e) during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

6.07.        Rights of Holders of Notes to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

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6.08.        Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

6.09.      Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee pursuant to Section 7.07 hereof) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding, in each case absent express authorization from such Holder. Notwithstanding the foregoing or any proof of claim that may have been filed by the Trustee, the parties hereto acknowledge and agree that the Holder or Beneficial Owner shall have the right to participate individually in any receivership, insolvency, liquidation, bankruptcy, reorganization, concurso mercantil, quiebra, arrangement, adjustment, composition, or other judicial proceeding relative to the Company or any Guarantor or the property of the Company or such Guarantor or their creditors, to the extent such participation is permissible under applicable law, and to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same in accordance with this Indenture.

6.10.        Priorities. If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee, and the costs and expenses of collection;

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Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

6.11.        Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

Article VII

Trustee

7.01.        Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

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(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof or for exercising any trust power conferred upon the Trustee under this Indenture with respect to the Notes.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture or any related agreement at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity reasonably satisfactory to it against any loss, liability or expense.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

7.02.        Rights of Trustee. (a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own selection and the opinion or written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes, suffers or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

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(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against the costs, losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g) The Trustee shall not be deemed to have notice of a Default or an Event of Default unless (i) a Responsible Officer of the Trustee has actual knowledge thereof or (ii) the Trustee has received written notice thereof from the Company or any Holder at its Corporate Trust Office and such notice references this Indenture and the Notes.

(h) The permissive rights of the Trustee enumerated herein shall not be construed as duties.

(i) Before the Trustee takes any action under Section 6.01(d) or 6.02, it may request direction from Holders of at least 25% in aggregate principal amount of outstanding Notes.

(j) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(l) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(m) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled upon reasonable prior notice and during normal business hours to examine the books and records of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(n) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

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7.03.        Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, if required, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

7.04.        Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes, the Note Guarantees or the Collateral Documents, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication and such statements and recitals shall be taken as those of the Company.

7.05.        Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Note, or a default pursuant to clause (e) or (f) of Section 6.01, the Trustee shall be protected in withholding the notice if and so long as a Responsible Officer of the Trustee in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

7.06.        Reports by Trustee to Holders of the Notes. (a) Within 60 days after each June 15 beginning with the June 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall transmit to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA § 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

(b) A copy of each report at the time of its transmission to the Holders of Notes will be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange and of any delisting thereof.

7.07.        Compensation and Indemnity. (a) The Company and the Guarantors will jointly and severally pay to the Trustee from time to time compensation as agreed in writing between the Company and the Trustee from time to time for its acceptance of this Indenture and services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

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(b) The Company and the Guarantors will jointly and severally indemnify the Trustee and its agents against any and all losses, damages, claims liabilities or expenses (including any environmental liabilities) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, damage, claim liability or expense may be attributable to its negligence or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor will defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent shall not be unreasonably withheld. In the event that the Company does not accept the defense of a claim as provided above, the Trustee shall have the full right to defend against such claim in its sole discretion, and pursue its rights hereunder.

(c) The obligations of the Company and the Guarantors under this Section 7.07 will survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

(d) To secure the Company’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f) The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.

7.08.        Replacement of Trustee. (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

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(i) the Trustee fails to comply with Section 7.10 hereof;

(ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii) a custodian or public officer takes charge of the Trustee or its property; or

(iv) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly, but in no event later than 45 days after such resignation or removal, appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d) If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

7.09.        Successor Trustee by Merger, Etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

7.10.        Eligibility; Disqualification. There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least U.S.$50,000,000 as set forth in its most recent published annual report of condition.

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This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

7.11.        Preferential Collection of Claims Against Company. The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

Article VIII

Legal Defeasance and Covenant Defeasance

8.01.        Option to Effect Legal Defeasance or Covenant Defeasance. The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

8.02.      Legal Defeasance and Discharge. Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes and all obligations of the Guarantors discharged with respect to their Note Guarantees on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, and any Additional Amounts that may be due and payable, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(b) the Company’s obligations with respect to such Notes under Article II and Section 4.02 hereof;

(c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Guarantors’ obligations in connection therewith; and

(d) this Article VIII.

Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof

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8.03.        Covenant Defeasance. Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.20, and 4.21 hereof and clause (d) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) and 6.01(d) hereof shall not constitute Events of Default.

8.04.        Conditions to Legal or Covenant Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or Section 8.03 hereof:

(a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest, and any Additional Amounts that may be due and payable, if any, on the outstanding Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular Redemption Date;

(b) in the case of an election under Section 8.02 hereof, the Company must deliver to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

(i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(ii) since the date of this Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Beneficial Owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

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(c) in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Beneficial Owners of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) the Company must deliver to the Trustee an Opinion of Counsel in Mexico to the effect that (A) the Beneficial Owners of the outstanding Notes will not recognize income, gain or loss for Mexican Tax purposes as a result of such deposit and defeasance and will be subject to Mexican Taxes, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, and (B) payments from the defeasance trust will be made free and clear of, and without withholding or deduction for or on account of any present or future Taxes imposed, levied, collected, withheld or assessed by Mexico or any political subdivision or governmental authority thereof or therein having power to Tax;

(d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(e) 123 days pass after the deposit is made and during the 123-day period no Event of Default under clauses (h) or (i) of Section 6.01 occurs;

(f) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(g) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others;

(h) the Company must deliver to the Trustee an Opinion of Counsel in the United States and Mexico to the effect that on the 123rd day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; and

(i) the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance, as applicable, have been complied with.

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8.05.        Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article VIII to the contrary, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

8.06.        Repayment to Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company or the applicable Guarantor at its written request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease.

8.07.      Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on, any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

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Article IX

Amendment, Supplement and Waiver

9.01.        Without Consent of Holders of Notes. Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors, the Collateral Agent and the Trustee may amend or supplement this Indenture or the Notes or the Note Guarantees without the consent of any Holder of Note:

(a) to cure any ambiguity, defect or inconsistency;

(b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(c) to provide for the assumption of the Company’s or a Guarantor’s obligations to the Holders of the Notes and Note Guarantees by a successor to the Company or such Guarantor pursuant to Article V hereof;

(d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any such Holder;

(e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(f) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes;

(g) to conform the text of this Indenture to any provision of the “Description of Step-Up Senior Notes” exhibit to the Disclosure Statement, to the extent that such provision in that “Description of Step-Up Senior Notes” was intended to be a verbatim recitation of a provision of this Indenture or the Notes, as evidenced by an Officers’ Certificate;

(h) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the Issue Date;

(i) provide for the issuance of Additional Notes under this Indenture to the extent otherwise so permitted under the terms of this Indenture; or

(j) evidence and provide for the acceptance of appointment by a successor Trustee.

Upon the written request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Collateral Agent and the Trustee of the documents described in Section 7.02 and Section 9.05 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but neither the Trustee nor the Collateral Agent shall be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

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9.02.        With Consent of Holders of Notes. Except as provided below in this Section 9.02, the Company, the Collateral Agent and the Trustee may amend or supplement this Indenture (including, without limitation, Sections 3.09, 4.10, 4.15 and 4.24 hereof) and the Notes and the Note Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).

Upon the written request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee and the Collateral Agent of evidence satisfactory to the Trustee and the Collateral Agent of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee and the Collateral Agent of the documents described in Section 7.02 and Section 9.05 hereof, the Trustee will join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee's or the Collateral Agent’s own rights, duties or immunities under this Indenture or otherwise, in which case each of the Trustee and the Collateral Agent may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It is not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes or the Note Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

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(ii) reduce the principal of or change the fixed maturity of any Note or alter any of the provisions with respect to the redemption of the Notes (except as provided above with respect to Sections 3.09, 4.10, 4.15 and 4.24 hereof);

(iii) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(iv) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(v) make any Note payable in money other than that stated in the Notes;

(vi) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on the Notes;

(vii) waive a redemption payment with respect to any Note (other than a payment required by Sections 3.09, 4.10, 4.15 and 4.24 hereof);

(viii) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture;

(ix) make any change in the ranking or priority of any Note that would adversely affect the Holders of the Notes in any material respect;

(x) impair the right of any Holder of the Notes to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(xi) make any change in the provisions of this Indenture described under Section 3.10 or Section 4.19 hereof that adversely affects the rights of any Holder in any material respect, or amend the terms of the Notes or this Indenture in a way that would result in the loss of an exemption from any of the Taxes described hereunder;

(xii) make any change in the provisions of the Collateral Documents that would adversely affect the Holders of the Notes in any material respect; or

(xiii) make any change in the preceding amendment and waiver provisions.

9.03.        Revocation and Effect of Consents. (a) A consent to an amendment, supplement or waiver by a Holder a Note shall bind the Holder and every subsequent Holder of the Note or portion of the Notes that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

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(b) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid for more than 120 days after such record date.

9.04.        Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

9.05.        Trustee and Collateral Agent to Sign Amendments, Etc. The Trustee and the Collateral Agent, in each case, shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee or the Collateral Agent, as applicable. The Company may not sign an amended or supplemental indenture until the Board of Directors of the Company approves it. In executing any amended or supplemental indenture, the Trustee and the Collateral Agent shall be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 13.05 hereof, an Officers’' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture (and any Notes issued in connection therewith) is the legal, valid and binding obligation of the Company and the Guarantors, as applicable, enforceable against the Company and the Guarantors, as applicable, in accordance with its terms.

9.06.        Compliance with Trust Indenture Act. Every amendment or supplement to the Indenture or the Notes will be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Article X

Collateral Arrangements

10.01.    Security. \l3(a) On or prior to the Issue Date, (i) the Notes shall be secured by first-priority Liens on all its existing and future fixed assets which constitute telecommunication network, comprised of switches, fiber optic and copper networks, radio and electronic equipment, computers and engineering equipment, transportation equipment and office furniture, as set forth on its consolidated balance sheet under “Telephone Network Systems and Equipment”, in each case owned by the Company or any Restricted Subsidiary on the Issue Date or acquired by the Company or any Restricted Subsidiary after the Issue Date and all proceeds in respect of any of the foregoing (collectively, and together with any assets that may be pledged from time to time, the “Collateral”) to secure the performance of the obligations of the Company and the Guarantors to the Holders, the Trustee and the Collateral Agent under the Notes, the Note Guarantees, the Collateral Documents and this Indenture, according to the terms hereunder or thereunder (including the obligations of the Guarantors under Article XI hereof), and (ii) the Company and its Restricted Subsidiaries and the Collateral Agent for the benefit of the Holders shall have executed the Intercompany Subordination and Credit Agreement and the Intercompany Trust Agreement and implemented such agreements in full with respect to all Intercompany Indebtedness.

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(b)               Each Holder, by its acceptance of a Note, consents and agrees to all of the terms of the Collateral Documents (including, without limitation, the provisions providing for the foreclosure, exercise of remedies and release of the Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms, and authorizes and directs the Trustee and the Collateral Agent, as applicable, to enter into the Collateral Documents and to perform or cause to be performed obligations and exercise rights thereunder in accordance therewith.

(c)                Each of the Company and the Guarantors shall use its reasonable best efforts to do or cause to be done all such acts and things as may be required by the next sentence of this Section 10.01, to assure and confirm to the Collateral Agent and the Trustee the first-priority Liens upon the Collateral contemplated hereby and any Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Obligations secured hereby, according to the intent and purposes herein expressed. Each of the Company and the Guarantors shall (i) enter into the Collateral Documents, (ii) within ten Business Days of the Issue Date, take all necessary steps to duly file the Collateral Documents for registration in each relevant public registry in Mexico and promptly deliver to the Trustee and the Collateral Agent a copy of the original record of registration (constancia de inscripción) issued by the Mexican notary public, and (iii) take any and all actions reasonably required to cause the Collateral Documents to create and maintain, as security for the Obligations of the Issuer and the Guarantors under the Notes, the Note Guarantees, the Collateral Documents and hereunder, a valid and enforceable perfected Lien in and on all of the Collateral, in favor of the Collateral Agent for the ratable benefit of the Holders, first in priority to any and all Liens at any time granted upon the Collateral, in each case, no later than 45 Business Days after the Issue Date and deliver to the Trustee and the Collateral Agent a copy of the notarial instrument evidencing the registration of such Liens in each relevant public registry in Mexico. Each of the Trustee, the Company and the Guarantors hereby acknowledge and agree that the Collateral Agent shall hold the Collateral for the ratable benefit of the Holders and the Trustee pursuant and subject to the terms of the Collateral Documents. The Company and each Guarantor shall (A) deliver to the Trustee and the Collateral Agent copies of all documents required under the Collateral Documents to assure and confirm to the Trustee and the Collateral Agent that the security interests created in respect of the Collateral (or any part thereof) under the Collateral Documents constitute security for the Indenture and the Notes as contemplated in this Indenture, and (B) perform or cause their respective Subsidiaries to perform all such actions as may be required by the provisions of the Collateral Documents. Neither the Collateral Agent nor the Trustee shall be responsible for and neither of them make any representation as to the existence, genuineness, value or protection of any Collateral, or the legality, effectiveness or sufficiency of any Collateral Document, or for the creation, perfection, priority, sufficiency or protection of any liens securing the Notes. For the avoidance of doubt, nothing herein shall require the Collateral Agent or the Trustee to file financing statements or continuation statements or local filings required by Mexican law or be responsible for perfecting or maintaining the perfection of security interests purported to be created as described herein (except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder or under any other Collateral Document) and such responsibility shall be solely that of the Company.

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10.02.    Use of the Collateral. Subject to the terms and conditions of the Collateral Documents and this Indenture, the Company shall be entitled, unless an Event of Default has occurred and is continuing and the Collateral Agent has given contrary instructions in accordance with the terms of the Collateral Documents, to generally remain in possession of and to retain exclusive control over the Collateral (other than any amounts that are the proceeds of a Collateral Asset Sale or an Event of Loss relating to the Collateral), to freely operate the Collateral, to replace the Collateral and to sell or otherwise dispose of Collateral (including, with respect to cash constituting Collateral by virtue of being proceeds under any mortgage), and to collect, invest and dispose of any income in respect of any Collateral, in each case in the ordinary course of the Company’s business.

10.03.    Determinations Relating to Collateral. In the event (a) the Collateral Agent shall receive any written request from the Company for consent or approval with respect to any matter or thing relating to the Collateral or the Company’s obligations with respect thereto or (b) there shall be due to or from the Collateral Agent under the provisions of the Collateral Documents any material performance or the delivery of any material instrument or (c) a Responsible Officer of the Collateral Agent shall become actually aware of any material nonperformance by the Company or any Guarantor of any covenant or any material breach of any representation or warranty of the Company or a Guarantor set forth in the Collateral Documents, then, in each such event, the Collateral Agent shall be entitled to hire, at the sole reasonable cost and expense of the Company, experts, consultants, agents and attorneys to advise the Collateral Agent on the manner in which the Collateral Agent should respond to such request or render any requested performance or response to such nonperformance or breach.

10.04.    Suits to Protect the Collateral. Subject in all respects to the terms and conditions of the Collateral Documents, the Collateral Agent shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of this Indenture, the Collateral Documents, and such suits and proceedings as the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral Documents and in the principal, interest, issues, profits, rents, revenues and other income arising therefrom, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of, or compliance with, such enactment, rule or order would impair the security hereunder or under the Collateral Document, or be prejudicial to the interests of the Holders, the Trustee or the Collateral Agent.

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10.05.    Termination and Reinstatement of the Collateral. Upon the full and final payment and performance by the Company and the Guarantors of the Obligations under the Notes, this Indenture and the Collateral Documents, the Collateral Documents will terminate and the Liens on all of the Collateral will be released. The Collateral Agent shall release the Liens in favor of it in any Collateral to be sold pursuant to a Collateral Asset Sale or, in the case of certain obsolete or other assets, to be disposed of in a transaction not considered a Collateral Asset Sale pursuant to clause (i) of the exclusion to the definition thereof; provided that such transaction shall be subject to the provisions under Section 4.10 hereof.

10.06.    Enforcement and Disposition of Collateral. (a) Upon the occurrence and during the continuation of a Collateral Event of Default:

(i) the Collateral Agent shall be entitled to cancel any lease agreement entered into by each Restricted Subsidiary owning real property subject to a mortgage; and

(ii) the Collateral Agent may, without notice, enter upon all or any portion of the Company’s and its Restricted Subsidiaries’ premises that comprises the Collateral to inspect the Collateral and may exercise other rights with respect to the Collateral under applicable law.

(b) The cash proceeds of sales of, or collections on, any Collateral received upon the exercise of remedies, including pursuant to a bankruptcy proceeding, will be applied pursuant to the Collateral Documents in the following order of priority:

(i) first, to the payment of all unpaid fees, expenses, reimbursements, indemnifications and advancements of the Collateral Agent and its agents and counsel under the Collateral Documents and to the unpaid fees, expenses, reimbursements and indemnifications of the Collateral Agent;

(ii) second, to the payment of all unpaid fees, expenses, reimbursements, indemnifications and advancements of the Trustee and its agents and counsel, to the extent relating to their activities in connection with the Collateral Documents;

(iii) third, to the payment of principal under the Notes, excluding any premium, interest, penalty or other amounts in respect thereof, on a pro rata basis and subject to the limitations provided below;

(iv) fourth, to the payment of accrued and unpaid interest under the Notes;

(v) fifth, to the payment of any other Obligations under the Notes; and

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(vi) sixth, to the Company and its Restricted Subsidiaries or to whomever else may lawfully be entitled to receive such proceeds or as a court of competent jurisdiction may direct.

10.07.    Collateral Documents. This Article X and the provisions of each Collateral Document are subject to the terms, conditions and benefits set forth in the Collateral Documents in all respects. The Company and each Guarantor consent to, and agree to be bound by, the terms of the Collateral Documents, as the same may be in effect from time to time, and to perform their respective obligations thereunder in accordance therewith.

10.08.    Collateral Agent. \l3(a) At the direction of the Holders of the Notes, the Trustee shall appoint a collateral agent, which shall be authorized to act on behalf of and for the benefit of the Holders of the Notes. In accordance with the foregoing, on the Issue Date, Deutsche Bank Trust Company Americas is hereby appointed by the Trustee, at the direction of the Holders of the Notes, to serve as Collateral Agent for the benefit of the Holders of the Notes.

(b)               The Collateral Agent appointed by the Trustee as provided in Section 10.08(a) hereof shall be the secured party of record with respect to the security interests created in respect of the Collateral under the Collateral Documents and shall hold such Collateral for the benefit of the Holders of the Notes.

(c)                The Collateral Agent shall hold (directly or through co-agents), and shall be entitled to enforce, all Liens on the Collateral created by the Collateral Documents in accordance with the terms of the Collateral Documents. Neither the Company or any of the Guarantors nor their respective Affiliates may serve as Collateral Agent.

(d)               Except as provided in the Collateral Documents, the Collateral Agent shall not be obligated to: (i) act upon directions purported to be delivered to it by any Person; (ii) foreclose upon or otherwise enforce any Lien; or (iii) take any other action whatsoever pursuant to any or all of the Collateral Documents, the Liens created thereby or the Collateral.

(e)                A resignation or removal of the Collateral Agent and appointment of a successor Collateral Agent will become effective pursuant to the terms of the Collateral Documents.

(f)                The Collateral Agent shall be entitled to all the rights, protections, privileges and immunities granted to the Trustee under this Indenture. Whenever reference is made in this Indenture or the Collateral Documents to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, it is understood that in all cases the Collateral Agent shall be acting, giving, withholding, suffering, omitting, taking or otherwise undertaking and exercising the same (or shall not be undertaking and exercising the same) as directed by the Trustee. This provision is intended solely for the benefit of the Collateral Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto.

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(g)               The duties of the Collateral Agent shall be mechanical and administrative in nature. The Collateral Agent shall not have, by reason hereof or any of the Collateral Documents, a fiduciary relationship with any Holder, the Company, any Guarantor or any other Person, and nothing herein or in any of the Collateral Documents, inferred or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any duties, responsibilities or obligations in respect hereof or of any of the Collateral Documents, except as expressly set forth herein or therein.

10.09.    Release of Liens in Respect of the Notes. The Collateral Agent’s priority Liens upon the Collateral shall no longer secure the Notes outstanding under this Indenture, the Note Guarantees or any other Obligations under this Indenture, and the right of the Holders of the Notes and such Obligations to the benefits and proceeds of the Collateral Agent’s priority Liens on the Collateral shall terminate and be discharged, in which case the Collateral Agent shall sign and permit the Company to file all required documents provided to it, at the Company’s sole cost and expense, to effectuate the release of the Collateral Agent’s Liens upon the Collateral upon the receipt by the Collateral Agent from the Trustee of written notice regarding:

(a)                satisfaction and discharge of this Indenture, in accordance with Article XII hereof;

(b)               Legal Defeasance or Covenant Defeasance of the Notes in accordance with Article VIII hereof;

(c)                payment in full and discharge of all Notes outstanding under this Indenture and all Obligations that are outstanding, due and payable under this Indenture at the time the Notes are paid in full and discharged (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time); or

(d)               such termination or discharge, in whole or in part, with the consent of the Holders of the requisite percentage of Notes in accordance with Article IX hereof;

10.10.    Relative Rights. Nothing in this Indenture or the Collateral Documents will:

(a)                impair, as between the Company and the Holders, the obligation of the Company to pay principal of, premium and interest, if any, on the Notes in accordance with their terms or any other obligation of the Company or any Guarantor;

(b)               affect the relative rights of Holders as against any other creditors of the Company or any Guarantor (other than Permitted Liens);

(c)                restrict the right of any Holder to sue for payments that are then due and owing; or

(d)               restrict or prevent any Holder of any Notes or the Collateral Agent from exercising any of its rights or remedies upon a Default or Event of Default not specifically restricted or prohibited by the Collateral Documents.

10.11.    Perfection Opinion. Promptly after the execution and delivery of this Indenture and the execution and delivery of the Notes and every year thereafter on February 1 of each year, the Company will deliver to the Trustee and the Collateral Agent, at the expense of the Company, an Opinion of Counsel either stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, rerecording and refiling of financing or continuation statements as is necessary to maintain the effectiveness and the perfection of the Liens of this Indenture and the Collateral Documents, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain the effectiveness or perfection of such lien; and in each case, such opinion shall state what future action is necessary to maintain the effectiveness and perfection of such Liens.

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Article XI

Note Guarantees

11.01.  Guarantee. (a) Subject to this Article XI, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(i) the principal of, premium and Additional Amounts, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest and premium and Additional Amounts on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

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(c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

11.02.    Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article XI, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

11.03.    Execution and Delivery of Note Guarantee. To evidence its Note Guarantee set forth in Section 11.01 hereof, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit B hereto will be endorsed by an Officer of such Guarantor by manual or facsimile signature on each Note authenticated and delivered by the Trustee in accordance with this Indenture and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 11.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

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The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

In the event that the Company or any of its Restricted Subsidiaries creates or acquires any Subsidiary after the date of this Indenture, if required by Section 4.16 hereof, the Company shall cause such Restricted Subsidiary to comply with the provisions of Section 4.16 hereof and this Article XI, to the extent applicable.

11.04.    Guarantors May Consolidate, Etc., on Certain Terms. Except as otherwise provided in Section 11.05 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

(a) immediately after giving effect to such transaction, no Default or Event of Default exists; and

(b) either:

(i) subject to Section 11.05 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor under this Indenture and its Note Guarantee on the terms set forth herein or therein pursuant to a supplemental indenture in form and substance satisfactory to the Trustee; or

(ii) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation, Section 4.10 hereof.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person as provided in clause (b)(i) above, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles IV and V hereof, and notwithstanding clauses (b)(i) and (ii) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

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11.05.    Releases. The Note Guarantee of a Guarantor will be released:

(a) In the event of any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company otherwise permitted by this Indenture;

(b) In the event of any sale or other disposition of all of the Capital Stock of that Guarantor owned by the Company and its subsidiaries to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company otherwise permitted by this Indenture;

(c) If the Company designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the provisions of this Indenture; or

(d) Upon Legal Defeasance or satisfaction and discharge of this Indenture in accordance with Articles VIII and XII hereof, respectively.

Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the foregoing effect, the Trustee shall execute any documents reasonably requested by the Company in writing in order to evidence the release of the Guarantor from its obligations under its Note Guarantee.

Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 11.05 will remain liable for the full amount of principal of and interest and premium, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article XI.

Article XII

Satisfaction and Discharge

12.01.    Satisfaction and Discharge. This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(a) either:

(i) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has heretofore been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(ii) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest and any Additional Amounts that may be due and payable, if any, to the date of maturity or redemption;

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(b) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(c) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(d) the Company has delivered irrevocable written instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the Redemption Date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section 12.01, the provisions of Sections 8.06 and 12.02 hereof will survive. In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

12.02.    Application of Trust Money. Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

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Article XIII

Miscellaneous

13.01.    Currency Indemnity. U.S. dollars are the sole currency of account and payment for all sums payable by the Company or the Guarantors under or in connection with the Notes, including damages. To the greatest extent permitted under applicable law, any amount received or recovered in a currency other than dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding up or dissolution of the Company or the Guarantors or otherwise) by any Holder of a Note in respect of any sum expressed to be due to it from the Company or the Guarantors shall constitute a discharge to the Company or the Guarantors only to the extent of the dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that dollar amount is less than the dollar amount expressed to be due to the recipient under any Note, the Company or the Guarantors shall indemnify the recipient against any loss sustained by it as a result. In any event, the Company or the Guarantors shall indemnify the recipient against the cost of making any such purchase. For the purposes of this Section 13.01, it will be sufficient for the Holder of a Note to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of dollars been made with the amount so received or recovered in that other currency on the date of receipt or recovery (or, if a purchase of dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from the other obligations of the Company or the Guarantors, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder of a Note and shall constitute in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note.

13.02.    Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the duties imposed by the TIA will control.

13.03.    Notices. Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first-class mail (registered or certified, return receipt requested), facsimile transmission, ..pdf attached to an email or overnight air courier guaranteeing next day delivery, to the others’ address:

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If to the Company and/or any Guarantor:

Maxcom Telecomunicaciones, S.A.B. de C.V.

c/o Alarcón Espinosa Abogados, S.C.

Guillermo González Camarena, 1100, 3er piso

México, DF 01210

Attention:  Gonzalo Alarcón I.

E-mail address:  ga@aeabogados.com

With copies (which shall not constitute notice) to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022

USA
Facsimile: +1 (312) 861-2200

Attention: Marc Kieselstein, Paul Zier, and Daniel R. Hodgman
E-mail addresses: mkieselstein@kirkland.com, pzier@kirkland.com, and dhodgman@kirkland.com

If to the Trustee and/or the Collateral Agent:

Deutsche Bank Trust Company Americas

Trust and Agency Services

60 Wall Street, 27th Floor

Mail Stop: NYC60-2710

New York, New York 10005

USA

Attention: Corporates Team, Maxcom Telecomunicaciones, S.A.B. de C.V.

Facsimile: +1 (732) 578-4635

With a copy to:

Deutsche Bank National Trust Company

for Deutsche Bank Trust Company Americas Trust and Agency Services

100 Plaza One – 6th Floor

Mail Stop: JCY03-0699

Jersey City, NJ 07311

USA

Attention: Corporates Team, Maxcom Telecomunicaciones, S.A.B. de C.V.

Facsimile: +1 (732) 578-4635

The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications. Any notice or communication delivered to the Trustee or the Collateral Agent shall be in English.

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All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; when sent, if sent as a .pdf attached to an email; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

13.04.    Communication by Holders of Notes With Other Holders of Notes. Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

13.05.    Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.06 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.06 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

13.06.    Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and must include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

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(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

13.07.    Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

13.08.    No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

13.09.    Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES. THE COLLATERAL DOCUMENTS SHALL BE GOVERNED BY THE LAWS OF MEXICO.

13.10.    Consent to Jurisdiction and Service. The Company, and each Guarantor has appointed CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York, 10011, USA as its agent (the “Authorized Agent”) upon whom process may be served in any actions arising out of, based on, or relating to the Notes, this Indenture or the transactions contemplated hereby or brought under U.S. Federal or state securities laws brought in any U.S. Federal or state court located in the Borough of Manhattan in The City of New York, and expressly consent, together with all other parties to this Indenture, to the jurisdiction of any such court in respect of any such action, and waive any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company and each Guarantor represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company and each of the Guarantors shall be deemed, in every respect, effective service of process upon the Company and each of the Guarantors.

Each party hereto irrevocably (i) agrees that any legal suit, action or proceeding arising out of, based on, or relating to the Notes, this Indenture or the transactions contemplated hereby may be instituted in any U.S. Federal or state court in the Borough of Manhattan in The City of New York and (ii) waives, to the fullest extent they may effectively do so, any objection which it may have now or hereafter have to the laying of venue of any such proceeding.

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13.11.    No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

13.12.    Successors. All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee and the Collateral Agent, as applicable, in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 11.05 hereof.

13.13.    Severability. In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

13.14.    Counterpart Originals. The parties may sign any number of copies of this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or .pdf transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Each signed copy will be an original, but all of them together represent the same agreement.

13.15.    Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

13.16.    Luxembourg Law Provision. The Company and the Guarantors expressly accept and confirm for the purposes of articles 1278 and 1281 of the Luxembourg civil code that, notwithstanding any assignment, transfer and/or novation made pursuant to this Indenture, the security created or guarantee given shall be preserved for the benefit of the Collateral Agent and the Trustee and secures and guarantees all obligations of the Company and the Guarantors (including without limitation, all obligations with respect to all rights and/or obligations so assigned, transferred or novated) and shall be preserved for the benefit of any successor and assign of the Trustee or the Collateral Agent (if any).

13.17.    USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act (Title III of Pub. L.107-56 (signed into law October 26, 2001)) (as amended, modified or supplemented from time to time, the “USA PATRIOT Act”), the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with Deutsche Bank Trust Company Americas. The parties to this Agreement agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

13.18.    Force Majeure. Neither the Trustee nor the Collateral Agent shall incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of such Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Indenture on the day and year first above written.

MAXCOM TELECOMUNICACIONES, S.A.B. DE C.V.

By: ___________________________

Name:

Title:

MAXCOM USA, INC.

By: ___________________________

Name:

Title:

SIERRA USA COMMUNICATIONS, INC.

By: ___________________________

Name:

Title:

Asesores Telcoop, S.A. de C.V.

By: ___________________________

Name:

Title:

Celmax Móvil, S.A. de C.V.

By: ___________________________

Name:

Title:

Corporativo en Telecomunicaciones, S.A. de C.V.

By: ___________________________

Name:

Title:

[Signature Page to Step-Up Senior Notes Indenture]

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Maxcom Servicios Administrativos, S.A. de C.V.

By: ___________________________

Name:

Title:

Maxcom SF, S.A. de C.V.

By: ___________________________

Name:

Title:

Maxcom TV, S.A. de C.V.

By: ___________________________

Name:

Title:

Outsourcing Operadora de Personal, S.A. de C.V.

By: ___________________________

Name:

Title:

Servicios MSF, S.A. de C.V.

By: ___________________________

Name:

Title:

Sierra Comunicaciones Globales, S.A. de C.V.

By: ___________________________

Name:

Title:

[Signature Page to Step-Up Senior Notes Indenture]

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TECBTC Estrategias de Promoción, S.A. de C.V.

By: ___________________________

Name:

Title:

Telereunión, S.A. de C.V.

By: ___________________________

Name:

Title:

Telscape de México, S.A. de C.V.

By: ___________________________

Name:

Title:

[Signature Page to Step-Up Senior Notes Indenture]

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DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By: Deutsche Bank National Trust Company

By: ___________________________

Name:

Title:

By: ___________________________

Name:

Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Collateral Agent

By: Deutsche Bank National Trust Company

By: ___________________________

Name:

Title:

By: ___________________________

Name:

Title:

[Signature Page to Step-Up Senior Notes Indenture]

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DEUTSCHE BANK Luxembourg S.A.,
as Luxembourg sub-paying agent and transfer agent

By: ___________________________

Name:

Title:

By: ___________________________

Name:

Title:

[Signature Page to Step-Up Senior Notes Indenture]

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EXHIBIT A

FORM OF NOTe

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THE NOTES REPRESENTED BY THIS NOTE HAVE BEEN ISSUED PURSUANT TO SECTION 1145 OF THE U.S. BANKRUPTCY CODE, AS AMENDED (THE “BANKRUPTCY CODE”) THAT PROVIDES AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE STATUTES.

A-1

CUSIP:____________

Step-Up Senior Notes due 2020

No. ________	U.S.$____________

MAXCOM TELECOMUNICACIONES, S.A.B. DE C.V.

promises to pay to                              or registered assigns,

the principal sum of                               DOLLARS[, as revised by the Schedule of Exchanges of Interests in the Global Note]*on June 15, 2020.

Interest Payment Dates: June 15 and December 15, commencing on December 15, 2013

Record Dates: June 1 and December 1

Additional provisions of this Note are set forth on the other side of this Note.

Dated:            , 2013

SIGNATURE PAGE FOLLOWS

 * To be included if this Note is a Global Note.

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MAXCOM TELECOMUNICACIONES, S.A.B. DE C.V.

By: ___________________________

Name:

Title:

Trustee’s Certificate of Authentication: This is one of the Notes referred to in the within-mentioned Indenture:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

By: ___________________________

Authorized Signatory

By: ___________________________

Authorized Signatory

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Reverse of Note
Step-Up Senior Notes due 2020

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Maxcom Telecomunicaciones, S.A.B. de C.V., a sociedad anónima bursátil de capital variable organized under the laws of Mexico (the “Company” or the “Issuer”), promises to pay interest on the principal amount of this Note at 6% per annum from (and including) the Issue Date to (and excluding) June 14, 2016, 7% per annum from (and including) June 15, 2016 to (and excluding) June 14, 2018, and 8% per annum from (and including) June 15, 2018 to (and excluding) June 15, 2020. The Company shall pay interest semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be December 15, 2013. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, interest and premium, if any, from time to time on demand at a rate that is 2% per annum in excess of the then applicable interest rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2) METHOD OF PAYMENT. The Company shall pay or cause to be paid interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the June 1 or December 1 (each, a “Record Date”) preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, interest, Additional Amounts, if any, and premium, if any, at the office or agency of the Paying Agent and Registrar, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, Deutsche Bank Trust Company Americas, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

(4) INDENTURE. The Company issued the Notes under an Indenture dated as of October 7, 2013 (the “Indenture”) among the Company, the Guarantors, the Trustee and Deutsche Bank Luxembourg S.A., as Luxembourg sub-paying agent and transfer agent. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

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(5) OPTIONAL REDEMPTION. (a) At any time prior to June 15, 2017, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 106% of the principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, to the Redemption Date, using cash in an amount up to the amount of the net cash proceeds of a sale of common Equity Interests (other than Disqualified Stock) of the Company; provided that (i) at least 65% of the aggregate principal amount of Notes originally issued under the Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and (ii) the redemption occurs within 90 days of the date of the closing of such sale of Equity Interests.

(b) At any time prior to June 15, 2017, the Company may also redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ written notice, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Amounts, if any, to the Redemption Date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

(c) On or after June 15, 2017, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ written notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Amounts, if any, on the Notes redeemed, to the applicable Redemption Date, if redeemed during the periods indicated below, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
From June 15, 2017 through June 14, 2018	103.00%
From June 15, 2018 through June 14, 2019	101.50%
From June 15, 2019 and thereafter	100.00%

(d) The Company may at its option at any time, upon giving not less than 30 nor more than 60 days’ written notice to Holders, redeem all (but not less than all) of the Notes then outstanding, at 100% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Amounts, if any, to such Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in the event the Company has become, or would become, obligated to pay, on the next interest payment date on which any amount would be payable with respect to such Notes, any Additional Amounts in excess of the Additional Amounts the Company would be obligated to pay if payments made on the Notes were subject to withholding or deduction of Mexican taxes at a rate in excess of 4.9 percent (“Excess Additional Amounts”) as a result of: (a) any change in, or amendment to, the laws (including any regulations promulgated thereunder) of the relevant Tax Jurisdiction; or (b) any change in the official application, administration or interpretation of such laws or regulations in the relevant Tax Jurisdiction (each of (a) and (b) a “Change of Tax Law”), if (1) the above-mentioned change or amendment is announced on or after the Issue Date (or, if later, the date on which a jurisdiction becomes a relevant Tax Jurisdiction), (2) there has been a further issuance, such obligation to pay Excess Additional Amounts would have arisen absent a further issuance of the Notes pursuant to the Indenture, and (3) such obligation to pay Excess Additional Amounts cannot be avoided by the Company taking reasonable measures available to it (including, without limitation, changing the jurisdiction from or through which payments are made).

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(6) MANDATORY REDEMPTION. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes. The Company may at any time and from time to time purchase Notes in the open market or otherwise.

(7) REPURCHASE AT THE OPTION OF HOLDER. (a) If there is a Change of Control, the Company shall be required to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to U.S.$150,000 or integral multiples of U.S.$1,000 above U.S.$150,000) of each Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Amounts, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date (the “Change of Control Payment”). Within 10 days following the date on which a Change of Control occurs, the Company shall mail, by first-class mail or, if sent through DTC, send in accordance with DTC’s applicable procedures, a notice to each Holder, with a copy to the Trustee, setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b) If the Company or a Restricted Subsidiary of the Company consummates any Asset Sales, within five days of each date on which the aggregate amount of Excess Proceeds exceeds U.S.$5,000,000, within five days thereof, the Company shall make an offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an “Asset Sale Offer”) pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company (or such Restricted Subsidiary) may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

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(c) The Company shall be required to use 50% of any Excess Capital Contribution greater than U.S.$5,000,000 (the “Excess Capital Contribution Amount”) to make an offer to each Holder of Notes to repurchase such Holder’s Notes at the offer price specified in the next sentence (an “Excess Capital Contribution Offer”). The offer price in any Excess Capital Contribution Offer will be equal to 85% of the principal amount of the Notes plus accrued and unpaid interest and Additional Amounts, if any, on the Notes repurchased to the date of purchase, and shall be payable by the Company in cash. If the aggregate principal amount of Notes tendered into such Excess Capital Contribution Offer, taking into account the offer price of 85% of the principal amount of the Notes, exceeds the Excess Capital Contribution Amount, the Trustee shall select the Notes to be purchased in accordance with the selection procedures set forth in Section 3.02 of the Indenture. Any portion of the Excess Capital Contribution that remains after consummation of an Excess Capital Contribution Offer may be used by the Company for any purpose not otherwise prohibited by the Indenture. Within 10 days following the date on which the Company has received all Excess Capital Contributions to be made in connection with the Purchaser’s Capital Contribution (and the total Excess Capital Contributions exceed U.S.$5,000,000), the Company shall mail, by first-class mail or, if sent through DTC, send in accordance with DTC’s applicable procedures, a notice to each Holder, with a copy to the Trustee, stating the Excess Capital Contribution Amount and offering to repurchase Notes on the Excess Capital Contribution payment date specified in such notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.

(8) NOTICE OF REDEMPTION. Subject to the provisions of Section 3.09 of the Indenture, notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes and portions of Notes to be selected for redemption or purchase will be in minimum amounts of U.S.$150,000 or whole multiples of U.S.$1,000 in excess thereof ; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of such Notes, even if not a multiple of U.S.$1,000, will be redeemed or purchased.

(9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons, initially issuable in minimum denominations of U.S.$150,000 and integral multiples of U.S.$1,000 in excess of thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer or other similar governmental charges required to be paid in connection therewith. The Company shall not be required to transfer or exchange any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company shall not be required to transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

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(10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

(11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event or Default or compliance with any provision of the Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes, including Additional Notes, if any, voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). Without the consent of any Holder of a Note, the Indenture or the Notes or the Note Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders of the Notes and Note Guarantees in case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets in compliance with the Indenture, as applicable, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes, to conform the text of the Indenture to any provisions of the “Description of Step-Up Senior Notes” exhibit of the Disclosure Statement, to the extent that such provision in that “Description of Step-Up Senior Notes” was intended to be a verbatim recitation of a provision of the Indenture or the Notes, as evidenced by an Officers’ Certificate, to provide for the issuance of Additional Notes under the Indenture to the extent otherwise so permitted under the terms of the Indenture, or to evidence and provide for the acceptance of appointment by a successor Trustee.

(12) DEFAULTS AND REMEDIES. Events of Default include: (a) default for 30 days in the payment when due of interest or any Additional Amounts on the Notes; (b) default in the payment when due (whether at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes; (c) failure by the Company or any of its Restricted Subsidiaries to comply with Sections 4.15, 4.24 or 5.01 of the Indenture; (d) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other covenants or agreements in the Indenture; (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, if that default (i) is caused by a failure to pay principal of, or interest or premium, if any on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default or (ii) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated aggregates U.S.$10,000,000 or more; (f) failure by the Company or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of U.S.$10,000,000, which judgments are not paid, discharged or stayed for a period of 60 days; (g) except as permitted by the Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any authorized Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee, or any Collateral Document is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect; and (h) certain events of bankruptcy, reorganization, concurso mercantil, quiebra, insolvency or similar laws of Mexico, the United States or any other jurisdiction described in the Indenture with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in writing in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or premium, if any, or a Default pursuant to clauses (e) or (f) of Section 6.01 of the Indenture) if it determines that withholding notice is in their interest. The Trustee may, in good faith as determined by a Responsible Officer of the Trustee, refuse to follow any direction that conflicts with applicable law or the Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal, interest or premium, if any, on the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default under the Indenture governing the Notes, to deliver to the Trustee a statement specifying such Default or Event of Default.

A-8

(13) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee. However, if the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days and, if required, apply to the SEC for permission to continue as Trustee (if the Indenture has been qualified under the TIA) or resign.

(14) NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder of the Company or any of Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

(15) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

(17) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(18) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES. THE COLLATERAL DOCUMENTS SHALL BE GOVERNED BY THE LAWS OF MEXICO.

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The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Maxcom Telecomunicaciones, S.A.B. de C.V.
c/o Alarcón Espinosa Abogados, S.C.

Guillermo González Camarena, 1100, 3er piso

México, DF 01210
México
Attention: Gonzalo Alarcón I.

A-10

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

 (Insert assignee’s soc. sec. or tax I.D. no.)

 (Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature: (Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, check the appropriate box below:

☐→Section 4.10 ☐ →Section 4.15

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

U.S.$

Date:	Your Signature: (Sign exactly as your name appears on the face of this Note)
Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Authorized Signature of Trustee or Custodian

* This schedule should be included only if the Note is issued in global form.

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EXHIBIT B

FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of October 7, 2013 (the “Indenture”) among Maxcom Telecomunicaciones, S.A.B. de C.V., (the “Company”), the Guarantors party thereto, Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) and Collateral Agent, and Deutsche Bank Luxembourg S.A., as Luxembourg sub-paying agent and transfer agent, (a) the due and punctual payment of the principal of, premium, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article XI of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

By: ___________________________

Name:

Title:

B-1

EXHIBIT C

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of ____________, 20__, among ______________(the “Guaranteeing Subsidiary”), a subsidiary of __________________________ (or its permitted successor), a [•] corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and ______________, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of October 7, 2013 (the “Indenture”) providing for the issuance of Step-Up Senior Notes due 2020 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby provides an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article XI thereof.

4. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

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5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

C-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:________________, 20__

[GUARANTEEING SUBSIDIARY]

By: ___________________________

Name:

Title:

MAXCOM TELECOMUNICACIONES, S.A.B. DE C.V.

By: ___________________________

Name:

Title:

[EXISTING GUARANTORS]

By: ___________________________

Name:

Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By: ___________________________

Name:

Title:

C-3

Exhibit D

FORM OF INTERCOMPANY SUBORDINATION AND CREDIT AGREEMENT

INTERCOMPANY SUBORDINATION AND CREDIT AGREEMENT, dated as of [●], 2013 (this “Agreement”), by and among MAXCOM TELECOMUNICACIONES, S.A.B. de C.V., a sociedad anónima bursátil de capital variable organized under the laws of Mexico (together with its successors, the “Company”) and each and every one of the subsidiaries of the Company listed in Exhibit A hereto (each a “Subordinated Subsidiary” and together with the “Company,” the “Obligors”) for the benefit of the Indenture Trustee and the Collateral Agent (as such terms are defined below) and for the pro rata benefit of the Holders (as such term is defined in the Step-Up Senior Notes) of the Step-Up Senior Notes. Unless otherwise specified, all capitalized terms used but not defined herein shall have the meaning assigned to them in the Indenture (as such term is defined below).

WHEREAS, on July 3, 2013, the Company and certain holders (“Consenting Senior Noteholders”) of the 11.0% Senior Notes due 2014 (“Senior Notes”) reached agreement regarding the prepackaged plan of reorganization (the “Plan”) with respect to the capital structure of the Company, including the Company’s obligations under the Senior Notes;

WHEREAS, on July 3, 2013, the Company and the Consenting Senior Noteholders entered into the Restructuring and Support Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “RSA”) providing for, among other things, agreement of the Consenting Senior Noteholders to support, and vote in favor of, the Plan;

WHEREAS, on July 23, 2013, the Company undertook a restructuring by commencing voluntary cases under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101–1532, in the United States Bankruptcy Court for the District of Delaware to effect the Restructuring as set forth in the Plan, including the issuance of step-up senior notes by the Company (the “Step-Up Senior Notes”);

WHEREAS, the Company entered into the indenture governing the Step-Up Senior Notes, dated as of [•], 2013, by and among the Company, the guarantors named therein, Deutsche Bank Trust Company Americas, as Indenture Trustee (in such capacity, the “Indenture Trustee”) and Collateral Agent (in such capacity, the “Collateral Agent”), and Deutsche Bank Luxembourg S.A., as Luxembourg Sub-Paying Agent and Transfer Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture” and, collectively with the Plan and the RSA, the “Restructuring Documents”); and

WHEREAS, pursuant to Section 4.23 (Limitation on Intercompany Indebtedness) of the Indenture, each of the Obligors has agreed to cause all Intercompany Indebtedness (other than Ordinary Course Intercompany Indebtedness) to be subordinated to the Step-Up Senior Notes pursuant to the terms of this Agreement and the Intercompany Trust Agreement, the terms of which, among other things, provide that any and all such Intercompany Indebtedness will be subordinated to the Step-Up Senior Notes in liquidation and in right of payment.

NOW THEREFORE, in consideration of the foregoing, each of the Subordinated Subsidiaries and the Company hereby covenant and agree as follows:

D-1

REPRESENTATIONS

SOLE. Each Obligor represents that, given that the Obligors form part of the same corporate group and by virtue of the Obligors’ operations in accordance with their respective corporate purposes, (a) it has certain ongoing commercial relationships with the other Obligors and accounting practices that are consistent with those of the other Obligors, (b) such transactions can be effectuated in the form of a single transaction on a given cutoff date, and (c) it has determined that it is appropriate to execute this Agreement pursuant to the following terms:

CLAUSES

FIRST. Each of the Obligors, as a lender, grants to each of the other Obligors, as a borrower, a current unlimited account line of credit in accordance with the provisions of article 296 of the Mexican General Law of Negotiable Instruments and Credit Transactions (Ley General de Títulos y Operaciones de Crédito, or the “Law”) (each a “Credit”), which shall be used in connection with activities within their respective corporate purposes (subject to any contractual limitations agreed with third parties, including, but not limited to, the limitations existing under the Restructuring Documents).

Such line of credit is a revolving credit line granted in accordance with the provisions of article 296 of the Law. The Obligors are permitted to make and collect payments in respect of such Ordinary Course Intercompany Indebtedness so long as such Ordinary Course Intercompany Indebtedness is incurred, and such payments are made or collected, in the ordinary course of business consistent with past practice.

SECOND. Borrowings by the Obligors under this Agreement may be made for any purpose, including in connection with the provision of services transactions or any transfer of obligations or rights (subject to any contractual limitations agreed with third parties, including, but not limited to, the limitations existing under the Restructuring Documents); it being understood that the Obligors shall be permitted to incur any Intercompany Indebtedness that complies with the terms and conditions of the Indenture and this Agreement.

THIRD. The Obligors shall collect or pay interest rates similar to those prevailing in the market; it being understood that such rates may be subject to the market fluctuations.

FOURTH. Any borrowings under this Agreement may be effected in national or foreign currencies and must be consistent with the terms and conditions of the Indenture in all respects.

FIFTH. Within the thirty calendar days immediately following the closing of each quarterly period ending on March 31, June 30, September 30 and December 31 of each calendar year, commencing the next day immediately after the closing of the next quarterly period subsequent to the execution date of this Agreement, the Company shall deliver:

(i) to the Subordinated Subsidiaries, an account statement including the transactions corresponding to the immediately preceding quarter pursuant to this Agreement; and

(ii) to the Indenture Trustee (as defined below) and the Collateral Agent, a listing of all transactions and outstanding balances during the preceding quarter pursuant to this Agreement.

1

Notwithstanding the foregoing, the Obligors acknowledge that payment of the balances owing by each such Obligor shall be payable pursuant to the terms and conditions agreed by each Obligor (a) in accordance with their ordinary practices or (b) within the ninety calendar days immediately following the date on which this Agreement is terminated for any reason.

SIXTH. The commissions and expenses derived from the transactions referred to in this Agreement, shall be included in the aforementioned account statements.

SEVENTH. The registration of a Credit in the relevant account pursuant to this Agreement shall not be construed as an admission or a waiver by any party regarding the validity of the actions or agreements from which such Credit arises. In the event that any such action or agreement becomes null and void, the corresponding registration pursuant to this Agreement shall be cancelled.

EIGHTH. Remittances of negotiable instruments shall be deemed to be subject to the condition precedent of “Subject to Collection”, and therefore, in the event that an Obligor under a negotiable instrument is unable to make payment thereunder, such Obligor shall timely notify the other party thereto in order for it to effect the corresponding cancellation registries (including the restitution of the instrument or instruments, if applicable).

NINTH. This Agreement is for an indefinite term and, upon payment in full of the Step-Up Senior Notes, any of the Obligors may terminate this Agreement by providing prior written notice to the other Obligors at least thirty calendar days prior to the proposed termination date.

TENTH. Any actions with respect to any errors or omissions in relation to this Agreement or the borrowings thereunder must be brought within six months of the cancellation date of the corresponding borrowing.

ELEVENTH. The parties hereto hereby agree as follows:

(i) all indebtedness incurred pursuant to this Agreement (collectively, the “Second Place Obligations”) shall at all times, and for all legal purposes, be subordinated to the prior payment in full of the Step-Up Senior Notes and the obligations under the Indenture;

(ii) in order to fulfill the subordination obligation referred to in section (i) above, each of the Obligors hereby authorizes the entry into the Irrevocable Administration and Source of Payment Trust with Reversion Rights Agreement No. [●], dated as of [●], 2013 (the “Trust”) by and among the Obligors and [●] (or its successors or assignees), in its capacity as trustee (the “Trustee”); a copy of the Trust is attached as Exhibit B hereto; and

(iii) in the event of a Concurso Proceeding (Procedimiento Concursal) (as defined in the Trust), the Obligors, in their capacity as lenders, hereby agree that any payment in favor thereof made as Income (Ingresos) (as defined in the Trust), shall be subject to the terms and conditions of the Trust and shall be applied first to the payment of the Step-Up Senior Notes and the obligations under the Indenture determined as common Recognized Lenders (Acreedores Reconocidos) (as defined in the Trust) pursuant to article 222 of the LCM in such Concurso Proceeding, and shall be applied to the payment of the Second Place Obligations only after the Step-Up Senior Notes and the obligations under the Indenture have been paid in full.

TWELFTH. All contracts entered into by the Obligors in relation to the Intercompany Indebtedness to which none of the Consenting Senior Noteholders, the Indenture Trustee and/or the Collateral Agent is a party shall be solely among the Obligors, and the Consenting Senior Noteholders, the Indenture Trustee and/or the Collateral Agent shall incur no liability in respect thereof; provided, however, that the Consenting Senior Noteholders the Indenture Trustee and the Collateral Agent shall be third party beneficiaries of such contracts to the extent provided herein and shall have the right to enforce such contracts to such extent.

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THIRTEENTH. In the event that an additional subsidiary of the Company becomes a party to the Trust pursuant to the Intercompany Credit Account Agreement (Contrato de Cuenta Corriente Intercompañías) (as amended, restated, supplemented or otherwise modified from time to time), upon execution and delivery by such subsidiary of a counterpart of this Agreement, such subsidiary shall become a party hereunder with the same force and effect as if originally named herein.

FOURTEENTH. The Obligors acknowledge that the execution of this Agreement does not constitute a novation, remission or substitution of the debts contracted between them prior to the date hereof.

FIFTEENTH. This Agreement shall be governed by and construed in accordance with the laws of Mexico, including the Law. For all matters regarding the interpretation and performance of this Agreement, the parties hereto expressly and irrevocably submit themselves to the jurisdiction of the competent courts of the Federal District of Mexico, expressly waiving their right to any other jurisdiction to which they may be entitled by virtue of their present or future domiciles or otherwise.

SIXTEENTH. This Agreement is made and entered into solely for the benefit of the parties hereto, the Indenture Trustee, the Collateral Agent and the Holders (as such term is defined in the Step-Up Senior Notes), and no other person or entity shall have any right of action hereon, right to claim any right or benefit from the terms contained herein, or be deemed a third party beneficiary hereunder.

SEVENTEETH. The failure of any party to exercise and/or delay in exercising any power or right hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise of any other power or right hereunder. Further, the waiver by any party of any right or remedy hereunder on any occasion shall not be construed as a waiver of any such right or remedy on any future occasion.

EIGHTEENTH. The parties further agree that this Agreement shall not be amended or modified except by a writing signed by each of the parties hereto, the Indenture Trustee, the Collateral Agent and the Consenting Senior Noteholders.

NINETEENTH. Notwithstanding anything herein to the contrary, this Agreement shall be subject to the terms and conditions contained in Articles VII and X of the Indenture, on a mutatis mutandis basis. Any notices hereunder required to be delivered to the Indenture Trustee or the Collateral Agent shall be governed by Section 13.03 of the Indenture.

In consideration of the foregoing, the parties hereto have caused this Agreement to be duly executed and delivered in the city of Mexico, on [●], 2013.

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MAXCOM TELECOMUNICACIONES, S.A.B. DE C.V.

__________________________________

By: [●]

Title: Attorney-in-fact

[INCUMBENCY CERTIFICATE]

[TO COME]

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THE SUBORDINATED SUBSIDIARIES

Maxcom Servicios Administrativos, S.A. de C.V.

Outsourcing Operadora de Personal, S.A. de C.V.

TECBTC Estrategias de Promoción, S.A. de C.V.

Corporativo en Telecomunicaciones, S.A. de C.V.

Maxcom SF, S.A. de C.V.

Maxcom TV, S.A. de C.V.

Maxcom USA, Inc.

Telereunión, S.A. de C.V.

Telscape de Mexico, S.A. de C.V.

Sierra Comunicaciones Globales, S.A. de C.V.

Servicios MSF, S.A. de C.V.

Sierra USA Communications, Inc.

Asesores Telcoop, S.A. de C.V.

Celmax Móvil, S.A. de C.V.

[●]

__________________________________

By: [●]

Title: Attorney-in-fact

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ACKNOWLEDGED BY:

INDENTURE TRUSTEE AND COLLATERAL AGENT

Deutsche Bank Trust Company Americas,

in its capacity as Indenture Trustee and Collateral Agent

and for the pro rata benefit of the Holders of Step-Up Senior Notes

__________________________________

By: [●]

Title: [●]

D-1

EXHIBIT A

List of Subsidiaries

Maxcom Servicios Administrativos, S.A. de C.V.

Outsourcing Operadora de Personal, S.A. de C.V.

TECBTC Estrategias de Promoción, S.A. de C.V.

Corporativo en Telecomunicaciones, S.A. de C.V.

Maxcom SF, S.A. de C.V.

Maxcom TV, S.A. de C.V.

Maxcom USA, Inc.

Telereunión, S.A. de C.V.

Telscape de Mexico, S.A. de C.V.

Sierra Comunicaciones Globales, S.A. de C.V.

Servicios MSF, S.A. de C.V.

Sierra USA Communications, Inc.

Asesores Telcoop, S.A. de C.V.

Celmax Móvil, S.A. de C.V.

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EXHIBIT B

Trust Agreement

[To be attached.]

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Exhibit E

IRREVOCABLE ADMINISTRATION TRUST AGREEMENT WITH REVERSION RIGHTS

entered into by and among

The companies listed in Appendix 1 hereof,

as Settlors and Beneficiaries in

Second Place,

Banco Mercantil del Norte, S.A.

Institución de Banca Múltiple

Grupo Financiero Banorte,

as Trustee,

Deutsche Bank Trust Company Americas,

as Collateral Agent

and Beneficiary in First Place

on behalf and for the benefit of the Preferred Lenders

and

with the appearance of

Maxcom Telecomunicaciones, S.A.B. de C.V.

Maxcom Servicios Administrativos, S.A. de C.V.

Outsourcing Operadora de Personal, S.A. de C.V.

TECBTC Estrategias de Promoción, S.A. de C.V.

Corporativo en Telecomunicaciones, S.A. de C.V.

Maxcom SF, S.A. de C.V.

Maxcom TV, S.A. de C.V.

Maxcom USA, Inc.

Telereunión, S.A. de C.V.

Telscape de Mexico, S.A. de C.V.

Sierra Comunicaciones Globales, S.A. de C.V.

Servicios MSF, S.A. de C.V.

Sierra USA Communications, Inc.

Asesores Telcoop, S.A. de C.V.

Celmax Móvil, S.A. de C.V.

as Counterparties

[●], [●] 2013

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IRREVOCABLE GUARANTY TRUST AGREEMENT WITH REVERSION RIGHTS No. F/[●] dated [●], [●], 2013 (hereinafter, the “Agreement”), entered into by and among the companies listed in Appendix 1 hereof (jointly hereinafter, together with any Additional Settlor (as hereinafter defined), “Settlors” or “Beneficiaries in Second Place”, as settlors and beneficiaries in second place; the institution named Deutsche Bank Trust Company Americas, in its capacity as Collateral Agent pursuant to the Indenture (as hereinafter defined), on behalf and for the benefit of Holders as Preferred Lenders (as hereinafter defined) (in such capacities, hereinafter, together with their beneficiaries or assignees, indistinctly, “Collateral Agent”); Banco Mercantil del Norte S. A., Institución de Banca Múltiple, Grupo Financiero Banorte, as trustee (hereinafter, together with its beneficiaries or assignees, “Trustee”), and with the appearance of Maxcom Telecomunicaciones S.A.B. de C.V. (hereinafter, “Maxcom”), Maxcom Servicios Administrativos, S.A. de C.V., Outsourcing Operadora de Personal, S.A. de C.V., TECBTC Estrategias de Promoción, S.A. de C.V., Corporativo en Telecomunicaciones, S.A. de C.V., Maxcom SF, S.A. de C.V., Maxcom TV, S.A. de C.V., Maxcom USA, Inc., Telereunión, S.A. de C.V., Telscape de México, S.A. de C.V., Sierra Comunicaciones Globales, S.A. de C.V., Servicios MSF, S.A. de C.V., Sierra USA Communications, Inc., Asesores Telcoop, S.A. de C.V., and Celmax Móvil, S.A. de C.V., (hereinafter, the “Subordinate Subsidiaries”, and together with Maxcom, the “Counterparties”).

BACKGROUND

I. On July 3rd 2013, Maxcom together with the Subordinate Subsidiaries entered into certain Restructuring and Support Agreement by means of which they agreed on restructuring the debt derived from the notes issued by Maxcom, known as “11% Senior Notes 2014” (“Senior Notes”), by means of a proceeding under Chapter 11 of the Bankruptcy Code of the United States of America and the public bidding of acquisition pursuant to the Securities Market Law of Mexico and the Securities Market Act of the United States of America.

II. Pursuant to the foregoing, on [●] [●], 2013, Maxcom Telecomunicaciones S.A.B. de C.V., as issuer, issued certain indenture (as may be amended, modified or restated, hereinafter the “Indenture”) by means of which notes with staggered interest and initial annual interest of 6% were issued, from the date of their issuance until June 14, 2016, of 7% from June 15, 2016 until June 14, 2018 and of 8% from June 15, 2018 until the maturity (June 15, 2020) (“Step-Up Senior Notes”). A copy of the Indenture is attached hereto as Exhibit “A ”.

III. On [●] [●], 2013, Settlors, for the benefit of the Holders (as hereinafter defined), entered into an Intercompany Subordination and Credit Agreement (as may be amended, modified or restated, hereinafter the “Intercompany Agreement”), pursuant to which Settlors agreed to, among other matters, that the Lender Rights related to the Second Place Obligations (as such term is hereinafter defined) are and will be subordinated at all times preferentially regarding the full payment of the First Place Obligations (as hereinafter defined). A copy of the Intercompany Agreement is attached hereto as Exhibit “B”.

IV. With the purpose of structuring and implementing a mechanism for the enforceability of the contractual subordination of the Lender Rights respect to the First Place Obligations, Settlors intent to constitute an Irrevocable Administration Trust with Reversion Rights regarding the Lender Rights and the rest of the Trust Estate.

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V. Except as otherwise defined herein, capitalized terms in the Restructure Documents used herein shall have the meaning ascribed to such terms in the Restructure Documents, as applicable.

VI. Settlors hereby acknowledge the terms of the Restructure Documents, as well as the amounts payable to the Preferred Lenders pursuant to the foregoing, as well as the existence and enforceability of the First Place Obligations.

STATEMENTS

I. Each Settlor, in its capacity as Settlor and Counterparty, as applicable, hereby states through its legal representative and under oath, that:

(a) It is a company duly incorporated and validly existing under the laws of its incorporation, authorized pursuant to its corporate purpose to enter into this Agreement and to assume the obligations set forth therein.

(b) It is its intention to convey, exclusively, in its capacity as Settlor, the Lender Rights (as hereinafter defined) of which it is owner, to the Trust Estate (as hereinafter defined) for the purposes set forth therein.

(c) It is owner, exclusively in its capacity as Settlor, of its Lender Rights payable by each Counterparty, to which it is entitled to, free of any lien, option or other encumbrances or rights in favor of any third party and that are conveyed to the Trust Estate, pursuant to this Agreement.

(d) It has obtained and maintained current all corporate, and if applicable, administrative or contractual authorizations necessary to comply with its obligations derived therefrom.

(e) The execution and compliance of this Agreement does not contravene or constitute a breach of (i) any provision of its By-laws or other corporate document, (ii) any contract, agreement, license, ruling, sentence or order to which it is party or to which any of its assets is subject to, or (iii) any law, regulation, circular, order or decree of any governmental authority in force as of the date hereof, that (exclusively in connection with this subsection (iii)) may affect the validity or enforceability of this Agreement.

(f) This Agreement is valid, binding and enforceable pursuant to its terms.

(g) For the validity and enforceability of this Agreement, exclusively in its capacity as Settlor, it does not require the consent, authorization or submission of documents before authorities, registries or third parties; except for the notice pursuant to the provisions of Article 389 of the GLNICT (as hereinafter defined), to the Counterparties regarding the Lender Rights of which it is owner, to the Trust Estate, which is deemed made and accepted for all legal effects that may arise, by means of the appearance of Settlors and the Counterparties, at the signing of this Agreement.

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(h) As of this date, its representative has the necessary authorities to bind it under the terms hereof, authorities that as of this date have not been revoked, limited or modifies in any manner whatsoever.

(i) By means of this Agreement it expressly acknowledges (i) the existence of the Preferred Lenders and Collateral Agent, and (ii) the capacity of Collateral Agent derived from the Indenture in order to act as commission agent on behalf and for the benefit of the Preferred Lenders, the latter as Beneficiary in First Place, acting not it a personal capacity, but only in the capacity as Collateral Agent in favor of the Preferred Lenders hereunder, regarding the execution and enforceability of this Agreement and full legal capacity and authority of the representative of Collateral Agent to execute this Agreement.

(j) As of the date hereof, to the best of its knowledge, after due inquiry, there is no pending or existence of any threat of action, suit, investigation or proceeding before any court, governmental agency, arbitrator or judicial entity that affects or might affect the legality, validity or enforceability of this Agreement or the Trust Estate.

(k) It is Creditworthy (as hereinafter defined).

(l) The assets and/or rights, including the Lender Rights conveyed and, if applicable, the Income, exclusively in its capacity as Settlor, for purposes hereof are lawful, derived from legal activities, there being no connection whatsoever between the source or destination of the resources, assets and/or rights conveyed with unlawful activities or support-related to terrorists, particularly with those foreseen in articles 139, 148 Bis and 400 Bis of the Mexican Federal Criminal Code and obliges to provide Trustee with any information required by Trustee in order to comply with the provisions of Article 115 (one hundred fifteen) of the General Law of Negotiable Instruments and Credit Transactions (hereinafter, the “GLNICT”) and other provisions and internal policies of Trustee.

(m) It acknowledges and expressly agrees that Trustee does not know nor it shall know, interpret or verify the terms and conditions of other agreements related or derived from this Agreement that have been or are issued by the parties, including, without limitation, the Restructure Documents, therefore it acknowledges that Trustee is not, nor it shall be liable in any manner whatsoever, respect to the truthfulness, legitimacy, authenticity or legality of such agreements and that Trustee, except if it is a party thereto or executes such in compliance with instructions pursuant hereto, it is not, nor it shall be obliged in any manner whatsoever under the terms and conditions of such agreements or documents and their respective exhibits.

(n) It acknowledges and agrees that this Trust is not an investment trust for all legal effects that may arise.

(o) Trustee has explained the meaning of the expressed in statement III, subsection (b) below, as well as the extent of the content hereof.

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(p) By means of the execution hereof, it expressly and irrevocably authorizes Trustee, in terms of Article 28 of the Law to regulate Credit Information Companies, at the sole cost and expense of Maxcom conducts the constitution hereof and at any time during the term hereof, as many consultations as it deems convenient to the credit information company or companies that operate in Mexico respect to each Settlor.

(q) It has opted, exclusively in its capacity as Settlor, on complying on its account, with the obligations set forth in Article 16 of the Flat Rate Business Tax Law, if applicable.

(r) As of the date hereof and as a result of the execution hereof, Trustee will unconditionally be the lawful owner of the Lender Rights.

(s) The information or documents delivered by each Settlor to Trustee to procure the execution hereof, does not contain false data, neither it omits a material fact or any other information that might lead Trustee to come to erroneous conclusions respect to its consent to the execution hereof.

II. Collateral Agent hereby states through its legal representative, that:

(a) It is a credit institution duly incorporated and validly existing pursuant to the laws of the United States of America (“USA”), acting in its capacity as Collateral Agent, on behalf and for the benefit of the Preferred Lenders, as Beneficiary in First Place hereunder, pursuant to the provisions of the Indenture.

(b)                Its representative has the necessary and sufficient legal authorizations to enter into this Agreement that as of the date hereof, have not been revoked or modified in any manner whatsoever.

(c) It acknowledges and expressly agrees that Trustee does not know nor it shall know the terms and conditions of other agreements related or derived from this Agreement, including, without limitation, the Restructure Documents that have been or are issued by Collateral Agent with the Parties; therefore it acknowledges that Trustee is not, nor it shall be liable in any manner whatsoever, respect to the truthfulness, legitimacy, authenticity or legality of such agreements and that Trustee, except if it is a party thereto or executes such in compliance with instructions pursuant hereto, it is not, nor it shall be obliged in any manner whatsoever under the terms and conditions of such agreements or documents and their respective exhibits.

(d) Trustee has explained the meaning of the expressed in statement III, subsection (b) below, as well as the extent of the content hereof.

(e) It has issued the Indenture in its capacity as Trustee (as defined Trustee under the Indenture) and Collateral Agent and is subject to the terms set forth in the Indenture.

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(f) No information or document delivered by Collateral Agent to Trustee, as the case may be, to procure the execution hereof contains false data, neither it omits a material fact or any other information that might lead Trustee to assume erroneous conclusions respect to its consent to the execution hereof.

III. Trustee hereby states through its delegates, that:

(a) It is a credit institution duly incorporated and validly existing under the laws of Mexico, duly authorized to enter into trust transactions, pursuant to the provisions of the LCI and its secondary regulations.

(b) Pursuant to the provisions of Article 106, fraction XIX, subsection b) of the LCI, it states that it unequivocally explained to all Parties hereto, the value and legal results of such article, that is transcribed below:

“ARTICLE 106. It shall be prohibited to credit institutions:

…

XIX. When entering into the transactions referred to in Section XV of Article 46 of this Law:

a) Repealed;

b) To respond to settlors, principals or agents, of any breach by the debtors, for loans granted thereto, or on behalf of issuers, for securities acquired, unless it is due to their fault, as set forth in the last paragraph of article 356 of the General Law of Negotiable Instruments and Credit Transactions, or to guarantee obtaining certain returns in connection with funds, the investment of which is requested therefrom.

If upon termination of the trust agreement, mandate or agency established to grant loans, any such loans shall have not been repaid by the debtors, the institution shall transfer them to the settlor or the beneficiary, as the case may be, or to the representative or agent, without repaying any outstanding amounts.

In any trust agreements, mandates or agencies, the prior paragraphs shall be inserted conspicuously, as well as a representation from the institution to the effect that it has, clearly and unequivocally, made its meaning be known to the persons from which it has received rights or assets for conveyance to the trust.

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c) Act as trustees, principals or agents in trusts, mandates or agencies, respectively, by means of which resources from the public, directly or indirectly, are raised through any act derived from any direct or contingent liability, except if it relates to trusts incorporated by the Federal Government through the Ministry of Finance and Public Credit and trusts through which securities that are registered in the National Registry of Securities pursuant to the provisions of the Securities Market;

d) Conduct the trusts, mandates or agencies provided in second paragraph of Article 88 of the Law of Investment Companies;

e) Act in trusts, mandates or agencies through which financial limitations or prohibitions provided in the financial laws are avoided;

f) Use funds or securities of the trusts, mandates or agencies intended for the granting of credits, in which the trustee has the discretionary authority for the granting of such credits to enter into transactions by means of which its delegates might become debtors; the regular or alternate members of the board of directors, being or not at office; the employees and officers of the institution; the members of the technical committee of the corresponding trust; first degree ascendants or descendants or spouses of the summoned people, the companies in which meetings such people or institutions have the majority; likewise those people that the Central Bank of Mexico determines by means of general provisions,

g) Manage agricultural lands, unless it has received the management for the distribution of the estate between heirs, legatees, associates or creditors to pay an obligation or to guaranty its compliance with the value of the land or its products, in these events without exceeding a term of two years, except for production or guaranty trusts; and

h) Enter into trusts that manage amounts of money contributed periodically by groups of consumers comprised through commercialization systems, intended for the acquisition of certain goods or services, from such provided in the Federal Consumer Protection Law.

Any agreement contrary to what is set forth above shall not have legal validity...”.

From the Mexican General Law of Negotiable Instruments and Credit Transactions:

“Article 382. …The trust that is created in favor of the beneficiary will be void, unless as foreseen in the next paragraph, and in the other applicable legal dispositions.

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The financial institution may be beneficiary in the trust agreement having the purpose of serving as instruments of payment of due obligations, in case of credits granted by the same institution for the performance of business activities. Under that assumption, the parties shall agree on terms and conditions to resolve possible conflicts of interest.

Article 394. The following are prohibited:

I.	Secret trust agreements:

II.	Those trust agreements in which the benefit is granted to different persons successively in which they should substitute the former beneficiary upon its death, unless in the case in which the substitution is performed in favor of persons that are already alive o conceived as of the date of the trustor;

III.	Those trust agreement with a term longer that fifty years, when the designated beneficiary is a legal entity which is not a public right legal entity or a beneficiary institution. Notwithstanding the foregoing, trust agreement may be created with terms longer than fifty years when the purpose of the trust is the maintenance of scientific or artistic museums without lucrative purposes.

Article 117.- The information and documents relative to the operations and services as referred to in article 46 of this Law, will be considered as confidential, therefore the credit institutions, in protection of the privacy right of their clients and users as set forth in this article, shall not, by any circumstances, give news or information of the deposits, operations or services, including those set forth in fraction XV of said article 46, but until the depositor, debtor, right holder, beneficiary, trustor, trust beneficiary, committee or mandatory or their legal representatives or those to which a power of attorney has been granted to dispose of the account or to invest in the operation or service.

As an exception to the paragraph above, the credit institutions shall be obliged to give the new or information as referred to in the foregoing paragraph, when requested by judicial authority as resolved in a legal proceeding in trial in which the right holder or, as the case may be, the trustor, trust beneficiary, trustee, committee, commissionist, mandatory or grantor of the mandate, are the defendant party. For the effects of this paragraph, the judicial authority may formulate their request directly to the credit institution or throughout the national Bank and Securities Commission.

The credit institutions will also be excepted of the prohibitions set for in the first paragraph of this article, and therefore, obliged to give the news or information as mentioned, in the cases in which such are requested by the following authorities.

I.	The Mexican Attorney General of the public officer to which the authority to require information has been delegated, to provide evidence of the object of the crime and probable responsibility of the defendant;

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II.	The attorney generals of the Federal States and the Federal District or assistance attorney generals, to provide evidence of the object of the crime and probable responsibility of the defendant;

III.	The Military Justice Attorney General to provide evidence of the object of the crime and probable responsibility of the defendant;

IV.	Federal tax authorities, for tax purposes;

V.	The ministry of Finance and Public Credit, for the effects as provided in article 115 of this law;

VI.	The Federal Treasurer, whenever the act of supervision is warranted, to request statements of account and any other information related to the personal accounts of public officers, auxiliaries, and , as the case may be, and individuals related to the investigations;

VII.	Superior Auditing of the Federation, in the exercise of their supervision and auditing authority of the Pubic Federal Accounts and with respect to the accounts and contracts in which federal public resources are being managed or disposed;

VIII.	The Secretary and alternate secretary of the Public Function Ministry, in exercise of the investigation and auditing authority to verify the evolution of the estate of the federal public officers;

The request of information and documents referred to in the foregoing paragraph shall be prepared in every case, within the verification proceeding referred to in articles 41 and 42 of the Federal Law of Administrative Responsibilities of the Public Officers; and

IX.	Auditing Unit of the Resources of Political Parties, technical body of the General Board of the Federal Electoral Institute for the exercise of their legal attributions, in the terms set forth in the Federal Code of Electoral Institutions and Procedures. The electoral authority of the federal entities shall require and will obtain the information as deem necessary also for the exercise of their legal attribution throughout the aforementioned unit.

The authorities mentioned in the items above shall require news or information as referred to in this article in the exercise of their authority and in accordance with the legal dispositions that may be applicable.

The requiring parties referred to the third paragraph of this article shall be prepared with the due legal funding and legal motivation, by means of the National Banking and Securities Commission. The public officers and the institutions set forth in fractions I and VII, and the auditing unit referred to in fraction IX, may opt to require the judicial authority to issue the judicial request at may correspond, to cause the credit institutions to deliver the requested information, as long as such officers or authorities specify the name of the institution, account number, number of the account holder or user and other information and elements that allow its due identification, in accordance with the operation in question;

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The foregoing, does not affect the obligation of the credit institutions to deliver tot eh National Banking and Securities Commission, any type of information and documents that, in exercise of their authority of inspection and supervision, are required in relation with the operations they enter into and the services they render, as well as neither the obligation to provide information as requested by the Bank of Mexico, the Bank Savings Institute and the Protection and Defense of the Financial Services Users Commission, in the terms of the applicable legal dispositions.

It will be deemed that there is no violation to the operation own secrets referred to in fraction XV of article 46 of this Law, in the cases in which the Federal Auditing Superior, in accordance with its operative law, require the information as referred to in this article.”

Likewise, pursuant to the provisions of Rule 5.5 of the Circular 1/2005, the applicable provisions of Rule 6 of such circular are transcribed below, for the applicable effects:

“6.1 In the execution of trusts, the following shall be prohibited to the Financial Institutions:

a)	Charge to the trust estate with process other than the ones agreed at the time of the closing of the corresponding transaction;

b)	Guaranty the perception of yields or prices for the funds which investment are entrusted, and

c)	Conduct transactions in terms and conditions contrary to its internal policies and to sound financial practices

6.2	Financial Institutions shall not enter into transactions with securities or any other financial instrument that does not comply with the specifications agreed upon the corresponding trust agreement.

6.3 Financial Institutions shall not enter into Trusts that they are not authorized to execute pursuant to the laws and provisions that regulate such Financial Institutions.

6.4 In no event Financial Institutions may pay any penalties imposed thereto by any authority, at the trust estate expense.

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6.5 In guaranty trusts, Financial Institutions and Sofoles shall not receive goods or rights other than which purpose is to guaranty the corresponding obligations.

6.6 Financial Institutions shall comply with the provisions of Articles 106 fraction XIX of the Credit Institutions Law, 103 fraction IX of the Securities Market Law (SML), 62 fraction VI of the General Law of Insurance Institutions and Mutual Societies and 60 fraction VI Bis of the Federal Law of Bond and 16 of the Organic Law of the Agriculture Financial, as applicable to each Institution.”

In the same sense, in accordance with Circular Letter 1/2005, the Trustee has made knowledgeable to the other parties under this agreement that is will respond for civil responsibilities for the damages and losses caused by the non performance of its obligations under this Agreement, as determined by the competent judicial authority.

(c) Its delegates have the necessary and sufficient legal authorizations to enter into this Agreement, that as of the date hereof, have not been revoked or modified in any manner whatsoever.

(d) It is its desire to act as Trustee in the Trust and states its fiduciary performance in compliance with the legal and applicable provisions hereunder.

(e) It reserves the right require the other parties, to be informed with respect to the origin of the contributions made to increase the trust estate of the Agreement, in accordance with article 115 of the LIC and the current general dispositions in place, of the text that modifies, or of the dispositions, circular letters or norms that substitute them.

IN CONNECTION WITH THE FOREGOING, and considering the obligations, agreements and statements set forth herein, Parties agree and bind themselves to the following:

CLAUSES

FIRST. Definitions. (a) The following capitalized terms used herein, have the following meaning (all terms in this Fist Clause and the rest of the provisions used in singular shall have the same meaning when used in plural and vice-versa):

“Preferred Lenders” means collectively (without duplicating), the Holders in accordance with the Indenture, together with its beneficiaries or assignees hereby represented by the Collateral Agent.

“Recognized Lenders” means respect to any Person, the lenders recognized in the credit recognition, graduation and preference resolution issued by the corresponding District judge in terms of the IL regarding an Insolvency Proceeding of any Counterparty.

“Indenture” means the indenture dated [●] [●], 2013 entered into Maxcom as issuer and Deutsche Bank Trust Company Americas in its capacity as Trustee (as the term Trustee is defined under the Indenture) and as Collateral Agent.

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“Collateral Agent” has the meaning ascribed to such term in the Indenture.

“Circular Letter” means Circular Letter 1/2005 (as it may be amended or by any means modified, at any moment), issued by the Bank of Mexico, containing the Rules that Multiple Banking Institutions, Brokerage Firms, Insurance Institutions, Fianza Institutions, Limited Purpose Financial Companies shall observe in trust operations.

“Civil Code” means the Federal Civil Code and its correlatives for the federal entities of the United Mexican States, including the Federal District, as amended from time to time.

“Exercise Confirmation” has the meaning ascribed to such term in subsections (d) (y) of Fourth Clause hereof.

“Counterpart(y)(ies)” has the meaning ascribed to such term at the beginning hereof and that mean, individually or collectively, the entities identified as such in Appendix 1 hereof, in their capacity as revolving account holder pursuant to the Intercompany Revolving Credit Agreement.

“Agreement” has the meaning ascribed to such term at the beginning hereof.

“Revolving Credit Agreement” means the Intercompany Revolving Credit Agreement or Agreements, including the Intercompany Agreement entered into prior to the date hereof by Settlors, as such agreements may be amended, modified or restated from time to time, which form is attached hereto Exhibit “C”.

“Intercompany Agreement” has the meaning ascribed to such term in Background III hereof and attached hereto as Exhibit “B”.

“Trust Accounts” has the meaning ascribed to such term in subsection (a) of Clause Sixth hereof.

“Lender Rights” means, each and all rights that Settlors have as lenders, pursuant to the corresponding Revolving Credit Agreements.

“Subscription Rights” means the right of a Recognized Lender to vote, authorize, subscribe and veto the intercreditor’s agreement in an Insolvency Proceeding set forth in Articles 156, 157 and others applicable of the IL.

“Business Day” means a day of the week that is neither a Saturday nor a Sunday or a day on which commercial banks located at Mexico City, Federal District or New York, New York, United States of America, are authorized or required by law or by judicial ruling, to close.

“Restructure Documents” means, collectively, the Support and Restructure Agreement, the Indenture, the Step-Up Senior Notes, the Intercompany Agreement and any other instrument, plan, title, credit, document or agreement documenting payment obligations in charge of Maxcom and related directly to such agreements (including any amendment, modification or restatement to such documents).

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“Dollars” or “U.S.$” means dollars, legal currency of the United States of America.

“Beneficiary in First Place” means, Deutsche Bank Trust Company Americas acting in its capacity as Collateral Agent, on behalf and for the benefit of the Preferred Lenders.

“Beneficiaries in Second Place” has the meaning ascribed to such term at the beginning hereof that are listed in Appendix 1 hereof.

“Trust” means, the irrevocable administration trust with reversion rights No. F/[●] constituted pursuant to the terms hereof.

“Additional Settlor” means any Person other than Settlors that enter into this Agreement as of the date hereof, adhering hereto from time to time by means of a conveyance agreement substantially in terms of the document attached hereto as Exhibit “D”.

“Settlors” has the meaning ascribed to such term at the beginning hereof and each Additional Settlor, if applicable.

“Trustee” has the meaning ascribed to such term at the beginning hereof.

“Purposes” has the meaning ascribed to such term in Clause Fourth hereof.

“Authorized Officer” has the meaning ascribed to such term in Clause Eighteenth hereof.

“Taxes” means any federal, state, local, domestic or foreign tax derived from gross income, estimates, licenses, payroll, employment, indirect tax, postage stamp tax, occupation, premium tax, unexpected profits, franchises, profits, retentions, social security, unemployment, disqualifications, transactions, sales, use, transfers, registries, value added tax, alternative or any other tax, commission, charge, lien, tariff, valuation, obligation or contribution of any nature whatsoever, imposed by any governmental authority including any interest, penalty or any other tax addition that may result payable in connection therewith.

“Income” means the resources definitely authorized, paid in an Insolvency Proceeding, respect to the Lender Rights that are recognized as Recognized Lenders, as a consequence of (i) the approval of an Insolvency Proceeding in terms of Title Fifth of the IL or (ii) payment to Recognized Lenders pursuant to a bankruptcy resolution in terms of Title Seventh, Chapter III of the BL.

“Exercise Instruction” has the meaning ascribed to such term in subsections (d) (i) (x) of Clause Fourth hereof.

“Permitted Investments” has the meaning ascribed to such term in Clause Seventh hereof.

“IL” means the Insolvency Law (Ley de Concursos Mercantiles), as may be modified from time to time.

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“GLNICT” means the General Law of Negotiable Instruments and Credit Transactions, as may be modified from time to time.

“CIL” has the meaning ascribed to such term in subsection (l) of Statement I hereof.

“Majority of the Preferred Lenders” means, the majority of the Holders of Step-Up Senior Notes (as such term is defined in the Indenture) existing and outstanding.

“Maxcom” has the meaning ascribed to such term at the beginning hereof.

“Mexico” has the meaning ascribed to such term in subsection (a) of Statement II hereof.

“Insolvency Notice” means the written notice delivered in original by Collateral Agent to Trustee, pursuant to the terms of the form attached hereto as Exhibit “E”, in which Collateral Agent (i) notifies that a competent judge has issued a Insolvency declaration, and (ii) conspicuously credits the foregoing, attaching copy of (A) the publication of the Insolvency Resolution by the corresponding court, in the courtroom or by legal gazette, (B) the personal notice of the Insolvency Resolution, conducted by the conciliator or liquidator, (C) the publication of the extract of the resolution in the Federal Official Gazette, or (D) any other form permitted by the CIL and other legal applicable provisions..

“Instruction Notice” has the meaning ascribed to such term in subsections (d) (i) (x) of Clause Fourth hereof.

“First Place Obligations” means the payment obligations in charge of Maxcom, including its subsidiaries, pursuant to the Restructure Documents, expressly excluding from the First Place Obligations for all legal effects of this Agreement, the obligations under the Intercompany Agreement, and including, without limitation, the full and timely payment of principal, interests, accessories and all amounts that for any concept may be claimable to or payable by Maxcom or the Counterparties (being its termination agreed upon, early termination or by any other manner), registry expenses and insurance premiums.

“Second Place Obligations” means each and all payment obligations in charge of any Counterparty, pursuant to the Intercompany Agreement and the corresponding Intercompany Revolving Credit Agreement, including, without limitation, the payment of principal, interests, accessories and all amounts that may be claimable or payable by any Counterparty pursuant to the corresponding Intercompany Agreement.

“Other Insolvency Rights” means any right assigned in favor of a Recognized Lender, other than the Subscription Right in an Insolvency Proceeding.

“Party” means any party hereto and “Parties” means collectively, the parties hereof.

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“Trust Estate” has the meaning ascribed to such tern in Clause Fifth hereof.

“Person” means a physical person, company, corporation, joint venture, limited liability company, trust, irregular company, co-investment or any other company, business entity or governmental authority, having or not a legal identity.

“Pesos” or “$” means the legal currency of Mexico.

“Confirmation Period” has the meaning ascribed to such term in subsections (d) (i) (y) of Clause Fourth hereof.

“Insolvency Proceeding” means the jurisdictional insolvency or bankruptcy proceeding, that any of the Parties may be subject to, pursuant to the IL.

“Representative of Settlors” has the meaning ascribed to such term in Clause Ninth hereof.

“Insolvency Resolution” means the resolution by which a competent judge declares on Insolvency any of the Counterparties.

“Solvent” means, respect to any Settlor on a determined date, that on such date, (i) the current market value of the assets of such Settlor is greater than its subordinated and contingent liabilities of such Settlor (ii) such Settlor may pay its subordinate or contingent or other kind of debts and obligations, while such debts and obligations are due and payable, (iii) such Settlor does not have an unjustified low capital for the conduction of its current businesses, in the manner that it actually conducts such businesses and the proposed manner to conduct them as of such date, (iv) such Settlor is not in general breach of its payment obligations pursuant to the conditions provided in sections I and/or II of Article 10 of the BL, and none of the events listed in sections I to VII of article 11 of the IL occurs to such Settlor. The amount of the contingent liabilities at any time will be calculated on the basis of the amount arising from all facts and circumstances at certain time, that represents the amount that may reasonably be expected as current or due liability.

“Step-Up Senior Notes” means the debt securities issued pursuant to the Indenture.

“Subsidiary” may be understood in connection to other Person, as (i) each corporation, company, association, joint venture or any other legal entity of which such Person is an owner, directly or indirectly, of shares or other interests in the estate and (ii) each corporation, company, association, joint venture or other legal entity of which such Person or other Subsidiary of such Person is the majority or controlling shareholder.

“Holders” means, any Persons that under the Indenture are the holders of the Step-Up Senior Notes (as such term is defined in the Indenture).

“Trimester” means the period ending on March 31, June 30, September 30 and December 31 of each calendar year.

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(b) Any reference to a Clause, subsection, paragraph, exhibit or similar, shall be deemed made to a clause, subsection, paragraph, exhibit or similar hereof, unless its expressly indicated that such clause, subsection, paragraph, exhibit or similar are referred to another document.

SECOND. Parties to the Trust. The following are Parties to this Agreement:

Settlors and Beneficiaries y

In Second Place: The companies listed in Appendix 1 hereof and any Additional Settlor.

Beneficiary in First Place: Deutsche Bank Trust Company Americas (together with its successors or assignees) acting as Collateral Agent, not in its individual capacity, but on behalf and for the benefit of the Preferred Lenders.

Trustee:	Banco Mercantil del Norte, S. A., Institución de
Banca Múltiple, Grupo Financiero Banorte

Collateral Agent Deutsche Bank Trust Company Americas.

Any change of Beneficiary, by appointment, assignment of rights or by any other manner whatsoever, shall be notified to Trustee, who will previously express its consent in connection therewith, which consent shall not be unreasonably withheld.

Failure to notify Trustee or its lack of consent, shall release it from the liability of acknowledging any beneficiary other than the one registered.

THIRD. Constitution of the Trust.

(a) Settlors hereby constitute the Irrevocable Administration Trust with Reversion Rights No. F/[●] to which they convey in fiduciary property the ownership of the Lender Rights of which they are or may be owners. Settlors hereby deliver to Trustee and the Counterparties an original of the Intercompany Agreement and the Revolving Credit Agreement and Settlors, by means of the execution hereof, expressly agree on the contribution and conveyance of the Lender Rights that is unrestrictedly made pursuant to this Agreement. In case that after the date hereof, the Intercompany Agreement or the Revolving Credit Agreement are amended or modified in order to adhere an Additional Settlor, Settlors agree to convey the Lender Rights of the corresponding Additional Settlor to the Trust Estate, prior consent of the Counterparties, within a period no longer than 10 (ten) Business Days following the date of execution thereof, by means of a conveyance agreement, substantially in terms of the document attached hereto as Exhibit “D”.

(b)

Banco Mercantil del Norte, S. A., Institución de Banca Múltiple, Grupo Financiero

Banorte hereby accepts its appointment as trustee pursuant to this Agreement and obliges to assume its functions pursuant to the provisions hereof.

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(c) Respect to the Trust Estate hereby or in the future transferred to the Trust, Settlors shall be liable for the restitution in case of eviction and hidden defects, in accordance with the Civil Code.

FOURTH. Purposes of the Trust. The purposes of the Trust that Parties hereto agree and determine for the compliance by Trustee (the “Purposes”), are:

(a) That Trustee receives in trust property the present or future assets and rights that are part of the Trust Estate.

(b) That Trustee maintains the ownership of the Trust Estate. Trustee shall be the sole owner of the Trust Estate and shall manage such Trust Estate in accordance with the provisions expressly set forth herein and in the applicable legal provisions.

(c) That, subject to the occurrence of the event mentioned in subsection (d) of this Clause Fourth and to the provisions of items (b) of Clause Sixth, and item (a) of Clause Eighth of this Agreement, and with the agreement of the Collateral Agent, Trustee allows Settlors and conducts the acts necessary to permit Settlors the full management, operation and exercise of each and all rights related to the Lender Rights (and any other right or resource arising therefrom), in the understanding that it will not be necessary to instruct Trustee the manner of exercising such Lender Rights owned by the corresponding Settlor; in the understanding that, except for the application of the Income in the event set forth in subsection (d) of Fourth Clause hereof, no resource related to the Lender Rights shall be transferred, deposited or managed through the Trust Accounts; hence in case that such resources are deposited or transferred in the Trust Accounts, Trustee shall promptly deliver such resources to the corresponding Settlor (within a period no longer than two (2) Business Days), in the account that the Representative of Settlors indicates in writing to Trustee.

(d) That in case Collateral Agent delivers to Trustee an Insolvency Notice, Trustee:

(i) exercises all rights related to the Other Insolvency Rights in an Insolvency Proceeding respect to the Lender Rights, pursuant to the following procedure:

(x) the Representative of Settlors may deliver written instructions to Trustee and Collateral Agent setting forth the manner of exercising any of the Other Insolvency Rights (an “Exercise Instruction”); in the understanding that, the Representative of Settlors shall notify such Exercise Instruction for it to be valid, no later than the next day following the origin of the right or obligation of exercising the Other Bankruptcy Right (la “Instruction Notice”),

(y) Collateral Agent, within a period no longer tan the least of (A) 45 (forty five) Business Days following the reception of the Instruction Notice and (B) the immediate day preceding the day on which the term for the exercise of the applicable Other Insolvency Rights is due pursuant to the IL (the “Confirmation Term”) shall communicate in original writing to Trustee (with copy to the Representative of Settlors) its consent or objection (with justified cause) respect to the instructions set forth in the Exercise Instruction (the “Exercise Confirmation”), pursuant to its rights and obligations in terms of the Indenture; in the understanding that, in case that,

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(A) the Exercise Confirmation fully objects the instructions set forth in the Exercise Instruction, Trustee shall refrain from exercising or allowing the Representative of Settlors, the exercise of the instructions set forth in the Exercise Instruction, while it does not receive a new Exercise Confirmation approving to proceed pursuant to the Exercise Instruction;

(B) the Exercise Confirmation partially objects the instructions set forth in the Exercise Instruction, Trustee shall refrain from exercising or allowing the Representative of Settlors, the exercise of the instructions set forth in the Exercise Instruction partially objected, while it does not receive a new Exercise Confirmation approving to proceed pursuant to the instructions set forth in the Exercise Instruction partially objected;

(C) Collateral Agent (1) expresses its (full or partial) consent or non-objection to the Exercise Confirmation or (2) it does not deliver the Exercise Confirmation within the Confirmation Term, Trustee shall exercise or allow the Representative of Settlors the (full or partial) exercise of the instructions set forth in the Exercise Instruction in its terms;

(ii) exercises all rights related to the Subscription Rights in the corresponding Insolvency Proceeding, exclusively pursuant to the instructions provided by Collateral Agent to Trustee; in the understanding that Collateral Agent shall act precisely pursuant to its rights and authorizations for such effects provided in the Indenture, particularly in section 4.23(iii) of the Indenture. Collateral Agent shall not have, by reason hereof or any of the Restructure Documents, a fiduciary relationship with any Preferred Lenders or any other guarantor or any other Person, and nothing herein is intended to or shall be so construed as to impose upon the Collateral Agent any duties, responsibilities or obligations in respect hereof, except as expressly set forth under this Agreement and the Indenture.

Notwithstanding anything herein to the contrary, with respect to the relationship among Settlors, the Holders and the Collateral Agent (i) this agreement shall be considered a Collateral Document, as such term is defined in the Indenture; and (ii) the Collateral Agent in the exercise of its rights under this agreement, shall have all the rights, privileges and protections in terms of Article X of the Indenture.

(iii) if applicable, conduct those acts necessary to transfer and apply to the Trust Accounts any Income obtained during the Insolvency Proceeding; and

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(iv) deliver to the Collateral Agent, pursuant to the instructions received by Collateral Agent, any funds received in the Trust Accounts related to the Income, to the Collateral Agent for the distribution to the Holders by the Collateral Agent for the payment of the outstanding balance of the First Place Obligations which payment was due, up to the amount of such First Place Obligations defined as common Recognized Lenders pursuant to Article 223 of the IL in the corresponding Insolvency Proceeding; in the understanding that, the Parties hereto (and expressly the Counterparties) hereby recognize and agree that the applying of any Income to the First Place Obligations, will be considered at any time as direct payments of First Place Obligations proportionally, in compliance with the Intercompany Agreement (notwithstanding their arising from the Lender Rights) and the Intercompany Revolving Credit Agreement, hence the applying of such Income to the Payment of the First Place Obligations proportionally, shall not be considered as payment and release from the Second Place Obligations respect to the corresponding Settlor.

(e) That Trustee opens and maintains in en Banco Mercantil del Norte S. A., Institución de Banca Múltiple, Grupo Financiero Banorte the Trust Accounts, in order to maintain and apply, pursuant to Clause Sixth hereof, the Income that may be deposited in such Trust Accounts.

(f) That Trustee invests those liquid assets that are part of the Trust Estate pursuant to the provisions hereof.

(g) That Trustee maintains and defends the Trust Estate in terms of Clause Thirteenth hereof.

(h) That Trustee reports and provides access to all documents and information related to the Trust every time that any Party hereto reasonably requests it.

(i) That (i) once the First Place Obligations are fully terminated or (ii) pursuant to the provisions of the Restructure Documents (expressly excluding the Intercompany Agreement for said effects), prior notice in writing by Collateral Agent to Trustee, upon written request of the Representative of Settlors, terminates the Trust and reverts to Settlors, as applicable, the Trust Estate, prior execution of the corresponding termination agreement.

(j) That Trustee grants or revokes the general or special powers of attorney necessary for the achievement of the Purposes of the Trust or for the defense of the Trust Estate, with sufficient authorities to act on behalf of Trustee, pursuant to the instructions and in favor of the individuals or legal representatives or officers of the companies that Collateral Agent or the Representative of Settlors, as applicable, notify in writing and pursuant to the provisions set forth herein.

(k) In general, that Trustee timely and opportunely complies with each and all obligations set forth herein, pursuant to the instructions received by the corresponding parties.

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(l) That Trustee conducts any other act permitted by the applicable law and/or consistent with the Purposes of this Trust and not expressly set forth herein, that are instructed in writing jointly by the Representative of Settlors and Collateral Agent, in terms hereof.

FIFTH. Trust Estate. The Trust Estate (the “Trust Estate”) will be comprised by:

(a) The Lender Rights of each Settlor.

(b) The Income that Trustee may receive in the Trust Accounts, if applicable.

(c) The yields and products obtained from the investment of the Trust Estate, if applicable; and

(d) The amounts and/or additional rights of any nature whatsoever, that Settlors or any other Person, as applicable, eventually contributes to the Trust in terms hereof or that derive from de exercise of any right that validly belongs to Trustee.

Parties hereto acknowledge that the Trust Estate is conveyed to Trustee exclusively in order to comply with the Purposes of the Trust. Trustee does not assume and is hereby released from any express or implied liability or obligation, respect to the authenticity, ownership or legitimacy of the Trust Estate.

Parties hereto hereby agree that that the provisions of this Clause Fifth shall serve as stock of the assets or rights that are part of the Trust Estate at the constitution hereof and that at the time of its signing, the Representative of Settlors and Collateral Agent will keep a copy of such agreement. Likewise, Parties hereto acknowledge that such stock may be modified from time to time pursuant to the possible future contributions of Settlors and Additional Settlors, as applicable, with yields derived from the investments, if applicable, and payments or withdrawals made to the account thereof. Such variations will be documented in the statements mentioned below.

All transfers of property or rights made to this Agreement shall adjust to the formalities set forth in the common legislation for the transmission of such assets or rights. Assets or rights that comprise the Trust Estate will be considered transferred for the Purposes of the Trust and therefore, they shall only be exercised respect to the corresponding rights and actions pursuant hereof.

SIXTH. Trust Accounts.

(a) If necessary, Trustee will open and maintain in en Banco Mercantil del Norte S. A., Institución de Banca Múltiple, Grupo Financiero Banorte an Account in Dollars and/or an Account in Pesos (the “Trust Accounts”) as internal accounts of the Trust, to receive any amounts in cash received by Trustee, derived from the Income. Trustee shall notify Settlors and Counterparties (through a Representative of Settlors), Collateral Agent and any Person that in an Insolvency Proceeding, as instructed in writing by Collateral Agent, shall know the information related to the Trust Accounts. Likewise, Trustee may keep the records and entries that it considers necessary to maintain the control and management, pursuant to this Agreement, of the Income received in the Trust Accounts.

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(b) As long as the resources received in the Trust Accounts do not derive from Income and subject to the limitations of full disposition of such resources in accordance with the Indenture, Trustee may transfer any funds deposited in the Trust Accounts to the corresponding Settlor, as instructed jointly in writing by the Representative of Settlors and the Collateral Agent.

SEVENTH. Investment Regime; Currency Transactions.

In case that the Trust Estate has liquid assets, the Representative of Settlors hereby expressly instructs and authorizes Trustee to invest the Trust Estate, pursuant to the following: (i) the maximum investment periods will be 30 (thirty) days, except for investment companies; (ii) investments will be made in the same currency as the current liquid assets; (iii) in all cases in which Trustee conducts investment transactions, the treasury of Banco Mercantil del Norte, S. A., Instituciónde Banca Múltiple, Grupo Financiero Banorte will act as counterparty; and (iv) Trustee will conduct the investments in market-available securities at the time of the investment, in the following order; in the understanding that the provisions set forth herein shall be considered by the Parties as a permanent instruction:

Pesos:

In debt instruments, issued, guaranteed or “avalados” by the Mexican Federal Government, directly or in report, or in representative shares of the capital of investment companies of instruments of debt issued, guaranteed or “avalados” by the Mexican Federal Government, in terms of maximum 28 days. In the case that any impossibility exist to invest the resources, or to reinvest at its termination those resources that are invested, the same will be maintained in deposit in the Trust Account or in the investment agreement, until the conditions to allow investment exists in accordance with the terms as agreed in this clause, in the understanding that if the checking or investment account is opened in Banco Mercantil del Norte, S. A., Instituciónde Banca Múltiple, Grupo Financiero Banorte, the tallest interest rate that the Institution pays for operations of the same term and amount shall apply shall accrue is such dates that the investments are maintained in such situation.

Dollars:

(i) in overnight deposit investments.

In case that any Settlor decides to conduct investment transactions, other than the abovementioned, they shall issue the corresponding written instructions with the consent of Collateral Agent, that shall expressly mention: (i) the amount of liquid assets to be invested; (ii) the kind of assets, rights, securities or other financial instruments in which the liquid assets that are part of the Trust Estate shall be invested and, if possible, the name of the issuers and its ranking; (iii) the maximum investment terms, and (iv) the counterpart(y)(ies) with whom Trustee shall conduct such investments, applying the provisions in the Clause that refers to Transactions with the institution.

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Parties expressly acknowledge that Trustee has not given, nor will it be responsible for giving any advice to the Parties respect to the convenience or inconvenience of investing, purchasing, selling, maintaining, taking or not taking any investment instrument.

Trustee does not assume any liability by the acting of third parties that may intervene in the advice, management and/or custody of the Trust Estate and that have been appointed by the Parties.

Parties hereby expressly approve and authorize Trustee, in compliance with the provisions hereof, to enter into transactions with any company, subsidiary or affiliate, national or foreign of Grupo Financiero Banorte S.A.B. de C.V., acting on its own account, as long as such operations are authorized by law and the applicable legal dispositions, and preventive measurements are applied to avoid conflicts of interest, among which, enunciatively without limitation, are the investment of assets, opening of accounts for the reception of funds and currency purchase and sale, considering this Clause as a permanent instruction.

In case Settlors decide to enter into the transactions mentioned herein with an institution other than Banco Mercantil del Norte, S. A., Institución de Banca Múltiple, Grupo Financiero Banorte, they shall instruct Trustee the foregoing expressly and in writing.

Upon the execution of the transactions entered into by Banco Mercantil del Norte, S. A., Institución de Banca Múltiple, Grupo Financiero Banorte, action on its own account and in its capacity as Trustee, such transactions shall not offset or terminate by confusion. Likewise, Trustee states that no direct dependency exists between Trustee and the treasury department of the institution and that it will conduct the transactions mentioned herein, strictly subject to its internal policies and sound financial practices.

The department of Banco Mercantil del Norte, S. A., Institución de Banca Múltiple, Grupo Financiero Banorte, when acting on its own, and the trustee department of the Trustee, shall not be direct dependents of them.

Trustee shall only be obliged to invest if the Trust Estate has assets for the sufficient minimum amounts necessary to conduct the investments, pursuant to the market situation, as well as in accordance with the current applicable provisions, to access to the corresponding type of investment in terms hereof and if such amounts were lower, this will be considered as expressly instructed to keep the assets on demand.

The purchase of securities or investment instruments shall be subject to the schedules, availability and liquidity thereof and to the market conditions at the time in which Trustee executes such transaction. Settlors hereby release Trustee from any liability arising from the purchase of securities or investment instruments in terms hereof, as well as for the losses or damages that might affect the purpose hereof, as a consequence of the investments conducted by Trustee in terms hereof.

In any case, the investment and/or selling instructions shall be addressed to Trustee and for no reason shall be granted any discretion regarding the investment to the financial intermediate in charge of such investment.

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(b) Currency Transaction. Parties hereto instruct Trustee, if necessary and without any liability for Trustee, to conduct foreign exchange transactions required pursuant to this Agreement; in the understanding that Trustee is authorized to conduct foreign exchange transactions with its own bureau exchange or its own treasury, but only to the extent that the exchange rate and other commercial terms provided by its own bureau exchange or by its own treasury are market-terms for similar transactions to those being conducted. Parties hereto hereby agree that Trustee shall not be obliged to respond for any loss or damage that the currency exchange differences generate on the assets deposited in the Trust Accounts.

EIGHTH. Obligations of Settlors and Counterparties. During the term hereof, Settlors and Counterparties, as applicable, assume the following obligations:

(a) except as for the provisions expressly set forth herein, Settlors shall refrain from selling, transferring or assigning in any manner whatsoever, of the Trust Estate, as well as granting or permitting the existence of any lien or limitation of ownership of the Trust Estate, except for those sales, transfers or assignments made by a Settlor regarding its Lender Rights in favor of another Settlor and/or Counterparty, in the understanding that the Settlor and/or the Counterparty that benefits from such sale, transfer or assignment, shall maintain its Lender Rights within the Trust Estate. The foregoing, without prejudice of the limitations of use or disposal as set forth in the Indenture, for which will suffice a notice of the Collateral Agent to the Trustee, of the existence of an event that prevents the Settlors their full use or disposition of the Trust Estate, without such notice being a requirement for the enforcement of the Settlors their obligation of not using or disposing of the Trust Estate under such events,

(b) Pursuant to the provisions of subsection (d) of Fourth Clause, Settlors in their capacity as Counterparties hereby acknowledge that any Income used for the payment of the First Place Obligations proportionally, are made with the purpose of fulfilling and enforcing the Intercompany Agreement and the Intercompany Revolving Credit Agreement; hence they shall not be released from their payment obligation pursuant to the Second Place Obligations.

(c) Settlors oblige not to modify or instruct Trustee for the modification of the Intercompany Agreement or the Intercompany Revolving Credit Agreement, without the prior written consent of Collateral Agent.

(d) Settlors oblige to provide Trustee and Collateral Agent, through the Representative of Settlors, within 30 (thirty) calendar days following the end of each Trimester, with a report of the outstanding balance of the Lender Rights of each Settlor with each Counterparty.

NINTH. Obligations of Trustee. In addition to the other obligations of Trustee set forth herein, Trustee, at all times will be subject to the following obligations:

(a) timely and diligently comply with the Purposes of the Trust set forth in Clause Fourth hereof;

(b) conduct all acts necessary to maintain the Trust Estate;

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(c) conduct all acts necessary, including the granting and revoking of powers-of-attorney, so Trustee, Settlors (through the Representative of Settlors) and/or Collateral Agent, as applicable, may completely, effectively and timely comply with the Purposes and exercise the rights arising herefrom;

(d) provide the Representative of Settlors and Collateral Agent, with the reports mentioned in Clause Tenth hereof;

(e) maintain the files, reports, receipts and such additional documents that evidence the fulfillment of its obligations;

(f) timely and diligently notify Collateral Agent and the Representative of Settlors, the actual knowledge of any circumstance that might affect the exercise of the rights of the Beneficiary in First Place, Collateral Agent, Trustee or Settlors pursuant to this Agreement;

(g) refrain from conducting activities or acts that are incoherent or contrary to the provisions set forth herein; and

(h) comply with the agreements set forth herein, being liable for the losses or damages suffered by the Trust Estate for causes attributable to Trustee, as long as Trustee acts negligently, deceitfully of with bad faith, or in breach of the provisions set forth herein, and the foregoing being determined by the competent judicial authority by means of the definitive condemnatory sentence against Trustee.

Subject to the terms and conditions hereof, Trustee shall have, among others, all authorizations corresponding to general power of attorneys-in-fact, especially those deriving from Article 391 of the GLNICT for the fulfillment of the Purposes of the Trust and expressly limited to such Purposes, including but not limited to:

•	The broadest authorizations corresponding to general attorneys-in-fact for lawsuits and collections and acts of administration without limitation, as provided for in the two first paragraphs of Article 2554 of the Civil Code for the Federal District.

•	Authorities of ownership, which exercise will conduct pursuant to the written instructions received from the other Parties, as applicable.

•	Express authority to grant and revoke powers-of-attorney.

•	Exercise all rights and actions derived from the Trust Estate, pursuant to the instructions of the other Parties, as applicable, pursuant to the provisions set forth herein.

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In general, Trustee shall have the broadest powers of attorney and shall exercise all authorities necessary or convenient for the fulfillment of the Purposes of the Trust.

TENTH. Information. Trustee shall monthly inform the Representative of Settlors and to Collateral Agent, the assets that are part of the Trust Estate, including, without limitation, received contributions, interests, losses and profits, capitalizations, payments made by instructions of the Representative of Settlors or Collateral Agent, as well as cash balances through the account statements issued by Trustee for that purpose. Settlors hereto hereby authorize Trustee to provide electronically such account statements, through the e-mail mentioned herein to any Party, within 10 (ten) Business Days following the corresponding period, relieving Trustee of the obligation of sending physical account statements thorough the Mexican Postal Service. Trustee is obliged to send account statements in Spanish to the Collateral Agent as Beneficiary in First Place via email to the email address set forth in clause Twenty-Fourth herein or the email address appointed by the Collateral Agent as Beneficiary in First Place afterwards. The Representative of Settlors and Collateral Agent shall have the authority to request clarifications in connection with the foregoing, within 30 (thirty) Business Days following the date on which the account statements are available by Internet. In case that there are no observations within such period, the information shall be considered tacitly accepted, except in case that such information contains information prepared deceitfully or in bad faith.

For purposes of the foregoing, the account statements shall be considered delivered with respect to the Settlors within 10 (ten) Business Days following the cut-off date for each period; in case that there is no access to the online statement within such term, the Representative of Settlors, as applicable, shall notify Trustee such circumstance within the next 5 (five) Business Days. In case that such circumstance is not notified, the account statements shall be considered received as for the Settlors within the abovementioned term. Trustee shall maintain and provide the Representative of Settlors, electronically through Internet or by electronic means, with such account statement exclusively for the corresponding period and the immediate preceding period. With respect to the Collateral Agent as Beneficiary in First Place, the account statements will be considered to be delivered within 10 (ten) Business Days following the date in which the email has been sent to the Collateral Agent as Beneficiary in First Place, and Trustee shall maintain at all moments the documents evidencing the date and content of the message. In case that the Representative of Settlors and Collateral Agent require account statements that do not correspond to the abovementioned periods, they shall request those statements to Trustee in writing with at least 5 (five) Business Days in advance, in order that Trustee may issue and send such statements.

In any case, access to such statements through Internet or electronic means shall be regulated by the online banking agreement that each Settlor has entered with Banco Mercantil del Norte, S. A., Institución de Banca Múltiple, Grupo Financiero Banorte, acting on its own behalf.

Settlors oblige to provide, at their own cost and expense, to the Collateral Agent as Beneficiary in First Place, an English translation by court approved translator within the next 3 (three) Business Days after the date in which the Trustee puts the reports or accounts statements in disposition for the Settlors. The above, without prejudice of the right of the Collateral Agent as Beneficiary in First Place to secure English translations at Settlors’ joint and several cost and expense.

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In connection with the effectiveness of the delivery of said repots or accounts statements to the Collateral Agent as Beneficiary in First Place of the information that they may contain, with respect to the Collateral Agent as Beneficiary in First Place toward the Settlors and Holders, shall be deemed as delivered or received from the Collateral Agent as Beneficiary in First Place, only for information purposes, and its receipt or acknowledgement by the Collateral Agent as Beneficiary in First Place will not constitute notice of the information therein contained or of the information that it is determined or derived from the information contained in such reports or account statements, including in relation with the compliance of obligations of the Settlors hereunder; nor will there be any obligation whatsoever for the Collateral Agent as Beneficiary in First Place to review and/or to request clarifications, nor to determine or review such reports, account statements or information that has been filed pursuant to the "EDGAR" system (or its successor), and Settlors shall be obliged to notify in writing to the Collateral Agent as Beneficiary in First Place regarding the filing of said information or document to said system.

ELEVENTH. Taxes. This Agreement does not update the taxes listed in Articles 13 and 144 of the Income Tax Law, 113 of the Regulation to the Income Tax Law, 16 of the Flat Rate Business Tax Law and Rule I.3.9.1 of the Fiscal Miscellaneous Resolution in effect on 2013. In no event Trustee shall hire personnel or assume obligations arising from payments to individual third parties, such as tax retentions, informative statements, etc., which shall be fulfilled directly by Settlors pursuant hereto.

Notwithstanding the foregoing, in case that due to a modification in the current legislation, this Trust Agreement is considered among the assumptions of the Flat Rate Business Tax Law, Settlors hereby agree to fulfill the obligations set forth in such law, releasing Trustee from such obligation.

All Taxes, that as a consequence of the term and the enforceability hereof are imposed by the corresponding fiscal provisions, including without limitation, the submitting of notices and/or statements, shall be strict liability of and paid by Settlors or Trustee, as applicable, pursuant to the current legal provisions.

For purposes of the foregoing, each Settlor, in terms of the provisions set forth in Article 16 (sixteenth) of the Flat Rate Business Tax Law, oblige to fulfill on their own account the obligations that they may be subject to pursuant to such Law and the fulfillment of the Purposes of the Trust.

Trustee shall not have any liability for the calculation of such Taxes or for the breach of such obligations in charge of Settlors. Regarding tax obligations that Trustee shall fulfill as a consequence of the execution of acts related to the Purposes of the Trust or those executed by instructions of the Representative of Settlors or Collateral Agent, Trustee shall comply with such tax obligations with charge to material assets of the Trust, and, in case that there are no sufficient assets, each Settlor obliges to increase the Trust Estate with sufficient assets in order to fulfill those tax obligations set forth herein.

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Settlors shall provide Trustee, upon its request, all documents necessary or sufficient to prove that the tax obligations, to which they are subject to, have been duly and fully fulfilled.

The other Parties accept that Trustee has not granted nor will it grant fiscal, legal or accounting advice, destined to the taking of actions or making of decisions respect to the constitution and performance of this Trust. Each Settlor states to have received advice from its own legal, fiscal and accounting counsels, with sufficient experience to determine any legal and fiscal risk.

Each Settlor assumes, before Trustee and third parties, the liabilities derived from any Tax arising from or that may arise from the constitution of the Trust or the management and ownership of the Trust Estate; hence, if necessary, they oblige to make sufficient contributions to the Trust in order to assume such obligations and otherwise, to indemnify and hold Trustee harmless, respect to the payment of any obligation derived from such concepts. Likewise, in no event any Party shall be considered as joint obligor regarding its tax obligations.

Therefore, Settlors as responsible for the fulfillment of the obligation and, if applicable, the omission of the fiscal obligation, agree that Trustee is released from any liability, obliging to hold it harmless, indemnifying it in case of any judicial or extra judicial dispute, including any kind of administrative resource that may arise as a consequence of the breach or incorrect application of the tax obligations.

Settlors hereby assume any obligation of information and to provide documents to the tax authorities, withholders of tax or third parties, that for legal disposition shall require such information, authorizing Trustee on behalf Settlors to provide to tax authorities and other tax withholders that may apply, the federal tax payers registry number of the Settlors or any other information related to comply with its information obligations as required, in accordance to the laws and regulations as applicable.

The liability of Settlors herefrom shall remain in effect after termination hereof or in case of resignation by Trustee, but in any case for a period no less than five years as of the date of termination hereof.

TWELFTH. Limitations to the Liability of Trustee. For the conduction of the acts provided herein, Trustee, at all times shall act pursuant to the provisions set forth in this Agreement, in compliance with the Purposes of the Trust, always attending to the instructions that shall be given in writing from the Representative of Settlors and/or Collateral Agent, as applicable.

Trustee exclusively assumes the obligations expressly set forth in the clauses hereof; hence, no additional liability will be claimable to Trustee, even if it was agreed by its counterparties in the documents or legal acts that originated this Trust without prior express approval of Trustee.

The other Parties hereto acknowledge that Trustee will not observe the instructions that are made in excess of its authority that has been granted hereto or those instructions in violation to the Clauses of this Agreement.

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Each Settlor irrevocably authorizes and instructs Trustee to use the amounts that are part of the Trust Estate, in order to cover any expense directly or indirectly derived from the fulfillment of the obligations set forth herein or in the law; in the understanding that Trustee shall in form the Representative of Settlors and Collateral Agent, the expenses covered with charge to the Trust Estate, in terms set forth herein. Notwithstanding anything herein to the contrary, the Collateral Agent shall not be, nor shall be deemed under any circumstance, responsible for satisfying any costs and expenses arising under or related to this Agreement.

Settlors hereby release Trustee from any liability in which it may incur, arising from legal and/or material acts conducted in the performance of its business, and/or in execution of the instructions received in terms hereof, unless it incurs in deceitful acts, negligence, bad faith or gross negligence and such is determined by a competent court by means of condemnatory sentence against it; Settlors jointly and severally shall (a) indemnify and hold Trustee and its subsidiary companies or affiliated, national or foreign of Grupo Financiero Banorte S.A.B. de C.V. and its respective delegates, employees, officers, advisors, counsels and other people related including without limitation, attorneys, accountants, consultants, bankers, financial consultants, and any other representative of such consultant, harmless from all claims, disputes, damages or contractual or extra contractual liabilities, proceedings, suits, losses, penalties, actions or sentences claimable by any third party, judicial or extra judicial, brought, dictated or imposed by any third party, person or competent federal or local authority, in Mexico or abroad (exclusively respect to those jurisdictions where Settlors conduct business) against Trustee and its delegates, any cost or expense of any nature whatsoever (including expenses and reasonable, documented and market-price attorneys’ fees) in which they incur, or any damage or loss suffered due to any claim, ruling, proceeding, suit, liability, loss, damage, penalty, action or sentence brought, dictated or imposed against Trustee and its delegates, respect to the validity and legality of this Agreement or any other conducted by Trustee pursuant to the instructions in writing received pursuant to the terms hereof and of the agreements executed by Trustee . The foregoing will be applicable except that they are consequence of deceitful acts, bad faith, negligence or gross negligence of Trustee and/or its representatives or when Trustee and/or its representatives conduct any act that is not authorized hereby and such is determined by the corresponding judicial authority by means of condemnatory sentence against Trustee.

Trustee shall not be forced to make any expenditure with charge to its own estate or incur in financial liabilities other than it assumes in its capacity as Trustee, in compliance with the Purposes of the Trust.

Settlors hereby recognize and acknowledge that the acting of Trustee shall exclusively be in its capacity as Trustee of the Trust, pursuant to the terms hereof. Also, it will not be responsible of the facts, acts or omissions of the other Parties, of third parties or the authorities that prevent, hinder or difficult the compliance of the purpose of this Trust Agreement.

None of Settlors, nor Collateral Agent shall at any time and under any circumstance use the corporate name, design and registered trademarks of Banco Mercantil del Norte, S. A., Institución de Banca Múltiple, Grupo Financiero Banorte, or any of its affiliates or subsidiaries or controlling companies in any act, promotion, marketing or document directly or indirectly related hereto, without prior written consent of Trustee.

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Trustee shall register all acts and agreement entered with the trust estate in compliance with the purpose of the Trust Agreement, without any liability for doing so.

Trustee shall only be liable for damages and losses occurred to any Person as a consequence of deceitful acts, negligence, bad faith or gross negligence of Trustee, when it braches the terms and provisions hereof or the applicable legal provisions and its liability is determined by competent court by means of condemnatory sentence against Trustee.

Trustee shall not be obliged to confirm or verify the authenticity or value of any report, instruction, title or certificate delivered by the Representative of Settlors or by Collateral Agent pursuant to this Agreement. Trustee does not assume any liability respect to any statement made by the other Parties and by the appearing parties in this Trust or in the documents related thereto in which the Trustee is not a Party.

Settlors and Collateral Agent expressly agree and acknowledge that Trustee is not a party to, and therefore, does not know nor is it required to know, verify or to interpret the content of the Restructure Documents (except for this Agreement) to which is not a party to, in order to fulfill its obligations derived herefrom.

Settlors and Collateral Agent agree and acknowledge that Trustee shall not be liable in case that the Trust Estate or any part thereto is expropriated, nationalized or confiscated or by breach of its obligations in case of unforeseeable circumstance(s) or force majeure.

THIRTEENTH. Defense of the Trust Estate. The Settlors shall have the obligation to notify in writing to the Trustee of any situation that may affect the Trust Estate. When the Trustee received any notice of any judicial claim, requirements form administrative authorities, judicial, courts or any other instance, in Mexico or abroad, and in general any notice related with the trust estate, trustee shall notify it in writing to the Representative of Settlors and to Collateral Agent. Trustee shall be obliged to grant to the Persons that (i) before Trustee receives an Insolvency Notice, the Representative of Settlors and (ii) after Trustee receives an Insolvency Notification, Collateral Agent indicates in writing, the powers of attorney necessary to defend the Trust Estate. In case that the Representative of Settlors or Collateral Agent, as applicable, refuse to comply with the acts necessary to defend the Trust Estate or do not appoint the Persons to whom such powers of attorney shall be granted, or do not propose the actions necessary to defend the Trust Estate, within 5 (five) days following the reception of the notice in writing of such event or threat, Trustee shall deliver a notice in writing of such negative or omission of the Representative of Settlors or Collateral Agent, to Collateral Agent or to the Representative of Settlors, as applicable, and shall grant the persons or entities that the Representative of Settlors or Collateral Agent, as applicable, indicate in writing, the powers of attorney necessary, to the corresponding Persons in order to defend the Trust Estate. In case that the Representative of Settlors or Collateral Agent do not appoint an attorney-in-fact pursuant to the foregoing, and the lack of defense thereto affects the Trust Estate in a substantial manner, Trustee shall do its best efforts, but shall not be obliged, to grant powers of attorney to the Persons that Trustee selects to its sole discretion and shall give proper instructions for the defense of the Trust Estate until the Representative of Settlors or Collateral Agent submit instructions in writing respect to such defense. Trustee, its delegates, officers, employees or advisors shall not be liable for the acts of such attorneys-in-fact, nor for the payment of costs, expenses and fees incurred in regarding their appointment and the defense of the Trust Estate.

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In case that Trustee receives a judicial order or any other notice or claim related to this Agreement on behalf of any third party, the Trustee shall send within the next two Business Days, unless it is a notification that provides for a term that shall be complied immediately or within the next Business Day, a copy of the document received from the Representative of the Settlors and from the Collateral Agent, and the provisions contained in the preceding paragraph shall be applied.

When urgent acts should be required or any situation not foreseen has occurred in the Trust, that requires the immediate attention in connection with the notorious losses that may be caused to the Trust Estate, the Trustee may opt to carry on with the indispensable acts to conserve the Trust Estate in accordance with sound banking practices, in the understanding that the expense originated shall be charged to the Trust Estate and in accordance with the terms of this Agreement, in what it is not foreseen in the applicable law.

All the costs and fees that shall be paid in connection with the fulfillment of the Purposes of the Trust, shall be exclusively, jointly and severally, borne by the Settlors, therefore they convene to convey the Trust Estate, with all the amounts that may be necessary in order for Trustee to have the sufficient funds to bear the corresponding cost, within the term indicated by Trustee and absent such indication within the following three (3) Calendar Days following to the reception of the request made by Trustee.

When the Trustee acts following the written instructions that receives from the Representative of the Settlors and/or the Collateral Agent, as it may correspond, subject to the authorities that each one has in accordance to this Agreement, it shall be released from any liability with respect to the acts that had performed.

In case of condemns in any lawsuit that had been followed in connection with the Trust Estate or against the Trustee in such capacity, by any third party, the payment of costs and attorney’s fees that in its case had been determined, shall be borne by the Settlors and, in their absence, charged to the Trust Estate in terms of this Clause, except if the Trustee had acted with dolus, bad faith, negligence or gross negligence or performs acts not authorized by this Agreement and this is so determined by a judicial authority through condemnatory judgment against the Trustee.

(a)    FOURTEENTH. Amendments. This Trust can only be modified by written agreement of the Trustee, each of the Settlors and the Collateral Agent.

(b)   FIFTEENTH. Trustee Replacement.

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(a) The Trustee may resign to its charge through previous notice and in writing to the Representatives of the Settlors and to the Collateral Agent delivered at least thirty (30) days before the date in which such resignation shall become effective. When receiving the notice of resignation by the Trustee, always when no Insolvency Notice had been delivered, the Representative of the Settlors, with the consent of the Collateral Agent (who may not be denied, retained or conditioned without justified cause) shall appoint an alternate trustee, to be chosen by the Parties between any mexican institution that has a fiduciary department of well known prestige at a national level; in the understanding, however, that, the Trustee shall not cease its duties until the alternate trustee signs the documentation referred to in the following paragraph (c).

(b) With the agreement of the Representative of the Settlors, the Representative of the Settlors, the Collateral Agent, (who may not be denied, retained or conditioned without a justified cause) may remove the Trustee with previous notice in writing delivered at least thirty (30) days in advance to the Trustee and may appoint other credit institution borne by the Settlors, to render services of an alternate trustee. Without prejudice of the foregoing, in case that the Collateral Agent had issued an Insolvency Notice, it shall be the Collateral Agent who may remove the Trustee in terms of this Clause and the Restructure Documents (expressly excluding for said effects the Intercompany Agreement) without the consent of the Representative of the Settlors.

(c) The alternate trustee must express its agreement in writing with respect to its appointment as trustee in accordance to this Agreement, to the Trustee that had resigned or that had been removed, to the Representative of the Settlors and to the Collateral Agent, in the agreement of fiduciary replacement that is executed for such purpose. Immediately after, the Trustee that had resigned or that has been removed, must transfer all the assets that it owns derived from this Agreement in its capacity of Trustee, to the alternate trustee and only in such moment the resignation or removal of the Trustee shall become effective and then the alternate trustee shall assume all the rights, authorities and obligations of the Trustee under this Agreement and shall begin its duties with such capacity.

(d) When finishing its charge the Trustee, by resignation or removal, shall perform a report of the Trust Estate that shall include since the last report that had been rendered until the date in which such resignation or replacement becomes effective, and shall deliver them to the Settlors. The Parties shall have a term of 30 (thirty) days to examine the report and make the clarifications they deem relevant. After this term has been concluded, it shall be understood as approved if no observation has been made.

SIXTEENTH. Replacement of the Collateral Agent. Parties agreed that the majority of the Preferred Lenders , in any case may substitute the Collateral Agent with previous notice in writing delivered to the Trustee, and may be entitle to designate another person, in accordance with the terms of the Indenture and this Agreement, to assume its capacity as beneficiary in first place on behalf and for the benefit of the Preferred Lenders, as substitute collateral agent and exercise the representation and functions set forth under this Agreement for the Collateral Agent. In the case of the substitution of the Collateral Agent, this may be effective, provided such substitution, additionally of being notified to the Trustee, (i) it is delivered to the Trustee, according to their internal policies of identity and knowledge (know your client), the documentation required by the Trustee, (ii) the substitute Collateral Agent executes any document required by the Trustee to give formality to the appointment according herein and (iii) the Trustee shall not manifest any conflict of interest derived from the substitution.

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The Parties agree that immediately after having performed the replacement in the terms referred in the preceding paragraph, the Collateral Agent that has been replaced shall no longer have the representation of the Preferred Lenders in accordance to this Agreement and the alternate collateral agent shall undertake all the rights, authorities and obligations of the Collateral Agent under this Agreement and shall initiate its representation and duties with such capacity.

(c)    SEVENTEENTH. Assignment. None of the Settlors, may assign, transfer or lien its rights or delegate its obligations in accordance to this Agreement; except (a) for those assignments or transfers that are performed in favor of any other Settlor, prior notice in writing to the Trustee or to the Collateral Agent, (b) for those assignments or transfers that are performed in favor of third parties, different from any other Settlor when receiving the previous consent and in writing of the Collateral Agent, or (c) as it is expressly allowed by this Agreement. The Beneficiary in First Place may assign its rights in accordance to this Agreement in accordance to the terms set forth in the corresponding Restructure Documents (expressly excluding for said effects the Intercompany Agreement) (including those derived from this Agreement).

(d)

The Trustee may not assign its rights and obligations in connection with this Agreement, however it shall have the right to resign to the charge of Trustee, in accordance to the terms set forth in the preceding Clause Fifteenth.

EIGHTEENTH. Instructions and communications to the Trustee. The Parties agree herein that all the instructions, notices, reports, notices, requests, answers, and any other type of communication that is required or allowed, in accordance to that provided in this Agreement, must be performed in writing in Spanish, and shall become effective at the moment of reception by the Representative of the Settlors, the Collateral Agent and the Trustee, in the domiciles indicated by the Parties in this Agreement. The instructions before mentioned may be sent by any of the means previously agreed to by the Parties, and these may be: original autograph delivered directly to the mentioned domiciles; by certified mail, with acknowledgment of receipt, or in any case, through communications transferred by fax, email on pdf Acrobat with registered signatures at the Trustee format or by any alternate means of communications, always when that set forth in this Clause is followed.

Settlors oblige to provide, at their sole cost and expense, to the Collateral Agent as Beneficiary in First Place, a translation into English by court approved expert translator within the next 3 (three) Business Days after the date in which the Trustee sent the respective communication. The foregoing without prejudice of the right of the Collateral Agent as Beneficiary in First Pace to obtain translation into English at Settlors’ joint and several cost and expense.

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For purposed of the notices and instructions that are delivered to the Trustee in accordance to this agreement, the identification and operation form of the Trust shall be through the number of the agreement and through the authorized signature(s) duly registered of who request any operation or service, same that shall be contained in the instructions that are issued to the Trustee.

For purposes of the foregoing, The Trustee represents that it has installed certain mechanisms and/or procedures for the reception and execution of instructions; in such virtue, the other Parties, as it may correspond, shall subscribe with the Trustee, the document(s) necessary for such purpose, which shall be make known by the Trustee.

The Parties acknowledge and agree that the Trustee has the authority to execute, in banking calendar days and hours, only and exclusively the instructions that had been given in accordance to this Agreement and the safety procedures before mentioned.

In terms of article 52 (fifty two) of the LIC, the Parties convene that the Trustee shall not be liable if it suspends or cancels the process of any instruction given by the Representative of the Representative of the Settlors and/or the Collateral Agent, as it may correspond, if any of the circumstances set forth in such article occur. The Trustee obliges to notify in writing to the other Parties with respect to any action taken by the Trustee in terms of the article before cited.

The Settlors and the Collateral Agent, being conscious of the risks that the issuance of instructions by electronic means imply, such as errors, insecurity and lack of confidentiality, and of the possibility that fraudulent activities may be derived from them, has agreed with the Trustee that the remission of all type of instructions related with this Agreement, by email on PDF format, and/or original letter, shall be evidenced in letterhead paper. In virtue of the foregoing, the Settlors and the Collateral Agent, in this act authorize the Trustee to act in accordance to the instructions that receives through the described means, therefore in this act is released of any liability derived from such transmissions and exclusively the Settlors, engage, jointly and severally, to indemnify the Trustee in terms of the compensation set forth in this Agreement.

The Trustee shall not be obliged to review the authenticity of such instructions or communications nor to assure of the identity of the sender or of the confirming party, therefore, the Parties in this Agreement, expressly accept to be obliged by any instruction or communication, that had been sent under its name and accepted by the Trustee. Independently from the foregoing, the Trustee may request confirmation of any transmission received in accordance to this Clause; in the understanding, however, that, the Trustee shall notify the other Parties, the same Calendar Day in which it receives any instruction.

In virtue of the foregoing, the Representative of the Settlors and of the Collateral Agent, appoint the persons whose names and signatures appear in Exhibit “F” (each one, an “Authorized Officer”) to issue such instructions to the Trustee, in the understanding that such Exhibit may be modified periodically by each one of the Settlors or the Collateral Agent, as it may correspond, through written notice in accordance to this Agreement. Except for the telephonic confirmations that, as the case may be, are made by the Trustee, the Trustee shall not have the right to request any of the Settlors, the Representative of the Settlors, Beneficiaries in First Place or the Collateral Agent, documents or additional information to legalize the instructions received in accordance to this Clause or the authorities or signatures of the persons that sign such instructions, when such persons and its signatures are contained in Exhibit “F” that in that moment is in effect. The Trustee is authorized to act in accordance to the instructions transferred in accordance to this Clause.

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In case that the instructions are not signed in the manner before mentioned and/or a confirmation call with this regard has not been made, the Parties expressly and irrevocably instruct the Trustee to not perform the instructions.

The instruction letters described in this Clause, to be complied by the Trustee, must include, at least, the following requirements:

(a) Be addressed to the Banco Mercantil del Norte, S. A., Institución de Banca

Múltiple, Grupo Financiero Banorte;

(b) Make reference to the number of the trust assigned in the preamble of this Agreement; and

(c) Describe the express and clear instruction that is requested to be performed by the Trustee, expressing amounts, quantities or specific activities.

When the Trustee acts in compliance with the instructions duly given by who has authority in terms of this Trust and in accordance to its terms, conditions and Purposes of the Trust, its acts and result shall cause no responsibility.

NINETEENTH. Appointment of the Representative of the Settlors. Each Settlor and the Counterparties, herein irrevocably appoint Maxcom (hereinafter, the “Representative of the Settlors”) as its representative and attorney-in-fact (i) for purposes of receiving under the name of each Settlor and the Counterparties any communication delivered to the Collateral Agent or the Trustee under this Agreement, and (ii) to receive under the name of each Settlor and the Counterparties, copy service of the services of process and complaints or other procedures that may arise from any action or procedure filed before any court having jurisdiction. As a consequence, any notice, communication or, in its case, fund transfer addressed to the Settlors and/or Counterparties and delivered to the Representative of Settlors, shall have the same consequences for all legal purposes, as if it had been delivered directly to each Settlor and/or to the Counterparties. Each one of the Settlors and the Counterparties herein authorize and irrevocably instruct the Representative of the Settlors to accept such service under their name. The appointment of the Representative of the Settlors shall be irrevocable until a successor is appointed for the Representative of the Settlors, in which case, such appointment shall have to be authorized by the Collateral Agent.

The power granted in accordance to this Clause Nineteenth is a special power of attorney limited to lawsuits and collections, granted in accordance to the first paragraph of Article 2554 of the Civil Code. For purposes of that set forth in article 2555 of the Civil Code, the special power granted in this Clause is granted in this public deed before the faith of the undersigned notary public. In terms of article 2596 of the Civil Code, the special power granted in this Agreement is irrevocable by virtue of being granted in compliance of an obligation, and as a condition of a bilateral agreement.

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TWENTIETH. Fees and Expenses of the Trustee. As consideration for the execution of this Agreement, and for the compliance of its duties and obligations in accordance to the same, the Settlors must pay the Trustee, the corresponding fees in accordance to that set forth in Exhibit “G” of this Agreement.

The Settlors oblige jointly and severally to pay all the reasonable and documented expenses and costs derived from the execution of this Agreement and its ratification before Notary Public. Additionally, the Settlors jointly agree to pay the Trustee and the Collateral Agent, as soon as it is requested to them, the reasonable and documented costs and expenses incurred by the Trustee and the Collateral Agent, as a result of any amendment or addition to this Agreement (and to any Exhibit thereof), and also any reasonable and documented expenses and costs, if there were, in connection with the management, compliance or the enforceability of this Agreement.

TWENTY FIRST. Term. This Agreement shall become effective starting from the date of its signature and shall continue in effect until the purposes of the same have been fulfilled; in the understanding that, (a) the term of this Agreement shall not exceed the maximum allowed by the applicable legislation; (b) this Agreement may not be revoked unilaterally by the Settlors, nor it shall be novated or extinguished while there are Preferred Obligations; and (c) this Agreement shall be terminated, without the need of notice of any of the Parties, in the date in which the Collateral Agent notifies the Trustee the termination thereof, in the terms of the Restructure Documents (expressly excluding for said effects the Intercompany Agreement) or that all the Preferred Obligations had been paid in full in terms of the Restructure Documents, and only until all the expenses and fees of the Trustee had been paid in accordance to this Agreement. Once this Agreement has been terminated in accordance to its terms, the remainder of the Trust Estate, in case there is one, shall be reverted in favor of the Settlors in proportion to its respective contributions.

TWENTY SECOND. Reversion. The Settlors expressly reserve themselves the right or reversion in order for all the assets and rights, present or future, conveyed by each one of the Settlors or to those who legally would have the right and that are part of the Trust Estate in the moment in which all the Preferred Obligations had been paid, are returned to the Trustee, in accordance to the instructions of the Representative of the Settlors.

THE TRANSMISSION OF THE TRUST ESTATE TO THE TRUSTEE IN ACCORDANCE TO THIS TRUST AGREEMENT DOES NOT CONSTITUTE NOR IT SHALL BE CONSTRUED AS A TRANSFER IN TERMS OF SECTION IV, SUBSECTION A, OF ARTICLE 14 OF THE FISCAL CODE OF THE FEDERATION, WHILE EACH SETTLOR HAS REVERSION RIGHTS TO RECOVER THE PROPERTY OF THE TRUST ESTATE THAT CORRESPONDS TO IT, IN ACCORDANCE TO THIS TRUST AGREEMENT.

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TWENTY THIRD. Notices and Domiciles. All the notices and communications to be delivered or sent in accordance to this Agreement shall be in Spanish language, in the understanding that all notices and communications made between and among Settlors and Beneficiary in  First Place or Collateral Agent, without the participation of the Trustee, shall be made in English and Spanish language, shall, in writing and must be delivered or sent to the Representative of the Settlors (in its own right and on behalf of each one of the Settlors and Counterparties), the Trustee and the Collateral Agent, in case of notices or general announcements, in their domiciles, email on PDF format (as it may be applicable) that are indicated below, or to any other domicile or email (as it may be applicable) appointed by each one of the Parties through notice in writing given to the other Parties of this Trust; in the understanding, however, that all the communications by email on PDF format shall be confirmed through document with the original signature of the Party that had sent the corresponding communication, within the following three (3) Calendar Days, and shall be evidenced, as it has been said, in letterhead paper. If not received within the terms mentioned above, Parties expressly agree that Trustee shall abstain to perform any act or operation under this agreement, without any responsibility, when such original instruction letter is pending to be delivered.

Settlors oblige to provide, at their sole cost and expense, to the Collateral Agent as Beneficiary in First Place, a translation into English by court approved expert translator within the next 3 (three) Business days after the date in which the Trustee sent the respective notice. The foregoing without prejudice of the right of the Collateral Agent as Beneficiary in First Place to obtain translation into English at Settlors’ joint and several cost and expense.

All the notices and communications shall be effective if delivered in the domicile of the addressee, the fifth Business Day after the date in which it is delivered, and if they are sent by email in PDF format, in the moment in which the addressee issues an acknowledgement of receipt thereof by email or by any other written means.

To the Settlors, Beneficiaries in Second Place and Counterparties through the Representative of the Settlors:

Maxcom Telecomunicaciones, S.A.B. de C.V.

C. Guillermo González Camarena No. 2000

Col. Centro de Ciudad, Santa Fe

México, D.F., C.P. 01210

Attention: Vicepresidencia de Finanzas

Phone: 11631005

Fax: 51471310

To the Collateral Agent, as Beneficiary in First Place:

Deutsche Bank Trust Company Americas

Trust and Agency Services

60 Wall Street, 27th Floor

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NYC60-2710

New York, New York 10005

USA

Attention: Corporates Team/Maxcom Telecomunicaciones, S.A.B. de C.V.

Fax +1 (732) 578-4635

Cc:

Deutsche Bank Trust Company Americas

Trust and Securities Services

100 Plaza One – 6th floor

MSJCY03-0699
Jersey City, New Jersey 07311-3901

Attention: Corporates Team/Maxcom Telecomunicaciones, S.A.B. de C.V.

To the Trustee:

Banco Mercantil del Norte, S. A., Institución de Banca Múltiple, Grupo Financiero

Banorte

Prolongación Reforma 1230, piso 7, Colonia Cruz Manca Santa Fe, Delegación

Cuajimalpa, México, Distrito Federal

Attention: Fiduciary Division

Phone: (55) 11 03 40 00 exts. 2582 / 2245 / 1791 / 2162

Email: veronica.carmona@banorte.com; lucia.caballero@banorte.com

TWENTY FOURTH. Exhibits. All the Exhibits of this Agreement are integral part thereof, shall be deemed herein reproduced as inserted literally in the text of this Agreement.

TWENTY FIFTH. Conflict. In case of conflict between the provisions of this Agreement and the provisions of the Restructure Documents, the provisions of the Restructure Documents (expressly excluding for said effects the Intercompany Agreement) shall prevail; in the understanding that, the Trustee is not and shall not be obliged to know, verify nor interpret the content, the terms and the conditions of the Restructure Documents and other related documents (except for this Agreement).

In virtue of the foregoing, the Parties agree that any conflict between the provisions of this Agreement and the Restructure Documents, in accordance to that provided in this Clause, shall be resolved between the Settlors, as the case may be, and the Collateral Agent and communicated in writing to the Trustee.

TWENTY SIXTH. Severability of Provisions. In case that any of the provisions of this Agreement were declared illegal or not enforceable by a court having jurisdiction, such provision shall be considered and interpreted separately from the other provisions herein contained and shall not affect in any manner whatsoever the validity, legality and enforceability of this Agreement.

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TWENTY SEVENTH. Entire Agreement. This Agreement constitutes the entire agreement between the Parties, in connection with the purpose of the same, and replaces any prior verbal or written communication in connection with such purpose.

TWENTY EIGHTH. Waiver. The omission or delay by any of the Parties in the exercise of any of its rights, resources, authorities or privileges derived from this Agreement, or the partial or individual exercise of the same, shall not constitute a waiver of the same. The notice or claim made to the Settlor shall not constitute a waiver to any of the rights of the Beneficiary in First Place to perform any other or consequent action without notice or claim always when it is allowed that the Collateral Agent performs such action without notice or claim in accordance to the terms of this Agreement.

TWENTY NINTH. Novation. The execution of this Agreement, shall not constitute any type of novation, amendment or payment of the Preferred Obligations.

THIRTIETH. Applicable Legislation and Jurisdiction. This Agreement is governed by the civil and mercantile laws in effect in Mexico.

Fort he interpretation and fulfillment of this Agreement, the Parties irrevocably submit to the jurisdiction of the courts located in Mexico City, Federal District, with respect to any claim or lawsuit derived from this Agreement, and expressly waive any other jurisdiction that may correspond to them by virtue of their current of future domicile, or by any other reason.

[signature’s page follows]

38

IN VIRTUE OF THE FOREGOING, this Agreement is signed on [●] day of [●] of 2013.

THE SETTLORS

[Companies of Appendix 1]

_____________________________________

By: [●]

Charge: [●]

COLLATERAL AGENT

AND BENEFICIARY IN FIRST PLACE

Deutsche Bank Trust Company Americas,

As Beneficiary in First Place, acting

in its capacity of Collateral Agent,

on behalf and for the benefit of the Preferred Lenders

_____________________________________

By: [●]

Charge: [●]

THE TRUSTEE

Banco Mercantil del Norte, S. A.

Institución de Banca Múltiple

Grupo Financiero Banorte

_____________________________________

By: [●]

Charge: Fiduciary Delegates

39

Acknowledged and Accepted with the Appearance of:

THE COUNTERPARTIES

Maxcom Telecomunicaciones S.A.B. de C.V.

Maxcom Servicios Administrativos, S.A. de C.V.

Outsourcing Operadora de Personal, S.A. de C.V.

TECBTC Estrategias de Promoción, S.A. de C.V.

Corporativo en Telecomunicaciones, S.A. de C.V.

Maxcom SF, S.A. de C.V.

Maxcom TV, S.A. de C.V.

Maxcom USA, Inc.

Telereunión, S.A. de C.V.

Telscape de Mexico, S.A. de C.V.

Sierra Comunicaciones Globales, S.A. de C.V.

Servicios MSF, S.A. de C.V.

Sierra USA Communications, Inc.

Asesores Telcoop, S.A. de C.V.

Celmax Móvil, S.A. de C.V.

_____________________________________

By: [●]

Charge: [●]

40

Appendix 1

Settlors and Counterparties

Maxcom Telecomunicaciones, S.A.B. de C.V.

Maxcom Servicios Administrativos, S.A. de C.V.

Outsourcing Operadora de Personal, S.A. de C.V.

TECBTC Estrategias de Promoción, S.A. de C.V.

Corporativo en Telecomunicaciones, S.A. de C.V.

Maxcom SF, S.A. de C.V.

Maxcom TV, S.A. de C.V.

Maxcom USA, Inc.

Telereunión, S.A. de C.V.

Telscape de Mexico, S.A. de C.V.

Sierra Comunicaciones Globales, S.A. de C.V.

Servicios MSF, S.A. de C.V.

Sierra USA Communications, Inc.

Asesores Telcoop, S.A. de C.V.

Celmax Móvil, S.A. de C.V.

41

Appendix 2

Beneficiaries in First Place

[●]

42

List of Exhibits

Exhibit “A” – Indenture

Exhibit “B” – Subordination and Intercompany Loan Agreement Format

Exhibit “C” – Collateral Agency Agreement

Exhibit “D” – Intercompany Revolving Credit Agreement Format

Exhibit “E” – Conveyance Agreement Format

Exhibit “F” – Insolvency Notice Format

Exhibit “G” – Authorized Officers

Exhibit “H” – Trustee Fees

43

Exhibit “A”

Indenture

[TO COME]

44

Exhibit “B”

Subordination and Intercompany Loan Agreement Format

[TO COME]

45

Exhibit “C”

Intercompany Revolving Credit Agreement

INTERCOMPANY REVOLVING CREDIT AGREEMENT (HEREINAFTER, THE “AGREEMENT”) ENTERED INTO BY AND BETWEEN, MAXCOM TELECOMUNICACIONES, S.A.B. DE C.V., REPRESENTED BY [*] WHO SHALL BE HEREINAFTER REFERRED AS “MAXCOM” AND [*] WHO SHALL BE HEREINAFTER REFERRED AS “THE REVOLVING ACCOUNT HOLDER”, AND, JOINTLY WITH “MAXCOM”, THE “PARTIES”, UNDER THE FOLLOWING:

REPRESENTATIONS

SOLE.- The Parties represent that since they are part of the same economic group of interest and by reason of the development of their activities contained in their corporate purposes, have established continuous commercial relationships that result in the debit and credit of its accounting, same that may be compensated to take them into a sole operation in a certain moment of the closing, for this reason, it is convenient form them to execute this agreement under the following:

CLAUSES

FIRST.- The Parties agree to establish this Agreement based on that provided by article 302 of the General Law of Negotiable Instruments and Credit Transactions with the purpose of coordinating joint working capital movements, in order to strengthen its cash balances, that when gathering might facilitate the obtaining of better interest rates and the joint support to the work capitals of each one of the companies that are part of the group to which they belong to, that result from any operation related to the ordinary course of its business that implies a transfer of obligations or rights, except for the contractual limitations convened by the Parties with third parties, including, without limitation, under the Restructure Documents.

SECOND.- The remittances of the Parties subject matter of this Agreement may be credits derived from operations of rendering of services, sale and purchase, transfer of credits included or not in securities, and of others, resulting from any operation that implies a transfer of obligations or rights.

THIRD.- “MAXCOM” obliges to handle the revolving credit agreed to in this Agreement, registering the debit and credit entries of “THE REVOLVING ACCOUNT HOLDER” individually, being obliged to deliver within the first three calendar days of each month, the statement account to each one of the Parties.

Likewise, within 10 (ten) calendar days following to the closing of each quarterly period that ends on March 31, on June 30, on September 30 and on December 31 of each calendar year, starting from the following quarter applicable to the date of execution of this Agreement, “MAXCOM” shall send to the Trustee and to the Collateral Agent a list that contains all the balances of the creditor and/or debtor that are in effect, resulting from the operations between the Parties under this Agreement, at the closing of the preceding quarter.

46

Notwithstanding the issuance of the statements of account referred to in the preceding paragraph, the Parties acknowledge that the payment of the balances that correspond to each one of them, shall be payable in the terms and time frames agreed to by each one of the Parties, in accordance to their habitual practices, or within the following 90 (ninety) calendar days to the day in which by any cause this Agreement is terminated.

FOURTH.- Over the amount of the average balance that had been registered with respect to “THE REVOLVING ACCOUNT HOLDER”, during the term of this Agreement, interest shall be caused, which shall be determined when claiming the payment, that shall be fifteen days after the closing of the account; over the amount of the interests the Value Added Tax amount shall be applied. The interests that had been agreed shall be paid in “MAXCOM’s” offices, in national currency.

FIFTH.- “MAXCOM” shall determine the interests with respect to the operations performed by “THE REVOLVING ACCOUNT HOLDER” over the global average balance of the corresponding period in question, applying the 28-day CETES rate of the last week known.

SIXTH.- The Parties herein convene the following:

(i) in this act expressly acknowledge that the rights and balances of “lender” that derive from this Agreement (the “Subordinated Obligations”), are at all times, and for all legal purposes, subordinated to the previous payment of the Preferred Obligations (as such term is defined in the Trust or (as defined hereinafter);

(ii) in order to comply with the subordination obligation referred to in the preceding subsection (i), the Parties herein authorize and agree, in their lender capacity, to the conveyance that each Party performs of the rights of the “lender” of which it is titleholder in accordance to this Agreement, in favor of [*] (or its beneficiaries or assignees), in its capacity of trustee (the “Trustee”) in accordance to the Irrevocable Administration Trust Agreement with Reversion Rights No. [*] of [*] of [*] of 2013 of which the Parties are part thereof (the “Trust”);

(ii) in case of an Insolvency Proceeding, the Parties, in their capacity of “lender” convene in this act that any payment in its favor by “MAXCOM” as a consequence of (i) the approval of a restructuring agreement in terms of Title Fifth of the Insolvency Law or (ii) the payment to Recognized Lenders in accordance to a bankruptcy jugement in terms of Title Seventh, Chapter III, of the Insolvency Law, it is made through the trust, in terms of the same, and applied to the payment of the Preferred Obligations capacitized as Recognized Lenders common in such Insolvency Procedure; in the understanding that, the application of such resources to the partial payment of the Preferred Obligations shall not be considered as payment and release of the Subordinated Obligations, but as direct payment of the Preferred Obligations, in compliance of the subordination agreement referred to in this Clause.

The terms with initial capital letter used and not defined in this Agreement shall have the meaning attributed to them in the Trust. A copy of the Trust is attached hereto as Exhibit “A”.

SEVENTH.- The term of this Agreement is indefinite, however, the closing of the account shall be done monthly.

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EIGHT.- “THE REVOLVING ACCOUNT HOLDER” and “MAXCOM” are subject to the tax consolidation regime, therefore, this Agreement does not cause any specific effect to the parties and only for purposes of that provided in the corresponding legislation, it is specified that “MAXCOM” shall act as attorney-in-fact of “THE REVOLVING ACCOUNT HOLDER” with respect to the payments made by the latter, which must be made with nonnegotiable nominative check, and must keep copy of the duplicate check or in its case, of the debit fact sheet if it is made through bank account transfer.

NINTH.- The parties expressly submit to the jurisdiction of the laws and courts having jurisdiction in Mexico City, Federal District with express waiver to any forum that may correspond to them by reason of their current or future domiciles, or by any other cause.

The parties being aware of the scope and effects of the content of this agreement sign it on [*], on [*] of 2013.

[Signature`s page to follow]

48

“MAXCOM”

MAXCOM TELECOMUNICACIONES, S.A.B. DE C.V.

_____________________________________ By: [*] Charge: Legal Representative	_____________________________________ By: [*] Charge: Legal Representative

“THE REVOLVING ACCOUNT HOLDER”

_____________________________________ By: [*] Charge: Legal Representative	_____________________________________ By: [*] Charge: Legal Representative

49

Exhibit “D”

Additional Settlor Conveyance Agreement Format

Conveyance Agreement (the “Agreement”) to the Trust Agreement (as defined hereinafter) entered into by and between [__________], as Settlor (the “Settlor”); Banco Mercantil del Norte, S. A., Institución de Banca Múltiple, Grupo Financiero Banorte, as trustee (the “Trustee”); Deutsche Bank Trust Company Americas in its capacity as Beneficiary in first Place, in its capacity of Collateral Agent (as such term is defined in the Trust), therefore on behalf and for the benefit of the Preferred lenders (as such term is defined in the Trust Agreement); Maxcom Telecomunicaciones, S.A.B. de C.V., in its capacity of Representative of the Settlors and as Counterparty, and the companies listed in Appendix 1 of the Trust, as Counterparties (as defined in the Trust Agreement), in accordance to the following Background, Representations and Clauses:

BACKGROUND

I.	On [●] of 2013, the Irrevocable Administration Trust with Reversion Rights Number F/[●] (the “Trust Agreement”) was executed.

II.	The Settlor is titleholder of the Creditor Rights with respect to the Intercompany Agreement described in the document attached hereto as Exhibit “A” (the “Lender’s Additional Rights”).

III.	In accordance with the Second Clause of the Trust Agreement, the Settlor, in this act agrees to convey to the trust incorporated under the Trust Agreement, the Creditor Additional Rights in order to be part of the Trust Estate.

REPRESENTATIONS

Except for that set forth in this Agreement, each one of the Parties in this date, undertakes and represents in terms of the Representations made in the Trust Agreement, which are inserted in this document by reference and shall be deemed herein reproduced as inserted literally and are confirmed and ratified by each one of the Parties in its totality.

IN VIRTUE OF THE FOREGOING, and considering the obligations, agreements and representations set forth in this Agreement, the parties agree the following:

CLAUSES

FIRST. Definitions. To ease the interpretation of this Agreement, the terms used with initial capital letter shall have the meaning that is attributed to them below or that otherwise is attributed to them in the Trust Agreement, which shall apply in singular and plural of such terms:

“Collateral Agent” shall have the meaning attributed to it in the Preamble of this Agreement.

“Trust Agreement” has the meaning attributed to it in Recital I of this Agreement.

50

“Agreement” has the meaning attributed to it in the Preamble of this Agreement.

“Creditor Additional Rights” has the meaning attributed to it in Recital II of this Agreement; in the understanding that, the Creditor Additional Rights shall be part of the “Creditor Rights” as defined in the Trust Agreement, and shall be part of the Trust Estate.

“Settlor” has the meaning attributed to in the Preamble of his Agreement.

“Trustee” has the meaning attributed to it in the Preamble of this Agreement.

SECOND. Conveyance of the Lender’s Additional Rights to the Trust Agreement. The Settlor in this act transfers the Trustee, the Creditor Additional Rights. In this act, the Counterparties, through the signature of this Agreement, expressly convene the conveyance of the Lender’s Additional Rights that is made in accordance to this Agreement.

THIRD. Ratification of the Terms of the Trust Agreement. The parties herein confirm and ratify all the terms and conditions of the Trust Agreement that is in effect and remains in effect, and the Trust Agreement as supplemented by this Agreement is the final and total agreement of the parties of this Agreement at its date.

FOURTH. No Novation. The execution of this Agreement does not constitute novation of the obligations of the parties in accordance to the Trust Agreement.

FIFTH. Notices. All the notifications, notices and other communications related to this Agreement and the Trust Agreement, shall be delivered to each one of the parties of this Agreement, in the form and domiciles set forth in Clause Twenty Second of the Trust Agreement.

SIXTH. Address of the Adhesive Settlor

[*]

SEVENTH. Applicable Law and Jurisdiction. This Agreement shall be governed and construed in accordance to the laws of Mexico. For any matter related to this Agreement and the Trust Agreement, the parties of this Agreement by this act irrevocably submit to the exclusive jurisdiction of the courts having jurisdiction with seat in Mexico, Federal District, Mexico in connection with any claim or legal procedure derived from this Agreement and by this means the Parties expressly waive any other jurisdiction that may correspond to them by virtue of their current or future domicile, or by any other reason.

IN VIRTUE OF THE FOREGOING, this Conveyance Agreement to the Irrevocable Administration Trust Agreement with Reversion Rights No. F/[●] is executed on [●] of 2013.

[signatures page to follow]

THE SETTLOR

[●]

51

_______________________
By: Charge: Attorney-in-fact

THE TRUSTEE

Banco Mercantil del Norte, S. A.

Institución de Banca Múltiple

Grupo Financiero Banorte

In performance and compliance with Trust Agreement number [F/*]

_______________________
By: Charge: Delegates

THE COLLATERAL AGENT

Deutsche Bank Trust Company Americas,

as Beneficiary in First Place acting in its capacity of Collateral Agent

On behalf and for the benefit of the

Preferred Lenders

_______________________
By: Charge: Attorney-in-fact

Acknowledged and Accepted with the Appearance of:

SETTLORS REPRESENTATIVE

MAXCOM TELECOMUNICACIONES, S.A.B. de C.V.

_____________________________________

By: [●]

Charge: [●]

52

Exhibit “F”

Insolvency Notice Format

[Date]

Banco Mercantil del Norte, S. A.

Institución de Banca Múltiple

Grupo Financiero Banorte Attention: Trustee Division

My dear sirs:

We make reference to the Irrevocable Administration Trust Agreement with Reversion Rights No. [●] dated [●] of 2013 (as, it be modified, supplemented or amended and restated at any time, the “Trust Agreement”).

The terms in capital letters contained and not defined herein, shall have the same meanings that were attributed to them in the Trust Agreement.

In terms of that provided in Clause Fourth and those applicable of the Trust Agreement, by this letter we notify you that on [●] dated [●] of 20[●] a judge having jurisdiction in Mexico has issued a declaratory judgment of an Insolvency Proceeding with respect to [Maxcom Telecomunicaciones S.A.B. de C.V. and/or subsidiaries], as evidenced through [the publication of the Insolvency Judgment by the corresponding court, in notice boards or by court bulletin /the personal notice of the Bankruptcy Judgment performed by the conciliator or receiver/the publication of the extract of the judgment in the Official Gazette of the Federation / any other form allowed in accordance to the LCM and other applicable legal provisions, that is attached herein as Exhibit “A”.

Sincerely,

Deutsche Bank Trust Company Americas,

In its capacity of Collateral Agent,

On behalf and for the benefit of the Preferred Lenders

____________________________

By: [●]

Charge: [●]

53

Exhibit “G”

Authorized Officers

PARTY	NAME	SIGNATURE
[●], as Representative of the Settlors	[●] [●]	________________________ ________________________
[●]	[●] [●]	________________________ ________________________

54

Exhibit “H”

Trustee Fees

The Settlors oblige to pay the Trustee the commissions that the Parties, with full knowledge and will, agree in this Exhibit, without any notice or requirement on behalf of the Trustee:

(a) by the constitution of this Trust and acceptance of the charge, the Trustee has the right to receive, by sole occasion at the signature of this agreement, the amount of [●] ([●] 00/100), payable at the signature of this agreement;

(b) by the administration of the Trust a fixed annual amount of [●] ([●] 00/100), payable by advanced annuities, which is subject to variation, prior agreement between the Parties, in case that, in accordance to the clauses of this Agreement, there would be changes in the manner of managing or custody the Trust Estate;

(c) by amendment to the Trust, of the tariffs that are in effect at the moment of such amendment;

(d) for the banking of administrative services performed by the Trustee, such as interbanking transfers, issuance of checks, issuance of payment orders, down payments, issuance, remission and/or copies of Account Statements, shall have the right to receive the corresponding consideration, in accordance to the tariffs in effect at the date in which the service is rendered;

(e) in case that the Trustee accepts the performance of the acts that are not expressly foreseen in this Trust always when the nature and purpose of the Trust allows so, the tariff that, on each case, is agreed to by the Parties; provided that, in case of disagreement, the Trustee shall not be obliged to perform them, and

(f) for brokerage in the sale and purchase of the capital market values or investment companies, the tariffs in effect in the date of each operation.

The fees of the Trustee may be updated annually in accordance to the National Consumer Price Index or the index that replaces it, notifying the Trustee to the Settlor in writing, with at least 30 (thirty) calendar days in advance, the amount of the new commission to be applied.

The fees and commissions of the Trustee cause Value Added Tax which shall be transferred by the Trustee in terms of law.

In case that the commissions in favor of the Trustee are not paid in accordance to that agreed in this Exhibit, for any reason, the Trustee shall have the right to receive interest by concept of arrears, adding monthly the amount of the commission that is due, that one that results from applying the Fixed-Term Deposit Cost named in Mexican Pesos (C.C.P.), that the Banco de México fixes for the corresponding month or the index or rate that replaces it. The Trustee reserves its right to apply the interests herein agreed, an also to perform, in its case, the legal actions to collect the debts on behalf of the Settlor.

E-1

The Parties agree that the Trustee may terminate the Trust with no responsibility in the terms provided in article 392 (three hundred and ninety two) Bis of the LGTOC.

In all cases, the Trustee shall have the authority to take with charge to the liquid resources of the Trust Estate the amount of the fees and commissions that, in its case, are owed to the Trustee.

E-2

Exhibit F

FORM OF MORTGAGE AGREEMENT

In Mexico City, on [_____], 2013, I, [Luis Antonio Montes de Oca Mayagoitia], in charge of Public Notary Office number [29] for the Federal District, in this act I evidence (i) the cancellation and release of the Mortgage in First Place and Degree of Preference, as modified from time to time, (the “Original Mortgage”) granted by Maxcom Telecomunicaciones, S.A.B. de C.V. (the “Company”), as grantor of the mortgage, in favor of Morgan Stanley & Co. Incorporated (Collateral Agent), acting not on its behalf but in the character of Collateral Agent, in favor of the holders of the notes named “11% Senior Notes 2014” (“Notes”) as amended as of October 15, 2007 to substitute the mortgagee by Deutsche Bank Company Americas; and (ii) the creation of the Mortgage in First Place and Degree of Preference (the “New Mortgage”) granted by the Company, as mortgagor, in favor of Deutsche Bank Trust Company Americas, acting not in its individual capacity, but solely as collateral agent (“Collateral Agent”) in favor of the holders of notes with initial annual gradual interest of 6% as from its issuance date until June 14, 2016, 7% from June 15, 2016 until June 14, 2018 and 8% from June 15, 2018 until their expiration date (June 15, 2020) (“Step-Up Senior Notes”) (“Preferred Notes”) which form part of the restructure process undertaken by the Company under Chapter 11 of the U.S. Bankruptcy Code (the “Code”) before the United States Bankruptcy Court for the District of de Delaware (the “Court”), together with certain joint plan of reorganization of Maxcom Telecomunicaciones S.A.B. de C.V. and its debtor affiliates pursuant to Chapter 11 of the Bankrutcy Code (the “Restructure Plan”) in terms of such Chapter 11, certain Restructuring and Support Agreement (the “Restructuring and Support Agreement”) dated July 3, 2013 and the issuance indenture (“Current Issuance Indenture”) dated [*] [*], 2013 (together, the “Restructure Documents”), the Intercompany Subordination and Credit Agreement (“Intercompany Subordination and Credit Agreement”), and the irrevocable re-investment rights administration trust (“Intercompany Trust Agreement”).

BACKGROUND

I. With the purpose of securing the total and timely payment of the obligations of the Company under the Notes, through public deed 67,432, dated February 13, 2007, granted before Luis Antonio Montes de Oca Mayagoitia, in charge of notary public office 29 of the Federal District, the Company formalized the Original Mortgage in favor of Morgan Stanley & Co. Incorporated, in its capacity as collateral agent.

II. On February 22, 2007, the Original Mortgage was duly recorded in the Public Registry of Commerce of the Federal District under Commercial Folio No. 210,583 which corresponds to the Company.

III. Through public deed 68,816, dated October 15, 2007, granted before Luis Antonio Montes de Oca Mayagoitia, in charge of notary public office 29 of the Federal District, it was evidenced the modification to the Original Mortgage regarding (i) the guaranteed amount; and (ii) the replacement of Morgan Stanley & Co. Incorporated as collateral agent for the Collateral Agent acting not on its behalf but in its capacity as collateral agent in favor of the holders of the Preferred Notes.

F-1

IV. The Original Mortgage was granted over equipment, network, constructions, transport equipment and vehicles, computers, information processing equipment and office furniture, as well as all the assets that form part of the account named ”Systems and equipment of Telephonic Network” of the Assets of the Balance of the Company as of December 31, 2006.

V. Restructure Agreement. On July 3, 2013, the Company together with some of its subsidiaries entered into the Restructuring and Support Agreement with the holders of the Notes, which are governed by the issuance indenture dated December 20, 2006 (“Original Issuance Indenture”), with the purpose of performing a restructure through a process under Chapter 11 of the U.S. Bankruptcy Code, as well as a public tender offer issued under the Mexican and American Securities Law.

VI. Current Issuance Indenture. In terms of the previous item and pursuant the Restructure Documents, on [__], 2013, the Company executed an Issuance Indenture with Deutsche Bank Trust Company Americas, as collateral agent, in favor of the holders of the Preferred Notes, under which the Preferred Notes were issued.

REPRESENTATIONS

I. The Company represents through its legal representative that:

(a) It is an entity duly organized and existing under the laws of the United States of Mexico, as evidenced in public deed number 86,115 dated February 28, 1996, granted before Mr. Ignacio Soto Borja, notary public number 129 of the Federal District and registered before the Public Registry of Commerce of the Federal District on June 11, 1996 under the commercial folio number 210,585.

(b) It is fully authorized pursuant to its corporate purpose to grant this Mortgage and to assume the obligations implied hereunder.

(c) Its representative has full authority to grant the New Mortgage on its behalf and to bind it in accordance with its terms, as evidenced under public deed number [*] dated [*], [*] de [*], granted before [*], notary public number [*] of the Federal District and duly registered before the Public Registry of Commerce.

(d) Is the lawful owner of the telecommunication equipment destined to the rendering of telecommunication services, which include, without limitation, the commutators or telephonic switches, the electric equipment and telecommunication broadcasting equipment, radio equipment, computers, vehicles and transport equipment, and engineering equipment (“Equipment“) and the public telecommunication network owned by the Company, including without limitation, optic fiber, copper and coaxial networks with all its components and accessories destined to the rendering of the telecommunication services (“Network”).

2

(e) It is the legal owner of the intellectual and industrial property rights which as of this date forms part of its estate.

(f) Each of the Mortgaged Assets (as such term is defined below) are owned by it, free and clear of any lien (by reason of law or any other cause whatsoever), mortgage, trust, pledge, assignment, guarantee escrow, encumbrance, preemptive right or any limitation of domain or tax claim, except for the New Mortgage created herein and except for the Original Mortgage, there are no registered lien whatsoever of any legal form in the public registries.

(g) In accordance with the Restructure Documents, the Company became obliged to execute this New Mortgage in favor of the Collateral Agent in order to secure the guaranteed obligations in terms of the Restructure Documents.

(h) (i) The execution of this instrument has been duly authorized and complies with all corporate requirements; (ii) this instrument constitutes legal, valid and binding obligations of the Company, enforceable in accordance with its terms; and (iii) the execution of this instrument and the fulfillment of the obligations herein contained do not contradict with, or constitute any default of, its corporate by-laws or any other contract or agreement in which the Company is a bound party, nor any law, regulation, order, decree or resolution of any judicial or administrative court or any other body.

(i) It has obtained all necessary authorizations pursuant to the Restructure Documents and pursuant to any other document, contract or agreement to which it is a party and pursuant to any applicable law or regulation, in order to create the New Mortgage, and such authorizations have been obtained en compliance with the requirements set forth in such documents, laws and/or regulations.

(j) It is the current holder of the following concession: (i) Concession granted on December 20, 1996 for the installation, operation and exploitation of a public telecommunication network for a term of 30 years as from its granting (the “Telecommunication Concession”); (ii) Concession granted on June 4, 1998, for the installation, operation and exploitation of frequency bands of the radio spectrum for the rendering of the capacity service for the establishment of links for point-to-point microwave transmission (35 – PAP – 15) for a term of 20 years as from its granting (the “35 – PAP – 15 Concession”); (iii) Concession granted on June 4, 1998, for the installation, operation and exploitation of frequency bands of the radio spectrum for the rendering of the capacity service for the establishment of links for point-to-point microwave transmission (34 – PAP – 15) for a term of 20 years as from its granting (the “34 – PAP – 15 Concession”); (iv) Concession granted on June 4, 1998, for the installation, operation and exploitation of frequency bands of the radio spectrum for the rendering of the capacity service for the establishment of links for point-to-point microwave transmission (25 – PAP – 23) for a term of 20 years as from its granting (the “25 – PAP – 23 Concession”); (v) Concession granted on June 4, 1998, for the installation, operation and exploitation of frequency bands of the radio spectrum for the rendering of the capacity service for the establishment of links for point-to-point microwave transmission (24 – PAP – 23) for a term of 20 years as from its granting (the “24 – PAP – 23 Concession”); (vi) Concession granted on June 4, 1998, for the installation, operation and exploitation of frequency bands of the radio spectrum for the rendering of the capacity service for the establishment of links for point-to-point microwave transmission (4 – PAP – 23) for a term of 20 years as from its granting (the “4 – PAP – 23 Concession”); (vii) Concession granted on June 4, 1998, for the installation, operation and exploitation of frequency bands of the radio spectrum for the rendering of the capacity service for the establishment of links for point-to-point microwave transmission (2 – PAP – 23) for a term of 20 years as from its granting (the “2 – PAP – 23 Concession”); (viii) Concession granted on June 4, 1998, for the installation, operation and exploitation of frequency bands of the radio spectrum for the rendering of the capacity service for the establishment of links for point-to-point microwave transmission (3 – PAP – 23) for a term of 20 years as from its granting (the “3 – PAP – 23 Concession”); (ix) Concession granted on April 1, 1998, for the installation, operation and exploitation of frequency bands of the radio spectrum for the rendering of the capacity service for the establishment of links for point-to-multipoint microwave transmission (61PAM10-8) for a term of 20 years as from its granting (the “61PAM10-8 Concession”); (x) Concession granted on April 1, 1998, for the installation, operation and exploitation of frequency bands of the radio spectrum for the rendering of the capacity service for the establishment of links for point-to-multipoint microwave transmission (58PAM10-5) for a term of 20 years as from its granting (the “58PAM10-5 Concession”); (xi) Concession granted on April 1, 1998, for the installation, operation and exploitation of frequency bands of the radio spectrum for the rendering of the capacity service for the establishment of links for point-to-multipoint microwave transmission (56PAM10-3, 56PAM10-5 and 56PAM10-8) for a term of 20 years as from its granting (the “56PAM10-3, 56PAM10-5 and 56PAM10-8 Concession”); (xii) Concession granted on April 1, 1998, for the installation, management and exploitation of frequency bands of the radio spectrum for the rendering of the capacity service for the establishment of links for point-to-multipoint microwave transmission (56PAM10-3) for a term of 20 years as from its granting (the “56PAM10-3 Concession”)..

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The existing Concessions were granted to the Company by the Mexican government, through the Ministry of Communications and Transport (the “SCT”).

(k) As of this date, the Concessions are in full force and effect, and the Company has complied with substantially all the requirements, terms, conditions and obligations established in the Concessions, and that as of this date, to its knowledge, there is no sanction, penalty, or fine imposed in connection with the exercise of the Concessions or that may limit the type or the coverage of the services that the Company may render in accordance with the Concessions.

(l) There are no pending or threatened litigation, claims, trials or inquiries before or by any court or governmental authority with respect to or in connection with the Company or any of the Mortgaged Assets. There is no breach of any court resolutions or pending orders, bids, decrees, stipulations or arbitration award against the Company or any of the Mortgaged Assets;

(m) It has timely complied with all taxes (including but not limited to ownership taxes), obligations, contributions and rights; and

(n) Expressly acknowledge (i) the existence of the Preferred Lenders and the Collateral Agent, and (ii) the capacity of the Collateral Agent to act on behalf and for the benefit of the holders of the Preferred Notes, the latter in its capacity as Collateral Agent and for the benefit of the Preferred Lenders, under this New Mortgage, for the execution and enforceability of this New Mortgage in full legal capacity and authority of the representative of the Collateral Agent to sign this instrument.

II. The Collateral Agent represents through its legal representative that:

(a) It is a credit institution duly incorporated and validly existing under the laws of the United States of America;

(b) Its legal representative has sufficient and enough authority to enter into this Agreement, and to this date such authority has not been revoked or modified in any manner.

(c) It acts not on its behalf but in the character of Collateral Agent, for the benefit of the holders of the Preferred Notes.

CLAUSES

First.- (i)The Collateral Agent, acting on behalf and for the benefit of the holders of the Notes, as mortgagee of the Original Mortgage, in terms of the Restructure Documents, pursuant to the instructions provided by the Court, herein expressly and irrevocably cancels, releases and terminates in its entirety the Original Mortgage granted by the Company in its favor and consequently, in this act, it release the Company from each and all its obligations under the same; and (ii) the Company in this act in a simultaneous manner grants the New Mortgage, in first place and degree of preference, in favor of the Collateral Agent acting as mortgagee, for the benefit of each and every one of the holders of the Preferred Notes, present or future, with the purpose of fulfilling the obligations under the Restructure Documents and to guarantee the obligations derived from the Restructure Documents over the Equipment and the Network as well as any other assets that form the account named ”Systems and equipment of Telephonic Network” of the Assets of the Balance of the Company as of August 30, 2013 pursuant to article 93 of the General Law of Means of Communication including those acquired after the date hereof and future assets that are to be included under such line item (“Mortgaged Assets”).

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It is hereby expressly acknowledged that, pursuant to the provisions contained in article 93 of the General Communication Means, the Telecommunication Concession is excluded from the mortgage, as well as the rest of the Concessions mentioned under Representation I.d) above.

Second.- The Company hereby expressly acknowledges to owe to the Collateral Agent each and all the amounts in terms of the Restructure Documents and which due principal balance (without considering interest) is as of this date the amount of US$200,000,000 dollars, currency of the United States of America, as well as any other amount that may result in accordance with the Restructure Documents.

Third.- As guarantee for the exact and timely compliance with all the secured obligations in charge of the Company which may result of the Restructure Documents, including but not limited to those comprised by new debt documents issuance under the Restructure Documents or otherwise derived from an offer to exchange the debt documents issued or to be issued in the future in connection with the Issuance Indenture, the Restructure Documents or as a result of any other reason, as well as the exact and timely payment of each and all the amounts owed as principal, interest and other accessories so owed by the Company to the Collateral Agent, Deutsche Bank Trust Company Americas in its capacity as Trustee (as defined in the Current Issuance Indenture) and the holders of Preferred Notes.

Fourth.- The Company hereby undertakes the obligation to carry out any and all the acts that may be necessary for the recording of the termination and release of the Original Mortgage and to carry out the registration of the granting of the New Mortgage in favor of the Collateral Agent, for the benefit of the holders of the Step-Up Senior Notes, both in the Public Registry of Commerce for the Federal District, and in the Telecommunications Registry, the Sole Registry of Security over Movable Assets, the latter with respect to such assets of movable nature, as applicable, and any other public registries and governmental institutions and offices in Mexico as it may be necessary under the applicable law in order to formalize the New Mortgage and guarantee the proper and timely compliance with the obligations resulting from the Preferred Notes and the Restructure Documents.

The Company hereby agrees to: (i) deliver to the Collateral Agent within 10 (ten) business days following the date of this document, the original of the document evidencing the receipt or any modification issued by the registries to which they shall file this guarantee document for its registration; (ii) deliver to the Collateral Agent within a term not to exceed 45 (forty-five) business days, the first transcript of the public document of guarantee evidencing this act or the modification to the same with the corresponding recording data from the Public Registry of Commerce in the Federal District and the document evidencing this act or any modification to the same issued by the Telecommunication Registry, as well as any other evidence of registration in other applicable registries.

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Fifth.-Additionally, within the obligations guaranteed by the New Mortgage, the payment of interest and accessories accrued pursuant to the Restructure Documents and including those interest generated over a period exceeding three years are comprised, this shall be stated in the Public Registry of Commerce of the domicile of Company, in accordance with article 2915 of the Civil Code for the Federal District, and they shall also include all those expenses to be paid under the Restructure Documents, that may have been incurred or caused by the granting, execution, collection or foreclosure (judicial or extrajudicial) of each and all of the secured obligations pursuant to this New Mortgage.
Sixth.- The Company acknowledges that the Collateral Agent executes this Agreement as Mortgagee acting as Collateral Agent on behalf and for the benefit of the holders of the Preferred Notes in accordance with the content of the Restructure Documents pursuant to the terms as provided in the Current Issuance Indenture and the instructions provided by the Court. Likewise, the Company recognizes that for the purposes of this document, the Collateral Agent acts solely on behalf of, and for the benefit of the holders of the Step-Up Senior Notes in terms of the content of the Current Issuance Indenture.

Seventh.- (a) All the taxes, costs, expenditures and commissions arising from the preparation, execution and recording of this document as well as any other action, agreement, document, deed or notice executed, prepared, or served pursuant to this document or to the Original Mortgage and/or the New Mortgage, including, without limitation, notary public’s fees and government fees for registration as well as fees and expenses from attorneys and agents of the Collateral Agent and of the holders of the Preferred Notes, will be covered exclusively by the Company; and (b) the Collateral Agent as Mortgagee shall be an exonerated party and neither the Mortgagee nor any of its affiliates, directors, managers, employees, advisors, attorneys, representatives or agents shall be liable for any act or omission under this agreement or in relation to the same.

Eighth.- The Company agrees that as long as this New Mortgage continues to be effective, and the secured obligations have not been completely fulfilled, Company shall not sell, lease, assign, transfer or in any other manner dispose the Mortgaged Assets, except as expressly permitted by the Restructure Documents.

The Company may require the Collateral Agent to appear before the corresponding notary public if its appearance is necessary to release the Mortgaged Assets if the same are going to be transferred and as long it is permitted under the Restructure Documents.

Ninth.- During the term of the New Mortgage, the Company will maintain possession, control, and management of the Mortgaged Assets, and will be the only entity responsible in connection with any event derived from the use, operation, exploitation, maintenance, reparation, and possession of the Mortgaged Assets, therefore, the Collateral Agent and the holders of the Preferred Notes, will not have and will not assume any responsibility or liability with respect to, or in connection with the possession, use, operation, exploitation, maintenance and reparation of such Mortgaged Assets. The foregoing, without prejudice of the restrictions for the possession and control agreed by the Company in the Current Issuance Indenture. Company agrees to indemnify and keep Collateral Agent, together with each and every one of its affiliates, officers, directors, employees, agents, attorneys, advisors, agents and representatives, free and safe from, and indemnify them against, any claim, damage, or loss, and from any liability that may be imposed in accordance with law, and/or with respect to any damage or loss caused to third parties’ property (including, without limitation, the responsibility in case of death), in regard to the use, performance, and operation of the Mortgaged Assets.

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Tenth.- In the event all or any substantial part of the Mortgaged Assets become subject to requisition in accordance with article 66 of the Federal Law of Telecommunications, or, as the case may be, were expropriated, “rescued”, or assigned by any authority, pursuant to article 19 and other applicable provisions of the General Law of National Assets, Company agrees that the resulting indemnification to which it may have right and which may be payable to it because of such reason by the corresponding authority shall also be subject to the lien created pursuant to this instrument, deemed as Mortgaged Assets and in consequence shall be delivered to Collateral Agent, who shall maintain it as guaranty for the payment of the secured obligations for the benefit of the holders of the Preferred Notes and the guaranteed obligation in the other Restructure Documents, subject to the content of this mortgage, provided that, if for any reason Company receives any amount as indemnification pursuant to the provisions herein described, it shall maintain it in deposit in favor of Collateral Agent and shall immediately make it available to it.

The Company may instruct the Collateral Agent, acting in its capacity as representative of the holders of the Preferred Notes pursuant to the Restructure Documents to apply any amount that it may receive as indemnification in accordance with the provisions stated above, to the advanced payment of the secured obligations pursuant to this New Mortgage and to the content of the Restructure Documents and the Collateral Agent is only obliged to proceed in accordance with the Restructure Documents.

Eleventh.- The New Mortgage created herein shall remain in its entirety and shall be in full force and effect until each and all of the secured obligations contained in the Restructure Documents (including the obligations contained in this instrument) have been fulfilled completely.

Twelfth.- The Company agrees and assumes the following obligations, as of this date and until the secured obligations are fully satisfied pursuant to the Restructure Documents:

(a) Maintenance of Insurance; Appointment of Collateral Agent as Beneficiary of the Insurance. Maintain insurance on the Mortgaged Assets which are currently in effect or which have been in effect 6 months prior to this date and appointing the Collateral Agent as beneficiary of the insurance under each and all the policies.

(b) Limitations to the right to dispose of the Mortgaged Assets. The Company may not sell, lease, transfer or otherwise dispose of any of the Mortgaged Assets, or attempt or contract to do so, except as permitted by the Restructure Documents.

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(c) Further Identification of Mortgaged Assets. The Company shall provide to the Collateral Agent, statements, lists, update of the assets and reports providing further identification and describing the Mortgaged Assets, within the 5 (five) business days as of the date when reasonably requested, in writing, by the Collateral Agent.

(d) Notices. The Company will inform the Collateral Agent, promptly, in reasonable detail, (i) of any material lien or claim made or asserted against any of the Mortgaged Assets, (ii) of any material change in the composition of the Mortgaged Assets, and (iii) of the occurrence of any event which could have an adverse effect on the aggregate value of the Mortgaged Assets or in the security interest created hereunder.

(e) Inspection right. Upon delivery of a notice in writing to Company (unless an event of default has occurred and is continuing pursuant to the Restructure Documents in which case no notice shall be required), delivered within at least 3 (three) business days in advance, Collateral Agent, shall, at all times, have full and free access during normal business hours to all the books and records and correspondence of Company, and Collateral Agent or its authorized representatives may examine the same, take extracts thereof or make photocopies thereof at Company’s expense. Likewise, Company agrees to render to Collateral Agent administrative assistance and other assistance as may be reasonably requested with regard thereto. Upon delivery of a notice to the Company (unless an event of default has occurred and is continuing pursuant to the Restructure Documents in which case no notice shall be required), Collateral Agent and its representatives shall also have the right to have full and free access into and upon any premises where any of the Mortgaged Assets are located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

(f) Information effects to the Collateral Agent. In connection with the effectiveness of the issuance or delivery of any reports, information, lists or notices as provided under this New Mortgage to the Collateral Agent or to the knowledge of the Collateral Agent of the information that the same may contain, with respect to the Collateral Agent toward the Company and holders of the Preferred Notes, shall be deemed as delivered or received by the Mortgagee, acting as Collateral Agent, only for information purposes, and its receipt or acknowledgement by the Collateral Agent will not constitute a notice of the information therein contained or of the information that it is determined or derived from the information contained in such reports, information, lists or notices, including in relation with the compliance of obligations of the Company hereunder; nor will there be any obligation whatsoever for the Collateral Agent to review and/or to request clarifications, or to determine or review such reports, notices, lists or information that has been filed pursuant to the "EDGAR" system (or its successor), and the Company shall be obliged to notify in writing the Collateral Agent regarding the filing of said information or document to said system.

Thirteenth.- The Collateral Agent may exercise all actions and rights pursuant to this New Mortgage. The performance of such rights will be in accordance with the Restructure Documents in the event of an occurrence of an event of default derived from the Restructure Documents or any failure to comply by the Company to any of the obligations contained under the Restructure Documents or in this document.

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Without prejudice of the foregoing, the Collateral Agent shall not have, by reason hereof a fiduciary relationship with any Preferred Lenders, the Company, or any other party, unless for what is expressly provided in the Current Issuance Indenture and nothing herein is intended to or shall be so construed as to impose upon the Collateral Agent any duties, responsibilities or obligations in respect hereof, except as for those obligations expressly agreed under this New Mortgage and the Current Issuance Indenture.

Notwithstanding anything herein to the contrary, with respect to the relationship among the Company, the holders of the Preferred Notes and the Collateral Agent (i) this New Mortgage is considered a Collateral Document, as such term is defined in the Current Issuance Indenture; and (ii) the Collateral Agent in the exercise of its rights under this New Mortgage, shall have all the rights, privileges and protections in terms of Article X of the Current Issuance Indenture.

Fourteenth.- (a) Upon the default of any of the obligations in the terms provided in the Restructure Documents, Collateral Agent may take such action as it deems necessary to initiate a proceeding for the complete or partial foreclosure of the Mortgaged Assets and this New Mortgage and may take such other action as it is available to it by law to dispose of, collect, receive, appropriate and realize upon the Mortgaged Assets, or any part thereof.
(b) The Company agrees that, in the event Collateral Agent initiates a civil or commercial foreclosure proceeding, Collateral Agent shall have the right to designate the items to be attached and the attachment of all or part of the Mortgaged Assets, as the case may be, shall not be subject to the provisions of article 1395 of the Mexican Commerce Code and article 536 of the Code of Civil Procedures for the Federal District and its correlative articles in the Codes of Civil Procedure of other states of Mexico.
(c) The Company agrees to pay all costs to Collateral Agent, including, without limitation, attorney’s fees incurred in connection with the enforcement of any of its rights and remedies hereunder.
(d) The Company hereby waives to demand or protest (to the maximum extent permitted by applicable law) of any kind in connection with this instrument or any item of Mortgaged Assets.
(e) The proceeds of the sale, adjudication or any other payment over all or part of the Mortgaged Assets shall be allocated in accordance with the following order of preference:
First, to the payment of the reasonable costs and expenses of such sale, including, without limitation, all expenses of Collateral Agent, and its agents including the fees and expenses of its counsel, and all expenses, liabilities and advances made or incurred by Collateral Agent in connection therewith;
Second, to the Collateral Agent, for the payment of the secured obligations in terms of the Restructure Documents, first for any amounts due to the Collateral Agent, Trustee and the holders of the Preferred Notes in terms of the Current Issuance Indenture, other than as principal or interest, second to the payment of any past due interest, and third to the payment of principal due; and

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Finally, after payment in full of all the secured obligations described above, to the Company, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same.
Fifteenth.- In the event that the Collateral Agent, initiates the foreclosure against all or a part of the Mortgaged Assets, the Company agrees that:

(a) It expressly waives the right to act as depository of all or any part of the Mortgaged Assets or any other property subject to attachment pursuant to articles 481, 482 and 483 of the Civil Procedures Code for the Federal District and equivalent provisions of the Codes of Civil Procedures for the other states of Mexico and agrees that Collateral Agent, shall take immediate possession thereof either directly or through a depository appointed directly by Collateral Agent without the need to post a bond for such purpose.
(b) The New Mortgage shall be awarded in favor of Collateral Agent at the time of enforcement of a court resolution ordering, the payment of the secured obligations, at a price to be determined by expert appraisers acceptable to the Company and the Collateral Agent pursuant to article 2916 of the Civil Code for the Federal District and article 488 of the Civil Procedures Code for the Federal District and its correlative provisions of the Civil Codes and Civil Procedures Codes for the other states of Mexico.
(c) Subsequent notices, services to procedure or any other notice given to the Company regarding such foreclosure procedure shall be delivered to the address of Company, as set forth in this instrument.

Sixteenth.- In the event that all or any part of the Mortgaged Assets are condemned, seized or expropriated, Company hereby agrees to undertake all acts and enter into such agreements as may be necessary to deliver to the Collateral Agent any payments or other distributions received in connection with such administrative act. Upon receipt of any such amounts, Collateral Agent shall apply such payment as a prepayment of the secured obligations owed to the Collateral Agent, the Trustee and holders of the Preferred Notes as it may be provided for under the Restructure Documents.

Seventeenth.- All of the taxes, rights, expenses and fees generated as a result of granting of this instrument shall be exclusively at Company’s expense, including but not limited to, the expenses and fees of the notary public, as well as the rights that must be paid in connection with the registration of this instrument before the above referred registry its compliance and enforcement. Without prejudice as provided under the Restructure Documents, if the Collateral Agent, by any reason, makes any payments for the above referred concepts, then the Collateral Agent shall have the right, in the understanding that under no circumstance it will be understood that it has the obligation or duty, to file suit against Company for the payment of such amounts, plus interest at an annual interest rate equal to the result of multiplying by 2.0 (two point zero) the Interbank Equilibrium Interest Rate published in the Mexican Federal Gazette for the corresponding month(s), commencing on the date on which such payment is made and up to the date on which such payment is fully reimbursed by Company.

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Eighteenth.- The New Mortgage hereby granted shall remain in effect until all of the secured obligations and any other amount due to the Collateral Agent, Trustee and the holders of the Preferred Notes under this Agreement are paid in full at the satisfaction of the Collateral Agent and in accordance with the Restructure Documents.

Upon the final and total payment and the complete fulfillment by the Company of the secured obligations as well as of any other obligations arising from the Current Issuance Indenture and the Restructure Documents, the New Mortgage over the Mortgaged Assets shall be terminated and will be automatically released.

Pursuant to the provisions contained in article 2912 of the Civil Code for the Federal District and its correlative articles in the Civil Codes of the other States of Mexico, the New Mortgage hereby created shall not be reduced or in any form modified by virtue of any partial payment or reduction in the amount of the secured obligations.

Nineteenth.- The Collateral Agent, acting on behalf and for the benefit of the holders of the Preferred Notes in accordance with the Restructure Documents, upon its occurrence and for the entire duration of an event of default, in addition to the rights granted under the Restructure Documents, shall have the following rights:
a) early terminate any a lease agreement entered by the Company involving real property rights subject to the New Mortgage;
b) may have access to all the areas of the facilities of the Company to inspect the Mortgaged Assets and may exercise other rights with respect to the same in accordance with the applicable law.

Twentieth.- All notices or other communications relating to this instrument shall be evidenced in writing, in English and Spanish, and shall be delivered or sent to the addresses specified below, or to any other address, from time to time designated by the receiving party or its representatives or by means of written notice to the other parties. All such notices and communications shall be personally delivered and shall be effective, if delivered personally when received, or if by courier when received. All notices that pursuant to this New Mortgage are made or are to be made to the Collateral Agent, shall be prepared in Spanish and English language and shall also be performed pursuant to the provisions contained in the Restructure Documents, to such effects. The foregoing, without prejudice of the right of the Collateral Agent to secure translations into English at the cost and expense of the Company.

Company appoints as its address:

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Maxcom Telecomunicaciones, S.A. de C.V.
C. Guillermo González Camarena No. 2000
Col. Centro de Ciudad, Santa Fe
Federal District, Mexico, 01210
Tel. 11631005
Fax. 51471310
Attention: Finance VP

The Collateral Agent appoints its address:
Deutsche Bank Trust Company Americas Trust and Agency Services
60 Wall Street, 27th Floor
New York, New York 10005, USA
Fax +1 (732) 578-4635
Attention: Corporates Team/Maxcom Telecomunicaciones, S.A.B. de C.V.
Cc:
Deutsche Bank Trust Company Americas Trust and Securities Services
100 Plaza One - 6th floor
MSJCY03-0699
Jersey City, New Jersey 07311-3901
Attention: Corporates Team/Maxcom Telecomunicaciones, S.A.B. de C.V.

Twenty-First.- In the event that the Collateral Agent assigns any or all of its rights under any of the Restructure Documents in accordance with the terms of the same, all or the corresponding part of the rights of the Collateral Agent shall be in consequence assigned to the corresponding successor or assignee. The holders of the Preferred Notes in accordance with the Restructure Documents may also assign the Preferred Notes, the rights of the holders of the Preferred Notes shall be deemed assigned to the corresponding successor or assignee. The Company may not assign any or all of its obligations under this document without the prior written consent from the Collateral Agent.

Twenty-Second.- Mortgage created in terms of this instrument shall be governed and construed in accordance with the Concessions and the provisions stated in the General Communication Means Law, the Federal Telecommunications Law, the Civil Code for the Federal District, the Commercial Code, the Civil Procedures Code and all other applicable laws in Mexico.

Twenty-Third.- For all the effects of interpretation and compliance with this document, each of the parties express their irrevocable agreement to become subject to the laws of the United Mexican States and to the jurisdiction of the courts located in Mexico City, Federal District, and in this act waive any other forum to which they might be entitled as a result of their current or future domiciles or per any other reason.

PLEASE INSERT PERSONALITY AND CAPACITY

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